UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nielsen Holdings N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nielsen Holdings N.V.
PROXY STATEMENT
Annual Meeting of Shareholders

May 6, 2014
9:00 a.m. (Eastern Time)

April 14, 2014

Dear Fellow Shareholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of Nielsen Holdings N.V. to be held at 9:00 a.m. (Eastern Time) on Tuesday, May 6, 2014.

We are very pleased that once again this year you will be able to attend and address the Annual Meeting of Shareholders online, vote your shares electronically and ask questions during the meeting by visiting www.virtualshareholdermeeting.com/NLSN.

The Board of Directors has fixed the close of business on April 8, 2014 as the record date for the determination of shareholders entitled to notice of and to vote at our Annual Meeting and any adjournments or postponements thereof.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning the enclosed proxy card, or by attending the Annual Meeting online. You may also submit your proxy card in person in Amsterdam, the Netherlands on the day of the Annual Meeting.

Attached to this letter are the Notice of Annual Meeting, the Proxy Statement and the proxy card. We are also enclosing our Annual Report for the year ended December 31, 2013. These proxy materials are first being mailed to shareholders on or about April 14, 2014.

Thank you for your continued support of Nielsen Holdings N.V.

Sincerely,

Mitch Barns

Chief Executive Officer

2014 Proxy Statement	Nielsen Holdings N.V.

Summary of Proxy Information

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You should read the complete proxy statement and appendices before voting.

ANNUAL MEETING: TUESDAY MAY 6, 2014 AT 9AM E.T.

ATTENDING BY INTERNET www.virtualshareholdermeeting.com/NLSN You will need the 12-digit control number included on your proxy card.	ATTENDING IN PERSON Offices of Clifford Chance, LLP Droogbak 1A, Amsterdam, the Netherlands You must bring the admission ticket, proxy card and photo identification.

ANNUAL REPORT AND PROXY MATERIALS

Available at www.proxyvote.com (use the 12-digit control number included on your proxy card) and at www.nielsen.com/investors.

PROPOSALS TO BE VOTED UPON

Proposal		Board Recommendation
Proposal No. 1	Adoption of Dutch Annual Accounts for 2013
Proposal No. 2	Discharge of Members of the Board of Directors from Liability Pursuant to Dutch Law
Proposal No. 3	Election of Directors	for each nominee
Proposal No. 4	Ratification of Independent Registered Public Accounting Firm
Proposal No. 5	Appointment of Auditor for Our Dutch Annual Accounts
Proposal No. 6	Approval of the Nielsen Holdings Executive Annual Incentive Plan
Proposal No. 7	Extension of Authority of the Board of Directors to Repurchase up to 10% of Our Issued Share Capital Until November 6, 2015
Proposal No. 8	Amend Articles of Association to Change Company Name to Nielsen N.V.
Proposal No. 9	Non-Binding, Advisory Vote on Executive Compensation

NOMINEES FOR BOARD OF DIRECTORS

Nominee	Age	Principal Occupation	Committees
David L. Calhoun	56	Head of Private Equity Portfolio Operations, The Blackstone Group L.P.
James A. Attwood, Jr.	55	Managing Director, The Carlyle Group	Compensation, Nomination and Governance
Karen M. Hoguet	57	Chief Financial Officer of Macy’s Inc.	Audit, Compensation
James M. Kilts	66	Founding partner of Centerview Capital
Alexander Navab	48	Member of KKR Management LLC, general partner of KKR & Co. L.P.	Compensation, Nomination and Governance
Robert Pozen	67	Consultant to MFS Investment Management	Audit, Nomination and Governance
Vivek Ranadivé	56	Chief Executive Officer and Chairman of TIBCO Software Inc.	Nomination and Governance
Ganesh Rao	37	Managing Director, Thomas H. Lee Partners, L.P.	Compensation, Nomination and Governance
Javier Teruel	63	Partner of Spectron Desarrollo, SC	Audit, Compensation

2014 Proxy Statement	Nielsen Holdings N.V.	SUMM1

SUMMARY OF PROXY INFORMATION

PROXY VOTING METHODS

Shareholders holding shares of our common stock at the close of business in New York on April 8, 2014 may vote their shares by proxy through the Internet, by telephone or by mail or by attending the Annual Meeting online. Shareholders may also submit their proxy cards in person in Amsterdam, the Netherlands on the day of the Annual Meeting. For shares held through a bank, broker or other nominee, shareholders may vote by submitting voting instructions to the bank, broker or other nominee. To reduce our administrative and postage costs, we ask that shareholders vote through the Internet or by telephone, both of which are available 24 hours a day, seven days a week. Shareholders may revoke their proxies at the times and in the manners described on page 4 of the Proxy Statement.

If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by proxy through the Internet, by telephone or by mail, your vote must be received by 11:59 p.m. (Eastern Time) on May 5, 2014 to be counted.

If you hold shares through Nielsen’s 401(k) plan, trusteed by Fidelity Management Trust Company, your vote must be received by 11:59 p.m. Eastern Time on May 1, 2014. Those votes cannot be changed or revoked after that time, and those shares cannot be voted in person or online at the Annual Meeting.

TO VOTE BY PROXY:

BY INTERNET

•  Go to the website
www.proxyvote.com
and follow the instructions,
24 hours a day,
seven days a week.

•  You will need the 12-digit
Control Number included
on your proxy card in order
to vote online.

BY TELEPHONE

•  From a touch-tone phone,
dial 1-800-690-6903

and follow the recorded
instructions, 24 hours a day,
seven days a week.

• You will need the 12-digit
Control Number included
on your proxy card in order
to vote by telephone.

BY MAIL

•  Mark your selections on
the enclosed proxy card.

• Date and sign your name
exactly as it appears on
your proxy card.

• Mail the proxy card in the
postage-paid envelope that
will be provided to you.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

2014 Proxy Statement	Nielsen Holdings N.V.	SUMM2

Notice of Annual Meeting of Shareholders

TIME	9:00 a.m. (Eastern Time) on Tuesday, May 6, 2014.

PLACE	You may attend our Annual Meeting in person at the offices of Clifford Chance, LLP at Droogbak 1A in Amsterdam, the Netherlands. You must bring the admission ticket included with your proxy card and photo identification to gain entrance to the Annual Meeting in Amsterdam. Nielsen directors and members of management will attend the Annual Meeting via live webcast. You will also be able to attend the Annual Meeting online, vote your shares electronically and ask your questions and discuss matters of relevance during the meeting by visiting www.virtualshareholdermeeting.com/NLSN. You will need the 12-digit control number included on your proxy card to enter the meeting.

ITEMS OF BUSINESS	To (a) discuss the annual report of the Board of Directors required by Dutch law for the year ended December 31, 2013, (b) discuss director compensation required by Dutch law for the year ended December 31, 2013, (c) adopt our Dutch statutory annual accounts for the year ended December 31, 2013 and (d) authorize the preparation of our Dutch statutory annual accounts and the annual report of the Board of Directors required by Dutch law, both for the year ending December 31, 2014, in the English language;

To discharge the members of the Board of Directors from liability pursuant to Dutch law in respect of the exercise of their duties during the year ended December 31, 2013;

To elect the Directors of the Board of Directors as listed herein;

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014;

To appoint Ernst & Young Accountants LLP as our auditor who will audit our Dutch statutory annual accounts for the year ending December 31, 2014;

To approve the Nielsen Holdings Executive Annual Incentive Plan;

To approve the extension of the authority of the Board of Directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until November 6, 2015 on the open market, through privately negotiated transactions or in one or more self tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the most recently available (as of the time of repurchase) price of a share (or depositary receipt) on any securities exchange where our shares (or depositary receipts) are traded;

To (a) approve the amendment of the articles of association to reflect the change of the name of the Company to Nielsen N.V. and (b) authorize any and all lawyers and (deputy) civil notaries practicing at Clifford Chance LLP, Amsterdam, the Netherlands, to execute the notarial deed of amendment of the articles of association to effect the aforementioned amendment of the articles of association;

To approve in a non-binding, advisory vote the compensation of our named executive officers as disclosed in the Proxy Statement pursuant to the rules of the Securities and Exchange Commission; and

To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

2014 Proxy Statement	Nielsen Holdings N.V.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

RECORD DATE	April 8, 2014.

ANNUAL REPORT	A copy of our Annual Report is available at www.proxyvote.com and www.nielsen.com/investors. You will need the 12-digit control number included on your proxy card in order to access the Annual Report on www.proxyvote.com.

VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail. Shareholders may also submit their proxy cards in person in Amsterdam, the Netherlands on the day of the Annual Meeting. Internet, telephone and mail proxy voting procedures are described in the preceding section entitled Proxy Voting Methods, in the General Information section beginning on page 1 of the Proxy Statement and on the proxy card. For shares held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee.

Whether or not you plan to attend the Annual Meeting, please vote electronically or by telephone or please sign and date the enclosed proxy card and return it promptly. If shares are held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. Shareholders may vote at the Annual Meeting, thereby canceling any previous proxy, provided that if your shares are held through a bank, broker or other nominee you will need to obtain a proxy, executed in your favor, from the shareholder of record (bank, broker or other nominee) to be able to submit your vote in person in Amsterdam, the Netherlands on the day of the Annual Meeting. Shares held through Nielsen’s 401(k) plan cannot be voted in person or online at the Annual Meeting.

By Order of the Board of Directors,

Harris Black

Corporate Secretary

This Notice of Annual Meeting, the Proxy Statement and the proxy card are being mailed on or about April 14, 2014.

2014 Proxy Statement	Nielsen Holdings N.V.

2014 Proxy Statement	Nielsen Holdings N.V.

Table of Contents  continued

2014 Proxy Statement	Nielsen Holdings N.V.

General Information

WHY AM I BEING PROVIDED WITH THESE MATERIALS?

We have delivered printed versions of this Proxy Statement, the enclosed proxy card and our Annual Report for the year ended December 31, 2013 (together referred to as the “Proxy Materials”) to you by mail in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Nielsen Holdings N.V. (“Nielsen,” “we” or the “Company”) of proxies to be voted at our Annual Meeting of Shareholders to be held on May 6, 2014 (the “Annual Meeting”), and at any adjournments or postponements of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Banks, brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners. We have retained D.F. King & Co., Inc. to assist in soliciting proxies.

You are invited to attend the Annual Meeting and vote your shares online or by submitting your proxy card in person.

WHAT WILL I NEED IN ORDER TO ATTEND THE ANNUAL MEETING?

We will be hosting the Annual Meeting live via the Internet. Any shareholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/NLSN. The webcast will start at 9:00 a.m. (Eastern Time). You will need your 12-digit control number included on your proxy card in order to be able to enter the Annual Meeting. Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/NLSN.

Any shareholder can also attend our Annual Meeting at the offices of Clifford Chance, LLP at Droogbak 1A in Amsterdam, the Netherlands. Nielsen directors and members of management will attend the Annual Meeting via live webcast. The Annual Meeting will start at 9:00 a.m. (Eastern Time). To gain physical access to the Annual Meeting, you must bring photo identification along with the admission ticket included with your proxy card. A person who wishes to exercise the right to vote at the Annual Meeting in Amsterdam must sign the attendance list prior to the meeting, stating his or her name, the name(s) of the person(s) for whom he or she acts as proxy, the number of shares he or she is representing and, as far as applicable, the number of votes he or she is able to cast. You may vote shares held through a bank, broker or other nominee in person in Amsterdam only if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares. Shares held through Nielsen’s 401(k) plan cannot be voted in person or online at the Annual Meeting.

Shareholders may vote and ask questions while attending the Annual Meeting.

WHAT AM I VOTING ON?

There are nine proposals scheduled to be voted on at the Annual Meeting:

To (a) adopt our Dutch statutory annual accounts for the year ended December 31, 2013 and (b) authorize the preparation of our Dutch statutory annual accounts and the annual report of the Board of Directors required by Dutch law, both for the year ending December 31, 2014, in the English language;

To discharge the members of the Board from liability pursuant to Dutch law in respect of the exercise of their duties during the year ended December 31, 2013;

To elect the Directors of the Board as listed herein;

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014;

To appoint Ernst & Young Accountants LLP as our auditor who will audit our Dutch statutory annual accounts for the year ending December 31, 2014;

To approve the Nielsen Holdings Executive Annual Incentive Plan;

2014 Proxy Statement	Nielsen Holdings N.V.	1

GENERAL INFORMATION

To approve the extension of the authority of the Board of Directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until November 6, 2015 on the open market, through privately negotiated transactions or in one or more self tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the most recently available (as of the time of repurchase) price of a share (or depositary receipt) on any securities exchange where our shares (or depositary receipts) are traded;

To (a) approve the amendment of the articles of association to reflect the change of the name of the Company to Nielsen N.V. and (b) authorize any and all lawyers and (deputy) civil notaries practicing at Clifford Chance LLP, Amsterdam, the Netherlands, to execute the notarial deed of amendment of the articles of association to effect the aforementioned amendment of the articles of association; and

To approve, in a non-binding, advisory vote the compensation of our named executive officers as disclosed in the Proxy Statement pursuant to the rules of the Securities and Exchange Commission (the “SEC”).

The shareholders may also vote at the Annual Meeting on such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

WHO IS ENTITLED TO VOTE?

Holders of shares of the Company’s common stock as of the close of business on April 8, 2014 (the “record date”) may vote at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

There is no minimum requirement in order to establish a quorum at the Annual Meeting for the transaction of business.

HOW MANY VOTES DO I HAVE?

Shareholders holding shares of our common stock at the close of business on April 8, 2014 are entitled to one vote at our Annual Meeting for each share of our common stock held by them. As of February 28, 2014, we had 379,045,472 shares of common stock outstanding.

HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

Directors will be appointed by the majority of the votes cast in respect of the shares present or represented by proxy at the Annual Meeting and from the list of nominees presented herein. Shareholders may also appoint directors without the prior nomination by the Board of Directors by way of a shareholders’ resolution adopted with a majority of at least two-thirds of the votes cast, representing more than one-half of our capital stock.

A majority of the votes cast is also required for (a) adopting our Dutch statutory annual accounts for the year ended December 31, 2013, (b) authorizing the preparation of our Dutch statutory annual accounts and the annual report of the Board of Directors required by Dutch law, both for the year ending December 31, 2014, in the English language, (c) the discharge of members of the Board of Directors from liability pursuant to Dutch law, (d) the appointment of the auditors who will audit our Dutch statutory annual accounts, (e) the approval of the Nielsen Holdings Executive Annual Incentive Plan, (f) the extension of the authority of the Board of Directors to repurchase our shares and (g) the approval of the amendment to the articles of association to change the Company name to Nielsen N.V.

A majority of the votes cast is also required for the ratification of the appointment of the independent registered public accounting firm and the approval of the compensation paid to our named executive officers. It is important to note that these proposals are both non-binding and advisory. Therefore, the Company and/or the Board of Directors may determine to act in a manner inconsistent with the outcomes of such proposals.

2014 Proxy Statement	Nielsen Holdings N.V.	2

GENERAL INFORMATION

HOW ARE VOTES COUNTED?

Abstentions: Votes may be cast in favor of or against or you may abstain from voting. If you intend to abstain from voting for any director nominee or proposal, you will need to check the abstention box for such director nominee or proposal, in which case your vote will not have any effect on the outcome of the election of such director nominee or on the outcome of such proposal.

Broker Non-Votes: Broker non-votes occur when shares held by a bank, broker or other nominee are not voted with respect to a proposal because (1) the bank, broker or other nominee has not received voting instructions from the shareholder who beneficially owns the shares and (2) the bank, broker or other nominee lacks the authority to vote the shares at its/his/her discretion.

Abstentions and broker “non-votes” will not affect the voting results.

If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee listed herein (Proposal No. 3) and “FOR” Proposal Nos. 1, 2, 4, 5, 6, 7, 8 and 9, as recommended by the Board of Directors, and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted on, in each case as indicated on the proxy card.

WHO WILL COUNT THE VOTES?

Representatives of Broadridge Financial Solutions, Inc. (the “Inspectors of Election”) will tabulate the votes and act as inspectors of election.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

Our Board of Directors recommends that you vote your shares:

•

“FOR” the adoption of our Dutch statutory annual accounts for the year ended December 31, 2013, and the authorization of the preparation of our Dutch statutory annual accounts and the annual report of the Board of Directors required by Dutch law, both for the year ending December 31, 2014, in the English language;

•	“FOR” the discharge of the members of the Board from liability pursuant to Dutch law in respect of the exercise of their duties during the year ended December 31, 2013;

•	“FOR” each of the nominees for Directors of the Board set forth in this Proxy Statement;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014;

•	“FOR” the appointment of Ernst & Young Accountants LLP as our auditor who will audit our Dutch statutory annual accounts for the year ending December 31, 2014;

•	“FOR” the approval of the Nielsen Holdings Executive Annual Incentive Plan;

•

“FOR” the approval of the extension of the authority of the Board of Directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until November 6, 2015 on the open market, through privately negotiated transactions or in one or more self tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the most recently available (as of the time of repurchase) price of a share (or depositary receipt) on any securities exchange where our shares (or depositary receipts) are traded;

•	“FOR” the approval of the amendment to the articles of association to change the Company name to Nielsen N.V.; and

•	“FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to SEC rules.

2014 Proxy Statement	Nielsen Holdings N.V.	3

GENERAL INFORMATION

HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

If you are a shareholder of record on April 8, 2014, you may vote by granting a proxy:

•

By Internet: If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 12-digit Control Number included on your proxy card in order to vote by Internet.

•

By Telephone: If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 12-digit Control Number included on your proxy card in order to vote by telephone.

•

By Mail: By completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

For shares held in “street name,” you may vote by submitting voting instructions to your bank, broker or other nominee.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on May 5, 2014 for the voting of shares held by shareholders of record or held in “street name” and 11:59 p.m. (Eastern Time) on May 1, 2014 for the voting of shares held through Nielsen’s 401(k) plan.

Mailed proxy cards with respect to shares held of record or in “street name” must be received no later than May 5, 2014. Mailed proxy cards with respect to shares held through Nielsen’s 401(k) plan must be received no later than May 1, 2013.

MAY I VOTE AT THE ANNUAL MEETING RATHER THAN BY PROXY?

Although we encourage you to vote through the Internet or the telephone or to complete and return a proxy card prior to the Annual Meeting to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares online or by submitting your proxy in person in Amsterdam. If you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

All holders of common stock as of April 8, 2014, including shareholders of record and shareholders who hold their shares through banks, brokers, other nominees or any other holders of record as of April 8, 2014, are encouraged to attend the Annual Meeting online. You will need your 12-digit control number included on your proxy card in order to be able to enter the Annual Meeting online. If you plan to vote in person in Amsterdam, please bring the admission ticket included with your proxy card and photo identification. If your shares are held in the name of a bank, broker or other nominee, please also bring with you a letter (and a legal proxy if you wish to vote your shares) from the bank, broker or other nominee confirming your ownership as of the record date, which is April 8, 2014. Failure to bring such a letter may delay your ability to attend or prevent you from attending the meeting in Amsterdam in person.

Shares held through Nielsen’s 401(k) plan cannot be voted in person or online at the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF PROXY MATERIALS ON OR ABOUT THE SAME TIME?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each proxy card you receive.

MAY I CHANGE MY VOTE OR REVOKE MY PROXY?

Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on May 5, 2014;

•	Submitting a properly signed proxy card with a later date that is received no later than May 5, 2014;

2014 Proxy Statement	Nielsen Holdings N.V.	4

GENERAL INFORMATION

•	Sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than May 5, 2014; or

•	Attending the Annual Meeting, revoking your proxy and voting online or submitting your vote in person.

If you hold shares through the Nielsen 401(k) plan, you may change your vote and revoke your proxy by any of the first three methods listed above if you do so no later than 11:59 p.m. (Eastern Time) on May 1, 2014. You cannot, however, revoke or change your proxy with respect to shares held through the Nielsen 401(k) plan after that date, and you cannot vote those shares in person at the Annual Meeting.

If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting online or by submitting your vote in person, provided that if your shares are held in “street name” you will need to obtain a proxy, executed in your favor, from the shareholder of record (bank, broker or other nominee) to be able to submit your vote in person.

We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the Annual Meeting. For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, internet and facsimile transmission. In addition, we have hired D.F. King & Co., Inc. to assist in soliciting proxies. We expect to pay approximately $10,000 plus reasonable out-of-pocket expenses for these services.

IS MY VOTE CONFIDENTIAL?

Proxy cards and voting tabulations that identify individual shareholders are mailed or returned directly to the Inspectors of Election and handled in a manner that protects your voting privacy. Your vote will not be disclosed except:

•	as needed to permit the Inspectors of Election to tabulate and certify the vote;

•	as required by law; or

•	in limited circumstances such as a proxy contest in opposition to the Board of Directors.

In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

COMPANY INFORMATION AND MAILING ADDRESS

Nielsen Holdings N.V. is a Dutch public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands. Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “NLSN.” Our principal executive offices in the United States are located at 85 Broad Street, New York, NY 10004. Our telephone number is 1 (646) 654-5000. Our website address is www.nielsen.com. Information on our website is not incorporated into this Proxy Statement.

2014 Proxy Statement	Nielsen Holdings N.V.	5

GENERAL INFORMATION

The terms “Company,” “Nielsen,” “we,” “our” or “us,” as used herein, refer to Nielsen Holdings N.V. unless otherwise stated or indicated by context. The term “TNC B.V.,” as used herein, refers to The Nielsen Company B.V., a subsidiary of Nielsen.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 6, 2014:

This Proxy Statement and our Annual Report for the year ended December 31, 2013 are available at www.proxyvote.com and www.nielsen.com/investors. You will need the 12-digit control number included on your proxy card in order to access the proxy materials on www.proxyvote.com.

The Annual Meeting will be held at 9:00 a.m. (Eastern Time) on Tuesday, May 6, 2014. You may attend the meeting online by visiting www.virtualshareholdermeeting.com/NLSN. You may also attend the meeting in person at the offices of Clifford Chance LLP at Droogbak 1A in Amsterdam, the Netherlands. Nielsen directors and members of management will attend the meeting via live webcast.

2014 Proxy Statement	Nielsen Holdings N.V.	6

PROPOSAL NO. 1

Adoption of Dutch Annual Accounts for 2013

At the Annual Meeting, you will be asked to (a) adopt our Dutch statutory annual accounts required under Dutch law and our articles of association (the “Dutch Annual Accounts”) for the year ended December 31, 2013 and (b) authorize the preparation of our Dutch Annual Accounts and the annual report of the Board of Directors as required by Dutch law (the “Dutch Annual Report”) for the year ending December 31, 2014 in the English language.

Our Dutch Annual Accounts are prepared in accordance with the International Financial Reporting Standards, as adopted by the European Union (IFRS), and Dutch law. The Dutch Annual Report for the year ended December 31, 2013, contains information included in our annual report on Form 10-K and other information required by Dutch law. Our Dutch Annual Report and Dutch Annual Accounts, in each case for the year ended December 31, 2013, can be accessed through our website, www.nielsen.com, and may be obtained free of charge by request to our office at Diemerhof 2, 1112 XL Diemen, the Netherlands and at our offices at 40 Danbury Road, Wilton, Connecticut 06897, United States of America.

The affirmative vote of the majority of the votes cast at the Annual Meeting is required to adopt our Dutch Annual Accounts for the year ended December 31, 2013 and to authorize the preparation of our Dutch Annual Accounts and Dutch Annual Report for the year ending December 31, 2014 in the English language.

The Board of Directors recommends that shareholders vote “FOR” the adoption of our Dutch annual accounts for the year ended December 31, 2013 and the authorization of the preparation of our Dutch annual accounts and Dutch annual report for the year ending December 31, 2014 in the English language.

2014 Proxy Statement	Nielsen Holdings N.V.	7

PROPOSAL NO. 2

Discharge of Members of the Board of Directors from Liability Pursuant to Dutch Law

Under Dutch law, at the Annual Meeting, shareholders may discharge the members of the Board of Directors from liability in respect of the exercise of their duties during the financial year concerned. The discharge is without prejudice to the provisions of the law of the Netherlands relating to liability upon bankruptcy and does not extend to matters not disclosed to shareholders.

It is proposed that the shareholders resolve to discharge the members of the Board of Directors from liability pursuant to Dutch law in respect of the exercise of their duties during 2013.

The affirmative vote of the majority of the votes cast at the Annual Meeting is required to so discharge the members of the Board of Directors.

The Board of Directors recommends shareholders vote “FOR” the discharge of the members of the Board of Directors from liability pursuant to Dutch law in respect of the exercise of their duties during the year ended December 31, 2013.

2014 Proxy Statement	Nielsen Holdings N.V.	8

PROPOSAL NO. 3

Election of Directors

Our Board of Directors has fixed the number of directors at eleven. Acting upon the recommendation of its Nomination and Corporate Governance Committee and taking into account the rights of certain shareholders pursuant to agreements the Company entered into permitting such shareholders to nominate directors to the Board as described under “Certain Relationships and Related Party Transactions – Shareholders’ Agreement and Termination Agreement,” our Board has nominated the nine persons identified herein for election as directors. As suitable candidates are identified, the Board may appoint persons to fill the remaining two vacant seats on an interim basis pending their election at the next general meeting of shareholders. Directors will hold office until the end of the next annual meeting of shareholders and the election and qualification of their successors or until resignation. Action will be taken at the Annual Meeting for the election of these nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of these nine nominees, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following information describes the names, ages as of March 31, 2014 and biographical information of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Ownership of Securities.”

DAVID L. CALHOUN	Age 56

Mr. Calhoun has been the Executive Chairman of the Board of Nielsen since January 1, 2014 and, before that, served as a member of the Board of Nielsen since its initial public offering in January 2011 (the “IPO”). Mr. Calhoun also serves as Executive Chairman of the Supervisory Board of TNC B.V., a position he has held since January 1, 2014 and, before that, he was Chairman of its Executive Board since September 2006. He was also the Chief Executive Officer of Nielsen and TNC B.V. through December 31, 2013. Effective January 1, 2014, Mr. Calhoun joined The Blackstone Group L.P. as a Senior Managing Director and Head of Private Equity Portfolio Operations. Prior to joining Nielsen in 2006, Mr. Calhoun was a Vice Chairman of the General Electric Company and President and CEO of GE Infrastructure, the largest of GE’s six business segments and comprised of Aviation, Energy, Oil & Gas, Transportation, and Water & Process Technologies, as well as GE’s Commercial Aviation Services and Energy Financial Services businesses. From 2003 until becoming a Vice Chairman of GE and President and CEO of GE Infrastructure in 2005, Mr. Calhoun served as President and CEO of GE Transportation, which is made up of GE’s Aircraft Engines and Rail businesses. Prior to joining Aircraft Engines in July 2000, Mr. Calhoun served as President and CEO of Employers Reinsurance Corporation from 1999 to 2000; President and CEO of GE Lighting from 1997 to 1999; and President and CEO of GE Transportation Systems from 1995 to 1997. From 1994 to 1995, he served as President of GE Plastics for the Pacific region. Mr. Calhoun joined GE upon graduation from Virginia Polytechnic Institute in 1979. Mr. Calhoun serves on the boards of directors of The Boeing Company and Caterpillar Inc. He was a member of the board of directors of Medtronic Inc. until August 23, 2012.

JAMES A. ATTWOOD, JR.	Age 55

Mr. Attwood has been a director of Nielsen since June 2006. Mr. Attwood has also served as a member of the Supervisory Board of TNC B.V. since July 28, 2006. Mr. Attwood is a Managing Director of The Carlyle Group and Head of the Global Telecommunications and Media Group. Prior to joining The Carlyle Group in 2000, Mr. Attwood was with Verizon Communications, Inc. and GTE Corporation. Prior to GTE, he was with Goldman, Sachs & Co. Mr. Attwood serves as a member of the boards of directors of Syniverse Holdings, Inc., Getty Images and CoreSite Realty Corporation. Mr. Attwood graduated summa cum laude from Yale University with a B.A. in applied mathematics and an M.A. in statistics and received both J.D. and M.B.A. degrees from Harvard University.

2014 Proxy Statement	Nielsen Holdings N.V.	9

PROPOSAL NO. 3 – Election of Directors

KAREN M. HOGUET	Age 57

Ms. Hoguet has been a director of Nielsen since the IPO. Ms. Hoguet has also served as a member of The Supervisory Board of TNC B.V. since November 18, 2010. She has been the Chief Financial Officer of Macy’s Inc. since February 2009; she previously served as Executive Vice President and Chief Financial Officer of Macy’s from June 2005 to February 2009. Ms. Hoguet served as Senior Vice President and Chief Financial Officer of Macy’s from October 1997 to June 2005. Ms. Hoguet is currently a member of the board of directors of The Chubb Corporation. She graduated from Brown University and earned an MBA from Harvard Business School.

JAMES M. KILTS	Age 66

Mr. Kilts has been a director of Nielsen since the IPO. Mr. Kilts has also served as a member of the Supervisory Board of TNC B.V. since November 23, 2006. He served as Chairman of the Board of Nielsen and TNC B.V. until January 1, 2014. Mr. Kilts is a founding partner of Centerview Capital, whose affiliates invest in the Company and its majority shareholder, Valcon Acquisition Holding (Luxembourg) S.à r.l. Prior to joining Centerview Capital, Mr. Kilts was Vice Chairman of the Board of The Procter & Gamble Company. Mr. Kilts was formerly Chairman of the Board, Chief Executive Officer and President of The Gillette Company before the company’s merger with Procter & Gamble in October 2005. Prior to Gillette, Mr. Kilts had served at different times as President and Chief Executive Officer of Nabisco, Executive Vice President of the Worldwide Food Group of Philip Morris, President of Kraft USA and Oscar Mayer, President of Kraft Limited in Canada, and Senior Vice President of Kraft International. A graduate of Knox College, Galesburg, Illinois, Mr. Kilts earned a Masters of Business Administration degree from the University of Chicago. Mr. Kilts is currently a member of the boards of directors of Metropolitan Life Insurance Co., Pfizer Inc. and MeadWestvaco Corporation (from which he is expected to step down as a director as of its 2014 annual meeting of shareholders). He is also a member of the Board of Overseers of Weill Cornell Medical College. Mr. Kilts serves on the Board of Trustees of Knox College and the University of Chicago and is a member of the Advisory Council of the University of Chicago Booth School of Business.

ALEXANDER NAVAB	Age 48

Mr. Navab has been a director of Nielsen since June 2006. Mr. Navab has also served as a member of the Supervisory Board of TNC B.V. since June 13, 2006. Since October 2009, Mr. Navab has been a member of KKR Management LLC, the general partner of KKR & Co. L.P. (prior to that, he was a member of KKR & Co. L.L.C., the general partner of Kohlberg Kravis Roberts & Co. L.P.), where he is co-head of North American Private Equity and heads the Media and Communications Industry Team. Prior to joining KKR in 1993, Mr. Navab was with James D. Wolfensohn Incorporated and prior to that he was with Goldman, Sachs & Co. Mr. Navab is currently a director of Visant and Weld North. Mr. Navab received a B.A. with Honors, Phi Beta Kappa, from Columbia College and an M.B.A. with High Distinction from the Harvard Graduate School of Business Administration.

ROBERT POZEN	Age 67

Mr. Pozen has been a director of Nielsen since the IPO. Mr. Pozen has also served as a member of the Supervisory Board of TNC B.V. since May 1, 2010. From July 1, 2010 through December 31, 2011, he was Chairman Emeritus of MFS Investment Management. Prior to that, he was Chairman of MFS Investment Management since February 2004. He previously was Secretary of Economic Affairs for the Commonwealth of Massachusetts in 2003. Mr. Pozen was also the John Olin Visiting Professor, Harvard Law School from 2002-2004 and the chairman of the SEC Advisory Committee on Improvements to Financial Reporting from 2007-2008. From 1987 through 2001, Mr. Pozen worked for Fidelity Investments in various jobs, serving as President of Fidelity Management and Research Co. from 1997 through 2001. He is currently a director of Medtronic, Inc., a director of AMC, a subsidiary of the International Finance Corporation, and he was a director of BCE, Inc. until February 2009. He is a senior lecturer at Harvard Business School, a senior fellow of the Brookings Institution, an advisor to Immune Excite, a private biotech company, and a trustee of the Commonwealth Fund.

2014 Proxy Statement	Nielsen Holdings N.V.	10

PROPOSAL NO. 3 – Election of Directors

VIVEK RANADIVÉ	Age 56

Mr. Ranadivé has been a director of Nielsen and a member of the Supervisory Board of TNC B.V. since July 26, 2012. He has been the Chief Executive Officer and Chairman of TIBCO Software Inc. (“TIBCO”) since its inception in 1997. Mr. Ranadivé founded Teknekron Software Systems, Inc., TIBCO’s predecessor, in 1985. Prior to founding TIBCO, Mr. Ranadivé was president and founder of a UNIX consulting company. Previously, he held management and engineering positions with Ford Motor Company, M/A-Com Linkabit and Fortune Systems. Mr. Ranadivé is a frequent presenter on such topics as the future of integration, enabling real-time business and unleashing the power of information across enterprises to become more competitive. Mr. Ranadivé earned an MBA from Harvard Business School, where he was a Baker Scholar. He received both a Master’s and Bachelor’s Degree in Electrical Engineering from the Massachusetts Institute of Technology.

GANESH RAO	Age 37

Mr. Rao has been a director of Nielsen and a member of the Supervisory Board of TNC B.V. since December 19, 2013. He is a Managing Director at Thomas H. Lee Partners, L.P., which he joined in 2000. Mr. Rao is currently a director of MoneyGram International, Inc., a public company. He is also a director of the following privately-held companies: Ceridian HCM Holding Inc., Comdata Inc., Black Knight Financial Services, LLC and Servicelink Holdings, LLC. Mr. Rao holds a B.A., summa cum laude, in Economics from Duke University and an M.B.A. from Harvard Business School.

JAVIER G. TERUEL	Age 63

Mr. Teruel has been a director of Nielsen since the IPO. Mr. Teruel has also served as a member of the Supervisory Board of TNC B.V. since August 13, 2010. He is a Partner of Spectron Desarrollo, SC, an investment management and consulting firm and Chairman of Alta Growth Capital, a private equity firm; Retired Vice Chairman (2004 to 2007) of Colgate-Palmolive Company (consumer products), with which he served in positions of increasing importance since 1971, including as Executive Vice President responsible for Asia, Central Europe, Africa and Hill’s Pet Nutrition, as Vice President of Body Care in Global Business Development in New York, as President and General Manager of Colgate-Mexico, as President of Colgate-Europe, and as Chief Growth Officer responsible for the company’s growth functions. He has served as a director of Starbucks Corporation since 2005 and JCPenney since 2008. He served as a director of the Pepsi Bottling Group, Inc. from 2007 to 2010.

The nominees for election to the Board of Directors named above are hereby proposed for re-appointment by the shareholders.

The Board of Directors recommends that shareholders vote “FOR” the election of each of the nominees named above.

2014 Proxy Statement	Nielsen Holdings N.V.	11

The Board of Directors and Certain Governance Matters

Effective May 17, 2013, we ceased to be a controlled company within the meaning of the corporate governance rules of the New York Stock Exchange. In accordance with these rules, a majority of our Board of Directors consist of independent directors. Our Audit Committee consists solely of independent directors and a majority of members on the Compensation Committee and the Nomination and Corporate Governance Committee are independent. The latter two committees will be fully independent by May 17, 2014 in accordance with applicable NYSE rules.

On August 14, 2013, the Company entered into agreements with affiliates of The Blackstone Group, The Carlyle Group, Kohlberg Kravis Roberts & Co. and Thomas H. Lee Partners (each such affiliate, a “Shareholder”) each of which provides such Shareholder with the right to nominate one director (a “Sponsor Director”) to Nielsen’s Board of Directors if such Shareholder holds, directly or indirectly, at least 3% of Nielsen’s voting power. These agreements were entered into in consideration for the termination of the shareholders’ agreement to which Nielsen and the Shareholders (among others) were parties. See “Certain Relationships and Related Party Transactions – Shareholders’ Agreement and Termination Agreement.” As described more fully below, Mr. Attwood, Managing Director of The Carlyle Group, is an independent director within the meaning of the NYSE listing rules and under our Corporate Governance Guidelines.

The members of our Board of Directors may be suspended or dismissed at any time at the general meeting of shareholders. If a resolution to suspend or dismiss a director is proposed by the Board, such resolution may be adopted by a majority of the votes validly cast. If no such proposal is made by the Board, then a director may be suspended or dismissed by the general meeting by at least a two-thirds majority of the votes cast, provided such majority represents more than half of our issued share capital.

Our Chief Executive Officer is expected to be responsible for the day-to-day management of the Company. Our directors are expected to supervise our Chief Executive Officer and our general affairs and to provide general advice to the Chief Executive Officer. The directors perform those acts that are delegated to them pursuant to our articles of association or by our board regulations. Mr. Calhoun is the Executive Chairman of the Board. He was appointed Executive Chairman in connection with his departure as the Company’s Chief Executive Officer effective January 1, 2014. He serves as the representative of The Blackstone Group under the agreement described above.

Each director owes a duty to us to properly perform the duties assigned to him or her and to act in the corporate interest of our Company. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. Our directors are expected to be appointed for one year and will be re-electable each year at the annual general meeting of shareholders.

Our Board of Directors has adopted board regulations governing its performance, its decision making, its composition, the tasks and working procedure of the committees and other matters relating to the Board of Directors, the Chief Executive Officer, the directors and the committees established by the Board of Directors. In accordance with our board regulations, resolutions of our Board of Directors will be adopted by a simple majority of votes cast in a meeting at which at least the majority of its members is present or represented.

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

The Board of Directors must make an affirmative determination at least annually as to the independence of each director. A director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Heightened independence standards apply to members of the Audit Committee and Compensation Committee.

The NYSE independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. The Board is also responsible for determining affirmatively, as to each independent director, that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

determinations, the Board will broadly consider all relevant facts and circumstances, including information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. As the concern is independence from management, the Board does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding.

The categorical standards set forth in our Corporate Governance Guidelines are intended to assist the Board of Directors in determining whether or not certain relationships between our directors and us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us, are “material relationships” for purposes of the NYSE independence standards. The categorical standards establish thresholds at which such relationships are deemed to be material.

The Board of Directors undertook its annual review of director independence. At the time of our IPO in January 2011, The Blackstone Group, The Carlyle Group, Kohlberg Kravis Roberts & Co., Thomas H. Lee Partners and Centerview Partners, each of whom has representatives on our Board, received fees in connection with the termination of an advisory services agreement. Messrs. Kilts (from Centerview), Navab (from Kohlberg Kravis Roberts & Co.) and Rao (from Thomas H. Lee Partners) will not be deemed independent under applicable NYSE rules until at least January 1, 2015 because the amount of these termination fees paid to each of their firms exceeded 2% of each firm’s annual revenue in 2011. The termination fees paid to The Blackstone Group and The Carlyle Group were less than 1% of their respective consolidated gross revenues in 2011. However, Mr. Calhoun (from The Blackstone Group) remains non-independent because he was Nielsen’s CEO until December 31, 2013.

As a result of the independence review, the Board of Directors affirmatively determined that each of Messrs. Attwood, Pozen, Ranadivé and Teruel and Ms. Hoguet is independent for board service for purposes of Section 303A.02 of the NYSE listing rules and under our Corporate Governance Guidelines. In addition, the Board of Directors affirmatively determined that each of Messrs. Pozen and Teruel and Ms. Hoguet is independent for purposes of Rule 10A-3(b)(i) of the Exchange Act of 1934 (the “Exchange Act”) and that each of Messrs. Attwood and Teruel and Ms. Hoguet is independent for purposes of the NYSE listing rules applicable to Compensation Committees. In making such determinations, the Board of Directors considered, among other facts and circumstances, (1) our payment of the termination fee in 2011 to The Carlyle Group, of which Mr. Attwood is a Managing Director, and (2) our payments to TIBCO, of which Mr. Ranadivé is the Chief Executive Officer, Chairman of the Board of Directors and a significant shareholder. In each case, our payments were below the thresholds set forth under the NYSE listing rules and the Company’s categorical standards of director independence. Moreover, the payments to Carlyle were below 1% of its consolidated gross revenues in 2011 and the payments to TIBCO were below 1% of its consolidated gross revenues in 2013.

LEADERSHIP STRUCTURE

Under our Corporate Governance Guidelines, the Board must select its chairperson from its members in any way it considers in the best interests of the Company. Pursuant to our articles of association, a non-executive director must be appointed as the chairperson of the Board. Effective January 1, 2014, Mr. Calhoun resigned as the Company’s Chief Executive Officer and began serving as Executive Chairman of the Company’s Board (replacing Mr. Kilts as Chairman who continues as a Board member). Also effective January 1, 2014, Mr. Barns succeeded Mr. Calhoun as the Company’s Chief Executive Officer. In connection with his departure as Chief Executive Officer and his appointment as Executive Chairman, Mr. Calhoun entered into a Transition Agreement reflecting his change in status and under which he has agreed to devote between 15% and 20% of his business time through December 31, 2015 (or such earlier date as the Board decides to end such services) to provide guidance and advice to Mr. Barns with respect to all aspects of his duties and responsibilities as the new Chief Executive Officer. Our Board believes this arrangement provides for an appropriate transition of the Chief Executive Officer’s responsibilities and a continuation of the strong support and strategic direction the current Board has provided the Company since its initial public offering. Our Board believes our leadership structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Mr. Calhoun’s attention to Board matters as Executive Chairman allows Mr. Barns to focus more specifically on overseeing the Company’s operations as well as strategic opportunities and planning.

2014 Proxy Statement	Nielsen Holdings N.V.	13

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

BOARD COMMITTEES AND MEETINGS

Our Board of Directors has established the following Committees: an Audit Committee, a Compensation Committee and a Nomination and Corporate Governance Committee. The current composition and responsibilities of each Committee are described below. Members serve on these Committees until their resignation or until otherwise determined by our Board of Directors.

Name	Audit Committee	Compensation Committee	Nomination and Corporate Governance Committee
James A. Attwood, Jr.		• Chairman	•
Karen M. Hoguet	• Chairman	•
Alexander Navab		•	•
Robert Pozen	•		• Chairman
Vivek Ranadive			•
Ganesh Rao		•	•
Javier G. Teruel	•	•

Pursuant to our Corporate Governance Guidelines, all directors are expected to make every effort to attend all meetings of the Board and meetings of the Committees of which they are members. Directors are encouraged to attend board meetings and meetings of committees of which they are members in person, but may also attend such meetings by telephone or video conference.

During the year ended December 31, 2013, the Board, the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee held 10, 8, 10 and 5 meetings, respectively. Each director attended 75% or more of the total number of 2013 meetings of the Board and of the Committees on which each such director served and that were held during the period that such director served.

In accordance with our Corporate Governance Guidelines, the CEO is expected to attend the annual general meeting and each extraordinary general meeting of shareholders. All non-executive directors are encouraged (but not required) to attend the annual general meeting and each extraordinary general meeting of shareholders. Six directors attended the annual general meeting held in 2013.

COMMITTEE MEMBERSHIP

Audit Committee

Our Audit Committee consists of Messrs. Pozen and Teruel and Ms. Hoguet, with Ms. Hoguet serving as Chairman. The Board of Directors has determined that each of Messrs. Pozen and Teruel and Ms. Hoguet meets the definition of “independent director” under the NYSE listing rules, Rule 10A-3(b)(i) of the Exchange Act and the categorical standards of director independence under our Corporate Governance Guidelines. The Board of Directors has determined that each of Messrs. Pozen and Teruel and Ms. Hoguet qualifies as an “audit committee financial expert” as defined by applicable regulations of the SEC and meets the financial literacy and expertise requirements of the NYSE.

Our Audit Committee supervises and monitors our financial reporting, risk management program and compliance with relevant legislation and regulations. It oversees the preparation of our financial statements, our financial reporting process, our system of internal controls and risk management, our internal and external audit process and our internal and external auditor’s qualifications, independence and performance. Our Audit Committee also reviews our annual and interim financial statements and other public disclosures prior to publication. Our Audit Committee appoints our external auditors, subject to shareholder vote as may be required under Dutch law, and oversees the work of the external and internal audit functions, providing compliance oversight, preapproval of all audit engagement fees and terms, preapproval of audit and permitted non-audit services to be provided by the external auditor, establishing auditing policies, discussing the results of the annual audit, critical accounting policies, significant financial reporting issues and judgments made in connection with the

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

preparation of the financial statements and related matters with the external auditor and reviewing earnings press releases and financial information provided to analysts and ratings agencies.

Compensation Committee

Our Compensation Committee consists of Messrs. Attwood, Navab, Rao and Teruel and Ms. Hoguet, with Mr. Attwood serving as Chairman. As noted above, a majority of members on the Compensation Committee are independent and the Committee will be fully independent by May 17, 2014 in accordance with applicable NYSE rules. Our Board of Directors has affirmatively determined that each of Messrs. Attwood and Teruel and Ms. Hoguet meets the definition of “independent director” for purposes of the NYSE listing rules and the categorical standards of director independence under our Corporate Governance Guidelines. In addition, Messrs. Attwood and Teruel and Ms. Hoguet meet the definition of “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the definition of “non-employee director” for purposes of Section 16 of the Exchange Act. We have established a sub-committee of our Compensation Committee consisting of Mr. Teruel and Ms. Hoguet for purposes of granting awards under the Nielsen Holdings 2010 Stock Incentive Plan (the “2010 Plan”), as amended, to specified individuals.

Our Compensation Committee is responsible for, among other things, setting, reviewing and evaluating compensation, and related performance and objectives, of our senior management team, makes recommendations to our Board of Directors with respect to major employment-related policies and oversees compliance with our employment and compensation-related disclosure obligations under applicable laws.

In fulfilling its responsibilities, the Compensation Committee is entitled to delegate any or all of its responsibilities to subcommittees of the Compensation Committee. The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards of cash or options or other equity securities to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of such plan; provided that such delegation is in compliance with the relevant plan and subject to the laws of the Netherlands and the Company’s articles of association.

Nomination and Corporate Governance Committee

Our Nomination and Corporate Governance Committee consists of Messrs. Pozen, Attwood, Navab, Ranadive and Rao, with Mr. Pozen serving as Chairman. The Board of Directors has determined that Messrs. Pozen, Attwood and Ranadive meet the definition of “independent director” under the NYSE listing rules and the categorical standards of director independence under our Corporate Governance Guidelines. As noted above, a majority of members on the Nomination and Corporate Governance Committee are independent and the Committee will be fully independent by May 17, 2014 in accordance with applicable NYSE rules.

Our Nomination and Corporate Governance Committee determines selection criteria and appointment procedures for members of our Board of Directors, periodically assesses the scope and composition of our Board of Directors and evaluates the performance of its individual members, among other responsibilities.

RISK OVERSIGHT

Our Chief Executive Officer and other executive officers regularly report to the Board of Directors and the Audit, Compensation and Nomination and Corporate Governance Committees to ensure effective and efficient oversight of the Company’s activities and to assist in proper risk management and the ongoing evaluation of management controls. The Senior Vice President of Corporate Audit reports functionally and administratively to the Company’s Chief Financial Officer and directly to the Audit Committee. The Company believes that the Board’s leadership structure provides appropriate risk oversight of the Company’s activities.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

EXECUTIVE SESSIONS

Pursuant to our Corporate Governance Guidelines, to ensure free and open discussion and communication among the directors of the Board, they meet regularly with no members of management present. The Chairperson presides at these meetings, referred to as executive sessions. The directors met six times in executive session in 2013. In addition, through the end of 2013, the independent directors met in private sessions generally on each scheduled Board meeting date. These sessions excluded management and the Sponsor Directors.

COMMITTEE CHARTERS AND CORPORATE GOVERNANCE GUIDELINES

Our commitment to corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board of Directors’ views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board of Directors to ensure that they effectively promote the best interests of the Company, its shareholders and other relevant stakeholders and that they comply with all applicable laws, regulations and stock exchange requirements, in addition to our articles of association and Board regulations. Our Corporate Governance Guidelines, our Committee charters and other corporate governance information are available on our website at www.nielsen.com/investors under Corporation Information: Governance Documents.

CODE OF CONDUCT AND PROCEDURES FOR REPORTING CONCERNS ABOUT MISCONDUCT

We maintain a Code of Conduct and Procedures for Reporting Concerns about Misconduct (the “Code of Conduct”), which is applicable to all of our directors, officers and employees. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws and ethical conduct. The Company will promptly disclose to our shareholders, if required by applicable laws, any waivers of the Code of Conduct granted to officers by posting such information on our website rather than by filing a Current Report on Form 8-K.

The Code of Conduct may be found on our website at www.nielsen.com/investors under Corporation Information: Governance Documents: Nielsen Code of Conduct.

DIRECTOR NOMINATION PROCESS

The Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. More specifically, in identifying candidates for membership on the Board, the Nomination and Corporate Governance Committee takes into account (1) threshold individual qualifications, such as strength of character, mature judgment and industry knowledge or experience and (2) all other factors it considers appropriate, including alignment with our shareholders and contractual obligations we have with certain shareholders (as described above). In addition, the Board maintains a formal diversity policy governing the nomination of its members as described below.

When determining whether our current directors have the experience, qualifications, attributes and skills, taken as a whole, to enable our board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focused primarily on our directors’ valuable contributions to our success in recent years and on the information discussed in the biographies set forth under “Proposal No. 3 – Election of Directors – Nominees for Election to the Board of Directors.” In particular, Mr. Calhoun was selected to serve as a director because of his role as our former Chief Executive Officer, the management perspective he brings to Board deliberations and his extensive management expertise at public companies. Mr. Attwood was selected to serve as a director in light of his affiliation with The Carlyle Group, his financial expertise, his background in the telecommunications and media industries as well as his significant experience in working with companies controlled by private equity sponsors. Ms. Hoguet was selected to serve as a director in light of her familiarity with financial reporting, her public-company experience, her experience in the retail industry and her financial and commercial acumen and insight. Mr. Kilts was selected to serve as a director in light of his experience as a public company chief executive officer, his significant experience in the consumer packaged goods industry and financial expertise. Mr. Navab was selected to serve as a director in light of his affiliation with Kohlberg Kravis Roberts & Co., his financial expertise, his background in the media and

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

communications industries as well as his significant experience in working with companies controlled by private equity sponsors. Mr. Pozen was selected to serve as a director in light of his familiarity with financial reporting, his experience as a director of other companies, his work in the investment management industry and his financial and commercial acumen and insight. Mr. Ranadivé was selected to serve as a director in light of his significant experience as a public company chief executive officer and in the software business dealing with analytics, integration, the capturing of relevant information in real time and optimizing behavior based on such information. Mr. Rao was selected to serve as a director in light of his affiliation with Thomas H. Lee Partners and his financial expertise as well as his significant experience in working with companies controlled by private equity sponsors. Mr. Teruel was selected to serve as a director in light of his significant experience in the consumer packaged goods industry and his financial and commercial expertise.

In accordance with our articles of association and our Advance Notice Policy, shareholders may request that director nominees submitted by such shareholders be included in the agenda of our annual meeting of shareholders through the process described under “Shareholder Proposals for the 2015 Annual Meeting of Shareholders.” The Nomination and Corporate Governance Committee will consider director candidates recommended by shareholders. The Board may decide not to place any such proposal on the agenda of a shareholders’ meeting if the request by the relevant shareholders is, in the given circumstances, unacceptable pursuant to the standards of reasonableness and fairness (which may include circumstances where the Board, acting reasonably, is of the opinion that putting such item on the agenda would be detrimental to a vital interest of the Company).

Diversity Policy

In accordance with the Dutch Corporate Governance Code, the Board of Directors has adopted a set of Board regulations. Among other things, the Board regulations include a policy that the Board shall aim for a diverse composition of directors, to the extent practicable and appropriate under the circumstances, in line with the global nature of the Company and its business, in terms of such factors as nationality, background, gender and age.

The charter of our Nomination and Corporate Governance Committee also requires the Committee to consider age, gender, nationality and ethnic and racial background in nominating directors and to review and make recommendations, as the Nomination and Corporate Governance Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

The implementation of these diversity policies rests primarily with the Nomination and Corporate Governance Committee as the body responsible for identifying individuals believed to be qualified as candidates to serve on the Board of Directors and recommending that the Board nominate the candidates for all directorships to be filled by the shareholders at their annual meetings.

As Board seats become available, the Nomination and Corporate Governance Committee, and the Board of Directors as a whole, will have the opportunity to assess the effectiveness of the diversity policy and how, if at all, our implementation of the policy, or the policy itself, should be changed.

COMMUNICATIONS WITH DIRECTORS

Pursuant to our Corporate Governance Guidelines, anyone who would like to communicate with, or otherwise make his or her concerns known directly to, the chairperson of any of the Audit Committee, Nomination and Corporate Governance Committee and Compensation Committee, or to the non-executive or independent directors as a group, may do so by addressing such communications or concerns to the Corporate Secretary, 40 Danbury Road, Wilton, Connecticut 06897, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously. Additional contact information is available on our website, www.nielsen.com/investors, under Contact Us.

2014 Proxy Statement	Nielsen Holdings N.V.	17

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is the name, age as of March 31, 2014 and biographical information of each of our current executives officers.

MITCH BARNS	Age 50

Mr. Barns has been the Chief Executive Officer of Nielsen since January 1, 2014. His prior roles with Nielsen include President, Global Client Service from February 2013 through December 2013, President of Nielsen’s U.S. Watch business from June 2011 until February 2013, President of Nielsen Greater China from January 2008 until June 2011, President of Nielsen’s Consumer Panel Services from March 2007 until January 2008 and President of Nielsen’s BASES and Analytic Consulting units from July 2004 through February 2007. He joined Nielsen in March 1997 after 12 years with The Procter & Gamble Company. He is a graduate of Miami University in Ohio and the Stanford Executive Program at the Stanford Graduate School of Business.

JEFFREY R. CHARLTON	Age 52

Mr. Charlton has been the Senior Vice President and Corporate Controller of Nielsen since May 2010. Mr. Charlton also serves as Senior Vice President and Corporate Controller of TNC B.V., a position he has held since June 2009. Previously, Mr. Charlton had served as Nielsen’s Senior Vice President of Corporate Audit since joining the Company in November 2007. Prior to joining Nielsen, he spent 11 years with the General Electric Company in senior financial management positions, including Senior Vice President Corporate Finance and Controller of NBC Universal. Prior to joining GE, Mr. Charlton was employed by PepsiCo and began his career in 1983 with the public accounting firm of KPMG. He is a graduate of the University of Connecticut.

JAMES W. CUMINALE	Age 61

Mr. Cuminale has been the Chief Legal Officer of Nielsen since the IPO. Mr. Cuminale also serves as the Chief Legal Officer of TNC B.V., a position he has held since November 2006. Prior to joining Nielsen, Mr. Cuminale served for over ten years as the Executive Vice President – Corporate Development, General Counsel and Secretary of PanAmSat Corporation and PanAmSat Holding Corporation. In this role, Mr. Cuminale managed PanAmSat’s legal and regulatory affairs and its ongoing acquisitions and divestitures. Mr. Cuminale holds a Bachelor of Arts degree from Trinity College and a J.D. from Vanderbilt University Law School. He is on the Board of Fellows of Trinity College (since 2013) and the Board of Advisors at Vanderbilt University Law School (since 2011).

MARY ELIZABETH FINN	Age 53

Ms. Finn has been the Chief Human Resources Officer of Nielsen since March 2011. Ms. Finn also serves as Chief Human Resources Officer of TNC B.V., a position she has held since March 2011. Ms. Finn joined Nielsen in October 2007 as Senior Vice President – Human Resources, Global Leadership Development and in February 2010 was named Senior Vice President – Human Resources for the North America Buy business. Prior to Nielsen, Ms. Finn spent 26 years at GE principally in human resource positions. She is a 1982 graduate of Siena College, magna cum laude, with a Bachelor of Science degree in Finance.

ITZHAK FISHER	Age 58

Mr. Fisher has been the Executive Vice President of Nielsen since the IPO, focusing on the acquisition of new businesses that complement our Watch and Buy strategies. Mr. Fisher also serves as Executive Vice President of TNC B.V. with a similar focus. He also serves as Chairman of Pereg Ventures Fund I L.P., a limited partnership focused on investments primarily in marketing, media and advertising related to early stage technology innovations and in which Nielsen has committed to make an investment (for more information, see “Certain Relationships and Related Person Transactions – Investment in the Pereg Fund”). Until January 2011, Mr. Fisher served as the Executive Vice President, Global Product Leadership of TNC B.V. and had

2014 Proxy Statement	Nielsen Holdings N.V.	18

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

overall responsibility for Nielsen’s Online, Telecom, IAG, Claritas and Entertainment businesses as well as Global Measurement Science, positions he has held since November 2008. Prior to this role, Mr. Fisher served as Executive Chairman of Nielsen Online. Prior to joining Nielsen in 2007, Mr. Fisher was an entrepreneur in high-technology businesses. He was co-founder and chairman of Trendum, a leader in internet search and linguistic analysis technologies and oversaw Trendum’s 2005 acquisition of BuzzMetrics, a market leader in online word-of-mouth research, and Trendum’s 2006 acquisition of Intelliseek. Mr. Fisher holds a Bachelor of Science degree in computer science from the New York Institute of Technology and pursued advanced studies in computer science at New York University.

STEPHEN HASKER	Age 44

Mr. Hasker has been the President, Global Product Leadership since February 2013. Mr. Hasker joined Nielsen in November 2009 and served as President, Global Media Products and Advertiser Solutions until February 2013 where he led Nielsen’s TV and digital audience measurement, advertising effectiveness and social media solutions. Mr. Hasker was at McKinsey & Company from July 1998 through October 2009, and served as a partner of the firm in the Global Media, Entertainment and Information practice. Prior to McKinsey, Mr. Hasker spent five years in several financial roles in the U.S., Russia and Australia. Mr. Hasker holds an undergraduate economics degree from the University of Melbourne, has an MBA and a Masters in International Affairs both with honors from Columbia University and is a member of the Australian Institute of Chartered Accountants.

JAMERE JACKSON	Age 45

Mr. Jackson has been the Chief Financial Officer of Nielsen and TNC B.V. since March 10, 2014. Prior to joining Nielsen, he was the Vice President & Chief Financial Officer of GE Oil & Gas — Drilling & Surface. He joined GE in 2004 and held a variety of leadership roles in GE Corporate and GE Aviation before joining GE Oil & Gas. In 2013, he was named a GE Vice President and Company Officer. Prior to joining GE, Mr. Jackson held several roles in finance, mergers and acquisitions and strategic planning at Proctor & Gamble, Yum Brands (Pizza Hut), First Data Corporation and Total System Services. He received his undergraduate degree in Finance and Business Economics from the University of Notre Dame in 1990 and is a Certified Public Accountant.

ARVIN KASH	Age 71

Mr. Kash has been a Vice Chairperson of Nielsen since January 2012. Mr. Kash is the founder of The Cambridge Group, a growth strategy consulting firm, which became a subsidiary of Nielsen in March 2009. He served as its Chairman from December 2010 until December 2011 and prior to that was its Chief Executive Officer. Mr. Kash is a member of the Washington Business Forum and serves on the board of directors of Northwestern Memorial Hospital. He is a graduate of DePaul University.

BRIAN J. WEST	Age 44

Mr. West has been the Chief Operating Officer of Nielsen and TNC B.V. since March 10, 2014. Prior to this, Mr. West was the Chief Financial Officer of Nielsen (since May 2010) and of TNC B.V. (since February 2007). Prior to joining Nielsen, he was employed by the General Electric Company as the Chief Financial Officer of its GE Aviation division from June 2005. Prior to that, Mr. West held several senior financial positions across GE businesses, including NBC and Plastics. Mr. West is a veteran of GE’s financial leadership program and spent more than 16 years with GE. He is a 1991 graduate from Siena College with a degree in Finance and holds a Masters of Business Administration from Columbia University.

2014 Proxy Statement	Nielsen Holdings N.V.	19

PROPOSAL NO. 4

Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2014.

Although ratification of the selection of Ernst & Young LLP is not required by U.S federal laws, the Board of Directors is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

A representative of Ernst & Young LLP will be present at the Annual Meeting to answer appropriate questions and will have the opportunity to make a statement if he desires to do so.

AUDIT AND NON-AUDIT FEES

In connection with the audit of the Company’s annual financial statements for the year ended December 31, 2013, we entered into an agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP performed audit services for the Company.

The following table presents fees for professional services rendered by Ernst & Young LLP and its affiliates for the audit of our financial statements for the years ended December 31, 2013 and 2012 and fees billed for other services rendered by Ernst & Young LLP and its affiliates for those periods:

	Year Ended December 31, 2013	Year Ended December 31, 2012
Audit fees [1]	$8,076,000	$7,012,000
Audit-related fees [2]	777,000	237,000
Tax fees [3]	504,000	1,295,000
All other fees [4]	8,000	119,000
Total	$9,365,000	$8,663,000

[1]	Fees for audit services billed or expected to be billed in relation to the years ended December 31, 2013 and 2012 consisted of the following: audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, statutory and regulatory audits and SEC filings relating to equity and debt offerings.

[2]	Fees for audit-related services in the years ended December 31, 2013 and 2012 include fees related to the Nielsen Business Media carve-out audit, audits of employee benefits and accounting consultations.

[3]	Fees for tax services billed in the years ended December 31, 2013 and 2012 consisted of tax compliance and tax planning and advice.

[4]	Includes specified transaction fees and certain other fees.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was.

2014 Proxy Statement	Nielsen Holdings N.V.	20

PROPOSAL NO. 4 – Ratification of Independent Registered Public Accounting Firm

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Subject to shareholder approval as may be required under Dutch law, the Audit Committee is directly responsible for the appointment and termination of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. In addition, the Audit Committee is responsible for the compensation, retention and oversight of any such firm, including the resolution of disagreements between management and such firm regarding financial reporting. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm, except that pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5% of the total amount of revenues paid by the Company to its auditor during the year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee. All of the services covered under “– Audit and Non-Audit Fees” were pre-approved by the Audit Committee.

The Audit Committee may form and delegate to subcommittees consisting of one or more of its members, when appropriate, the authority to pre-approve services to be provided by the independent auditors so long as the pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Board of Directors recommends that shareholders vote “FOR” the ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2014.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters – Committee Membership – Audit Committee.”

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 16 “Communications with Audit Committees.” In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

Karen M. Hoguet (Chairman)

Robert Pozen

Javier G. Teruel

February 20, 2014

2014 Proxy Statement	Nielsen Holdings N.V.	21

PROPOSAL NO. 5

Appointment of Auditor for Our Dutch Annual Accounts

The Audit Committee has selected Ernst & Young Accountants LLP to serve as our auditor who will audit our Dutch Annual Accounts to be prepared in accordance with the International Financial Reporting Standards, as adopted by the European Union (IFRS), for the year ending December 31, 2014. As required by Dutch law, shareholder approval must be obtained for the selection of Ernst & Young Accountants LLP to serve as our auditor to audit our Dutch Annual Accounts for the year ending December 31, 2014.

Representatives of Ernst & Young Accountants LLP will attend the Annual Meeting to answer appropriate questions for the year ended December 31, 2013. They will also have the opportunity to address the Annual Meeting if they desire to do so.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to appoint Ernst & Young Accountants LLP as our auditor who will audit our Dutch Annual Accounts for the year ending December 31, 2014.

The Board of Directors recommends that the shareholders vote “FOR” the appointment of Ernst & Young Accountants LLP as the auditor who will audit our Dutch annual accounts for the year ending December 31, 2014.

2014 Proxy Statement	Nielsen Holdings N.V.	22

PROPOSAL NO. 6

Approval of the Nielsen Holdings Executive Annual Incentive Plan

Our Board of Directors, based on the recommendation of the Compensation Committee, has approved the Nielsen Holdings Executive Annual Incentive Plan (the “Executive Annual Incentive Plan”), subject to approval by our shareholders at the Annual Meeting. We are asking shareholders to approve the Executive Annual Incentive Plan to ensure it complies with Section 162(m) of the Internal Revenue Code.

The Executive Annual Incentive Plan does not make any material changes to the terms of the existing executive incentive plan. That plan was adopted by shareholders prior to but in anticipation of our initial public offering in early 2011 to help ensure the tax deductibility of performance-based annual bonuses paid to executives covered by Section 162(m).

In general, Section 162(m) of the Code denies a tax deduction for amounts paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) in excess of $1 million annually. However, qualified performance-based compensation (including annual bonuses payable under our Executive Incentive Plan) may be deductible if the requirements of Section 162(m) of the Code are met. Among these is the requirement that the plan be periodically disclosed to and approved by shareholders. Without approval we will be unable to take a tax deduction for the annual bonuses we pay to certain of our executive officers.

The following description of the Executive Annual Incentive Plan is not complete and is qualified by reference to the full text attached as Annex A to this proxy statement.

Purpose

The Executive Annual Incentive Plan is an incentive compensation plan that is designed to motivate executives to accomplish short-term business performance goals that contribute to long-term business objectives.

Administration

The Executive Annual Incentive Plan will be administered by the compensation committee of our Board of Directors or such other committee which has been delegated such power (the “Committee”).

Eligibility; Awards

Awards may be granted to our officers and other key employees in the sole discretion of the Committee.

The Executive Annual Incentive Plan provides for the payment of cash-based incentive awards or, at the discretion of the Committee, in awards under our Amended and Restated 2010 Stock Incentive Plan. In order for performance-based incentive awards to comply with the performance-based compensation exemption under Section 162(m) of the Code, by no later than the end of the first quarter of a given performance period (or the 90th day of the performance period, if sooner), the Committee will establish incentive awards for each individual participant in the Executive Annual Incentive Plan. However, the Committee may, in its sole discretion, grant such awards, if any, to such participants as the Committee may choose, in respect of any given performance period, that are not intended to comply with the performance-based exemption under Section 162(m) of the Code. No participant may receive incentive compensation under the Executive Annual Incentive Plan, in respect of any fiscal year, in excess of $7,500,000.

Performance Goals

The Committee will establish the performance periods over which the performance objectives will be measured. A performance period may be for a fiscal year or such shorter period, as determined by the Committee. In the case of incentive compensation intended to comply with the performance-based exemption under Section 162(m) of the Code, no later than the last day of the first quarter of a given performance period (or the 90th day of the performance period, if sooner), the Committee will establish the (1) performance objective or objectives that must be satisfied for a participant to receive incentive compensation for such performance period and (2) incentive bonus opportunities for each participant. Performance

2014 Proxy Statement	Nielsen Holdings N.V.	23

PROPOSAL NO. 6 – Approval of the Nielsen Holdings Executive Annual Incentive Plan

objective(s) will be based upon one or more of the following criteria, as determined by the Committee: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating plan EBITDA; (v) operating income; (vi) net income; (vii) adjusted cash net income; (viii) adjusted cash net income per share; (ix) net income per share; (x) book value per share; (xi) return on members’ or shareholders’ equity; (xii) expense management; (xiii) return on investment; (xiv) improvements in capital structure; (xv) profitability of an identifiable business unit or product; (xvi) maintenance or improvement of profit margins; (xvii) stock price; (xviii) market share; (xix) revenue or sales; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) multiple of invested capital; (xxiv) total return; and (xxv) such other objective performance criteria as determined by the Committee in its sole discretion, to the extent permitted by Section 162(m) of the Code. The foregoing criteria may relate to us, one or more of our subsidiaries or one or more of our divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more of our peer group companies or indices, or any combination thereof, all as the Committee will determine. The performance measures and objectives established by the Committee may be different for different fiscal years and different objectives may be applicable to different officers and key employees.

As soon as practicable after the applicable performance period ends, the Committee will (A) determine (i) whether and to what extent any of the performance objective(s) established for such performance period have been satisfied and certify to such determination and (ii) the actual incentive compensation to which such participant will be entitled, taking into consideration the extent to which the performance objective(s) have been met and such other factors as the Committee may deem appropriate and (B) cause such incentive compensation to be paid to such participant. The Committee has the right, in its absolute discretion, to reduce or eliminate the amount otherwise payable to any participant under the Executive Annual Incentive Plan and to establish rules or procedures that have the effect of limiting the amount payable to each participant to an amount that is less than the maximum amount otherwise authorized as that participant’s incentive compensation opportunity. In addition, to the extent the Committee determines that all or a portion of an award is not intended to comply with the performance-based exemption under Section 162(m) of the Code, the Committee may award a participant more than the maximum amount authorized as that participant’s incentive compensation opportunity.

To the extent permitted under Section 162(m) of the Code, if a participant is hired or rehired by us after the beginning of a performance period (or such corresponding period if the performance period is not a fiscal year) for which incentive compensation is payable, such participant may, if determined by the Committee, receive incentive compensation equal to the amount otherwise payable to such participant based upon our actual performance for the applicable performance period prorated for the days of employment during such period or such other amount as the Committee may deem appropriate.

Forfeiture and Clawback

The Committee may, in its sole discretion, but acting in good faith, direct that we recover all or a portion of any bonus payable hereunder upon the occurrence of a breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant or other restrictive covenants that may apply to the participant, or restatement of our financial statements to reflect adverse results from those previously released financial statements as a consequence of errors, omissions, fraud, or misconduct.

Change in Control

In the event of a change in control, the Committee (as constituted immediately prior to the change in control) will, in its sole discretion, determine whether and to what extent the performance criteria have been met or shall be deemed to have been met for the year in which the change in control occurs and for any completed performance period for which a determination of bonuses has not yet been made.

Termination of Employment

Unless otherwise determined by the Committee, if prior to the date on which bonuses for the applicable performance period become payable for which a participant is eligible to receive incentive compensation, the participant’s employment is terminated due to death or disability, then the participant will receive an amount of incentive compensation equal to the incentive compensation otherwise payable to such participant based upon actual Company performance for the applicable performance period, or, if determined by the Committee, based upon the achievement at the “target” level of the applicable

2014 Proxy Statement	Nielsen Holdings N.V.	24

PROPOSAL NO. 6 – Approval of the Nielsen Holdings Executive Annual Incentive Plan

performance objectives, prorated to reflect the portion of the performance period elapsed through the termination date. In the case of any other termination of employment by a participant prior to the end of a performance period, the participant shall not be entitled to payment of incentive compensation for such performance period (unless otherwise determined by the Committee).

Payment of Awards

Payment of any incentive compensation amount is made to participants as soon as is practicable after the Committee certifies that one or more of the applicable performance objectives has been attained or after the Committee determines the amount of such incentive compensation. All payments made will be in accordance with or exempt from the requirements of Section 409A of the Code.

Amendment and Termination of the Plan

Our Board of Directors or the Committee may at any time amend, suspend, discontinue or terminate the Executive Annual Incentive Plan, subject to shareholder approval if such approval is necessary to continue to qualify the amounts payable under the Executive Annual Incentive Plan under Section 162(m) of the Code if such amounts are intended to be so qualified; provided, that no such amendment, suspension, discontinuance or termination will adversely affect the rights of any participant in respect of any performance period that has already begun. It is anticipated that shareholders will vote to re-approve the Executive Annual Incentive Plan (after its initial approval) no later than the day of the first meeting of shareholders that occurs in 2019.

The Board of Directors recommends that the shareholders vote “FOR” the approval of the Nielsen Holdings Executive Annual Incentive Plan.

2014 Proxy Statement	Nielsen Holdings N.V.	25

PROPOSAL NO. 7

Extension of Authority of the Board of Directors to Repurchase up to 10% of Our Issued Share Capital until November 6, 2015

Under Dutch law and our articles of association, the Board of Directors may, subject to certain Dutch statutory provisions, be authorized to repurchase our issued shares on our behalf in an amount, at prices and in the manner authorized by the general meeting of shareholders. Adoption of this proposal will allow us to have the flexibility to repurchase our shares without the expense of calling special shareholder meetings. Such authorization may not continue for more than 18 months, but may be given on a rolling basis. At the annual meeting of shareholders on May 7, 2013, the shareholders authorized the Board of Directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) in open market purchases, through privately negotiated transactions, or by means of self-tender offer or offers, at prices per share (or depositary receipt) ranging up to 110% of the market price at the time of the transaction. Such authority currently expires on November 7, 2014.

The Board of Directors believes that we would benefit by extending the authority of the Board of Directors to repurchase our shares. For example, to the extent the Board of Directors believes that our shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital (including depositary receipts issued for our shares) may represent an attractive investment for us. Such shares could be used for any valid corporate purpose, including use under our compensation plans, sale in connection with the exercise of outstanding options, or for acquisitions, mergers or similar transactions. The reduction in our issued capital resulting from any such purchases will increase the proportionate interest of the remaining shareholders in our net worth and whatever future profits we may earn. However, the number of shares repurchased (including depositary receipts issued for our shares), if any, and the timing and manner of any repurchases would be determined by the Board of Directors, in light of prevailing market conditions, our available resources and other factors that cannot be predicted now. The nominal value of the shares in our capital which we acquire, hold, hold as pledgee or which are acquired or held by one of our subsidiaries (including depositary receipts issued for our shares), may never exceed 50% of our issued share capital.

On July 30, 2013, the Company announced a share repurchase program for up to $500 million pursuant to the authority granted to the Board of Directors at last year’s general meeting of shareholders.

In order to provide us with sufficient flexibility, the Board of Directors proposes that the general meeting of shareholders grant authority for the repurchase of up to 10% of our issued share capital (including depositary receipts issued for our shares) (or, based on the number of shares outstanding as of February 28, 2014, approximately 38 million shares) on the open market, or through privately negotiated repurchases or in self-tender offers, at prices ranging up to 110% of the market price per share (or depositary receipt) at the time of the transaction. Such authority would extend for 18 months from the date of the Annual Meeting until November 6, 2015.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt the proposal to extend until November 6, 2015 the authorization of the Board of Directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) on the open market, or through privately negotiated repurchases or self-tender offers, at prices per share or depositary receipt ranging up to 110% of the market price at the time of the transaction.

The Board of Directors recommends that the shareholders vote “FOR” the approval of the extension of the authority of the Board of Directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until November 6, 2015 on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the most recent available (as of the time of repurchase) price of a share (or depositary receipt) on any securities exchange where our shares (or depositary receipts) are traded.

2014 Proxy Statement	Nielsen Holdings N.V.	26

PROPOSAL NO. 8

Amend Articles of Association to Change Company Name to Nielsen N.V.

The Company’s current name, as set forth in its articles of association, is “Nielsen Holdings N.V.” The Board of Directors wishes to simplify the name to “Nielsen N.V.” The Board of Directors has approved this name change subject to approval by our shareholders at the Annual Meeting. We believe the public usage of the simplified name (in the press, for example) will strengthen the corporate brand and reflects how the Company and others often refer to us. (The “N.V.” moniker is the abbreviated designation for public, limited liability entities incorporated in the Netherlands and is required to be included in our legal name under Dutch law.)

Changing the name of the Company requires an amendment to our articles of association. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to (i) adopt the proposal to amend our articles of association to reflect the change of the name of the Company to “Nielsen N.V.” and (ii) authorize any and all lawyers and (deputy) civil law notaries practicing at Clifford Chance LLP, Amsterdam, the Netherlands, to execute the notarial deed of amendment of the articles of association to effect the aforementioned amendment of the articles of association.

The Board of Directors recommends that the shareholders vote “FOR” (a) the approval of the amendment of the articles of association to reflect the change of the name of the Company to “Nielsen N.V.” and (b) the authorization of any and all lawyers and (deputy) civil law notaries practicing at Clifford Chance LLP, Amsterdam, the Netherlands, to execute the notarial deed of amendment of the articles of association to effect the aforementioned amendment of the articles of association.

2014 Proxy Statement	Nielsen Holdings N.V.	27

PROPOSAL NO. 9

Non-Binding, Advisory Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, at the 2011 annual meeting of shareholders, we submitted to our shareholders a non-binding, advisory vote on executive compensation, as well as a non-binding, advisory vote on the frequency with which shareholders believed we should submit the non-binding, advisory vote on executive compensation. A majority of the shareholders voted that the non-binding, advisory vote on executive compensation should occur every three years. However, the Board of Directors subsequently decided to propose at each annual meeting of shareholders the approval of the compensation paid to the named executive officers. We are including in the Proxy Materials a separate resolution regarding the compensation of our named executive officers as disclosed pursuant to the SEC rules. While the results of this vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The language of the resolution is as follows:

“RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE PROXY STATEMENT PURSUANT TO THE SEC RULES, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND ANY RELATED NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in “Executive Compensation – Compensation Discussion and Analysis.”

In particular, as discussed in “Executive Compensation – Compensation Discussion and Analysis,” shareholders should note the following:

•	Our executive compensation program is designed to incent and reward our leadership team to deliver sustained financial performance and long-term shareholder value.

•

A substantial portion of compensation for our senior executives is “at risk” by being subject to performance. The “at risk” component consists of annual cash incentives and long-term equity incentives, which play a significant role in aligning management’s interests with those of our shareholders.

•

Annual cash incentives for our senior executives are determined on the basis of our Operating Plan EBITDA growth over the prior year relative to plan objectives (as described under “Executive Compensation”), with consideration given to our cash flow performance and to qualitative individual performance factors.

•	In 2013, the introduction of a long-term performance plan increased significantly the proportion of total long-term incentives that are subject to long-term quantitative performance targets.

•

Other long-term equity incentives for our senior executives consisted of time-based options which provide a powerful incentive for executives to focus on long-term performance and time-based restricted stock units provided to executives below the CEO for their retention value.

•

In 2013, special retention awards of restricted stock units were granted to Messrs. Calhoun, Barns, Hasker and West in light of the significant impact each was expected to have on Nielsen’s strategy development and business growth over the coming years, and to preserve the continuity of our business leadership. Mr. Calhoun forfeited his award upon his departure as CEO and appointment as Executive Chairman of the Board.

The Board of Directors recommends that shareholders vote “FOR” approval of the compensation of our named executive officers.

2014 Proxy Statement	Nielsen Holdings N.V.	28

Executive Compensation

The following discusses the compensation for our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers for 2013. We refer to these individuals as our “Named Executive Officers” (“NEOs”).

David L. Calhoun	Chief Executive Officer (Executive Chairman of the Board since January 1, 2014)
Brian J. West	Chief Financial Officer (Chief Operating Officer since March 10, 2014)
Mitch Barns	President, Global Client Services (Chief Executive Officer since January 1, 2014)
Mitchell Habib	Chief Operating Officer (ceased to be Chief Operating Officer as of March 10, 2014)
Stephen Hasker	President, Global Product Leadership

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

Nielsen provides a comprehensive understanding of what consumers watch and buy. We are a leading global provider of information and insights with a presence in over 100 countries.

Executive Changes

Effective January 1, 2014 Mr. Calhoun was appointed to serve as Executive Chairman of the Company’s Board of Directors and resigned as Chief Executive Officer.

The Company entered into a Transition Agreement, dated as of November 5, 2013 (the “Transition Agreement”) with Mr. Calhoun pursuant to which he has agreed to devote between 15% and 20% of his business time in 2014 and 2015 (or such earlier date as the Board decides to end such services) to provide guidance and advice to Mr. Barns with respect to all aspects of his duties and responsibilities as the new Chief Executive Officer of the Company. Other than as set forth in the Transition Agreement (which provides for the continued right of Mr. Calhoun to earn certain compensation granted to him in his position as Chief Executive Officer, as described below), Mr. Calhoun will not receive any additional compensation for serving as Executive Chairman of the Board.

Under the terms of the Transition Agreement Mr. Calhoun forfeited 200,000 RSUs whose grant date fair value ($6.6 million) is included in the Summary Compensation Table (see – “Summary Compensation Table”). The RSUs were a special grant that the Compensation Committee awarded Mr. Calhoun on July 25, 2013. He retained eligibility for his 2013 annual incentive payment. Additionally, the performance restricted shares granted to Mr. Calhoun on February 20, 2013 and stock options that remained outstanding and unvested on January 1, 2014 will be eligible to vest for so long as he continues to serve as the Executive Chairman of the Board. Additional rights and payments to Mr. Calhoun and more details of the Transition Agreement are disclosed under “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2013 Table – Employment Agreement with Mr. David L. Calhoun – Transition Agreement”).

Mitch Barns was appointed to serve as Chief Executive Officer effective January 1, 2014. Mr. Barns has been an employee of Nielsen since 1997 and has been in the industry since 1985. He has held leadership roles within our Buy and Watch business segments, in both developed and developing markets and on three different continents. His exceptional leadership has driven added value for our clients and shareholders while building our talent base for the future.

The compensation reported for Mr. Barns under “– Summary Compensation Table” relates to his roles in 2013 as President, Global Client Services and President, US Watch Business.

2014 Proxy Statement	Nielsen Holdings N.V.	29

EXECUTIVE COMPENSATION

On December 19, 2013, the Compensation Committee approved the following changes to Mr. Barns compensation effective January 1, 2014:

	2013	2014
Base Salary	$800,00	$1,000,000
Annual Incentive Target	$700,000	$1,800,000
Retention Equity Grant	$1,662,500	No expected award
Long-Term Compensation
Long-Term Performance Plan	$848,500	$2,000,000 (estimated grant value in February)
Stock Options	$359,550	$1,000,000 (estimated grant value in October)
Restricted Stock Units	$329,040	$1,000,000 (estimated grant value in October)

Effective March 10, 2014, Mr. West was appointed Chief Operating Officer. His new base salary is $950,000, and his 2014 annual incentive opportunity is $1,750,000, payable 75% in cash and 25% in RSUs in the first quarter of 2015 subject to the achievement of designated performance goals. On February 20, 2014, in connection with his new role, Mr. West was granted 38,000 performance-based RSUs under our Long Term Performance Plan covering the period 2014-2016.

Effective March 10, 2014, Mr. Habib ceased to be Chief Operating Officer. From March 10 through July 31, 2014, Mr. Habib has agreed to be available to Mr. West to assist with the transition of the Chief Operating Officer role. The separation arrangements with Mr. Habib are in accordance with the terms of his Severance Agreement (as described under – “Potential Payments upon Termination or Change in Control – Severance Benefits –Termination of Employment – Named Executive Officers other than Mr. Calhoun”). In addition, his 2013 annual incentive amount was paid entirely in cash rather than 75% in cash and 25% in restricted shares. Mr. Habib’s grant of performance restricted shares under the 2013 Long Term Performance Plan was amended to provide that it will continue to vest through the full three-year performance period ending December 31, 2015 notwithstanding the termination of his employment.

Effective March 10, 2014, we hired a new Chief Financial Officer, Jamere Jackson, to succeed Mr. West. The material terms of his compensation have been previously disclosed by us in the Current Report on Form 8-K filed with the SEC on February 24, 2014.

Business Performance

We have delivered resilient business performance with sustained growth over the last three years. Revenues and Adjusted EBITDA* growth over last year on a constant currency basis** was 6.4% and 8.7%, respectively. Normalized free cash flow*** growth over last year was 34.5%.

2014 Proxy Statement	Nielsen Holdings N.V.	30

EXECUTIVE COMPENSATION

NORMALIZED FREE CASH FLOW***
($ in millions)	2011	2012	2013
Net cash provided by operating activities	$641	$784	$901
Capital expenditures	(367)	(358)	(374)
Free Cash Flow	$274	$426	$527
Sponsor termination fees/ one time Arbitron costs	102	—	46
Normalized Free Cash Flow	$376	$426	$573

*	We define Adjusted EBITDA as net income or loss from our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, goodwill and intangible asset impairment charges, stock-based compensation expense and other non-operating items from our consolidated statements of operations as well as certain other items considered unusual or non-recurring in nature. For a reconciliation of net income to Adjusted EBITDA, see pages 33 and 34 of our annual report on Form 10-K for the year ended December 31, 2013.

**	We calculate constant currency percentages by converting our prior-period local currency financial results using the current period foreign currency exchange rates and comparing these adjusted amounts to our current period reported results. See pages 33, 39 and 40 of the annual report on Form 10-K for the year ended December 31, 2013 previously filed with the SEC for the reconciliation of the revenue and Adjusted EBITDA growth on a constant currency basis.

***	We define normalized free cash flow as net cash provided by operating activities less capital expenditures and sponsor termination fees incurred in 2011 and Arbitron-related transaction costs in 2013.

Total Shareholder Return (“TSR”) in 2013 was 53.1%. We define TSR as the change in stock price over the period ended December 31, 2013, assuming monthly reinvestment of dividends.

2014 Proxy Statement	Nielsen Holdings N.V.	31

EXECUTIVE COMPENSATION

Strategic Initiatives

Invest in expansion of coverage to measure and understand consumers globally.	Deploy solutions to reach and measure audiences and their media behavior.

BUY	WATCH

Enable more precise advertising placement and campaign effectiveness metrics.	Balanced approach to capital allocation in order to drive long-term shareholder value.

ADVERTISER SOLUTIONS (BUY + WATCH)

Progress on Strategic Initiatives in 2013

Our management team has established four strategic initiatives described above, which are important to the company’s ongoing success. In support of these initiatives, throughout 2013 we:

•

Continued to expand our measurement of what consumers buy in developing markets. We now have a presence in 42 of Africa’s 50 countries, expanded into additional countries such as Myanmar and continued to grow our presence in countries such as China and India, particularly with the local client base.

•

Enhanced our television audience measurement for the U.S. market by announcing our ability to measure viewing on mobile devices (i.e., smartphones and tablets). We expanded our Online Campaign Ratings (OCR) capabilities into six new countries. We announced broader acceptance and use of the OCR tag by key publishers such as Google and also announced a pilot program for Nielsen Digital Program Ratings (DPR). We also launched Nielsen Twitter TV Ratings which provide insight into the impact social media has on television viewing.

•

Closed the previously announced acquisition of Arbitron Inc. (“Arbitron,” rebranded Nielsen Audio) and increased the anticipated net cost synergies associated with the acquisition to $45 million from $20 million.

•

Extended Nielsen’s Advertiser Solutions global expansion to Nielsen Brand Effect – our advertising “resonance” suite, which currently includes TV, online and mobile measurement. We expanded our Nielsen Innovation Lab to include IBM Watson on a trial basis.

•

We believe in a balanced approach to capital allocation. Within the year we initiated a dividend, raised it 25% and may in the future increase it in line with earnings, consistent with our long-term financial framework. Any decision to declare and pay dividends in the future, however, will be made at the discretion of our Board and will be subject to the Board’s continuing determination that the dividend policy and the declaration of dividends thereunder are in the best interests of our shareholders, and are in compliance with all laws and agreements to which we are subject. In addition, a $500 million share repurchase program was authorized.

2014 Proxy Statement	Nielsen Holdings N.V.	32

EXECUTIVE COMPENSATION

Executive Compensation Overview

Nielsen’s executive compensation program is designed to incent and reward our leadership team to deliver sustained financial performance and long-term shareholder value.

Our pay for performance philosophy balances quantitative assessment of business financial performance with qualitative assessment of individual contributions to our core business objectives.

A significant portion of executive compensation is at-risk; dependent on the achievement of challenging annual and long-term performance targets including diversity, progress on strategic initiatives and the delivery of long-term returns to shareholders.

In 2013 we strengthened the relationship between executive compensation, shareholder value and long-term performance, increased the proportion of pay delivered in equity and introduced performance vesting on a substantial portion of long-term incentive equity.

Elements of Executive Compensation

	Purpose	2013 Features
Annual Base Salary	Attract and retain exceptional talent	• Market competitive
Annual Incentive	Motivate executives to accomplish short-term business performance goals that contribute to long- term business objectives

• Baseline incentive opportunity is funded by annual “Operating Plan EBITDA”* growth over prior year

• Compensation Committee has discretion to reduce incentive awards by up to 30% if free cash flow objectives are not met

• Performance at 90% of growth target triggers 70% funding

•  At 6% growth over prior year, plan funds at 100%

• 25% of payout value is delivered in restricted shares that vest in two equal annual installments

• Dividends will accrue during the vesting period of the restricted shares and will be paid in additional shares upon vesting

• Payouts are capped at 200% of target

Long-term Incentive (LTI)
Stock Options	Alignment with long-term shareholder return	• Four year time-vested options • 50% of CEO LTI value • 25% of other NEO LTI value
RSUs	Alignment with long-term shareholder return and retention	• Four year time-vested RSUs • 25% of NEO (except the CEO) LTI value • Dividends will accrue during the vesting period of the RSUs and will be paid in additional shares upon vesting
Performance Shares	Alignment with long-term shareholder return

• Payout subject to achievement of cumulative three-year performance goals (relative total shareholder return and free cash flow)

• 50% of CEO and other NEO LTI

•  Payout is zero for performance below threshold level

• Payouts are capped at 200% of target

• Dividends will not accrue on unearned performance shares

Health and Welfare Plans, Perquisites	Promote wellness and avoid distractions caused by unforeseen health/financial problems	• Health and Welfare plans generally available to other employees • De minimis financial planning, and health exams

*	Operating Plan EBITDA differs from the calculation of Adjusted EBITDA presented in our annual report on Form 10-K for the year ended December 31, 2013 previously filed with the SEC because it excludes the impact of fluctuations in foreign currency exchange rates. For the purposes of performance management, we value local currency results at a fixed operating plan rate established at the beginning of the year.

2014 Proxy Statement	Nielsen Holdings N.V.	33

EXECUTIVE COMPENSATION

CEO and Other NEO Pay Mix and Pay at Risk

2012	2013*

	Elements of Total Direct Compensation	2012	2013*
CEO	Proportion of pay subject to specific quantitative performance	31%	62%
	Proportion of pay delivered in the form of equity	55%	66%
	Proportion of pay at risk	86%	88%
Other NEOs	Proportion of pay subject to specific quantitative performance	34%	58%
	Proportion of pay delivered in the form of equity	43%	51%**
	Proportion of pay at risk	77%	78%
*	Excludes value of special retention grants to allow fair comparison to 2012
**	Includes the impact of the payment of Mr. Habib’s annual incentive award 100% in cash (instead of 75% in cash and 25% in restricted shares) pursuant to the terms of his separation from the Company

2014 Proxy Statement	Nielsen Holdings N.V.	34

EXECUTIVE COMPENSATION

Compensation Highlights

Realizable Pay And Performance

Our definition of realizable pay is:

•	actual base salary in each year;

•	actual earned cash incentives in each year;

•	intrinsic value (share price minus exercise price) of stock option awards vesting in each year using the share price on December 31 in each year;

•	market value of restricted stock units vesting in each year using the share price on December 31 in each year; and

•	other compensation as outlined under “– Summary Compensation Table.”

The growth in realizable pay earned by the Named Executive Officers in 2013, outlined in the table below, is largely attributable to the vesting of long-term equity whose intrinsic value was bolstered by our significant share price growth in 2013. We believe that the growth in realizable pay is reasonable when compared to our business performance (as outlined under “– Executive Summary – Business Performance”) which delivered 53.1% total shareholder return in 2013.

In the case of Mr. Calhoun, approximately 50% of his 2013 realizable pay is due to the vesting of a tranche of options granted to him in 2006 as a result of his personal investment in the company (see “- 2013 Total Direct Compensation Decisions – Long-Term Incentives – 2006 Plan”). The assessed value of a Nielsen share at the time of this grant was $16. On December 31, 2013 the Nielsen share price was $45.89, a growth of 187%.

The table below presents the realizable pay for each of our Named Executive Officers in the period stated.

	Realizable Pay *			Total Compensation in Summary Compensation Table*
	2012	2013	Percentage Increase/ (Decrease)	2013	Percent Variance to 2013 Realizable Pay
David Calhoun	$ 13,191,630	$ 22,257,911	69%	$ 19,494,877	(12%)
Brian West	$3,131,162	$4,761,556	52%	$5,539,355	16%
Mitch Barns	$1,577,421	$2,458,720	56%	$4,643,524	89%
Mitchell Habib**	$3,729,550	$5,474,802	47%	$4,633,270	(15%)
Stephen Hasker	$2,341,406	$3,037,289	30%	$4,538,720	49%

*	Excluding change in pension value. With the exception of Mr. Habib, the realizable pay calculations and the Summary Compensation Table totals for 2013 exclude 25% of the annual incentive award, which was delivered in restricted shares in February 2014

**	For Mr. Habib, both the realizable pay calculation and the Summary Compensation Table total for 2013 include 100% of his annual incentive award paid entirely in cash pursuant to the terms of his separation from the Company (as described under – “Executive Summary – Executive Changes”)

A significant portion of realizable pay is at risk depending on market conditions. It is different from the amounts reported in the Summary Compensation Table (as shown under “– Tables and Narrative Disclosure – Summary Compensation Table”) which uses the accounting value at the date of grant to value stock options and other stock-based awards.

Compensation Practices

•	We require all of our Executive Officers to hold a significant amount of Nielsen stock (as outlined under “– 2013 Total Direct Compensation Decisions – Share Ownership Guidelines”).

•	Our policies prohibit hedging of shares. Our policies also prohibit pledging of share-based awards and shares subject to stock ownership guidelines.

•

Our Compensation Committee assesses business performance and executive pay using peer group and other market data provided by its independent executive compensation consultant. It uses a framework to assess risk and designs its compensation programs so that they do not encourage imprudent risk-taking.

2014 Proxy Statement	Nielsen Holdings N.V.	35

EXECUTIVE COMPENSATION

•	All pay decisions with respect to performance-based payments and equity awards for our Named Executive Officers are reviewed and approved by the Sub-Committee of the Compensation Committee.

•	Base salaries for NEOs are typically reviewed in 24-month cycles. Mr. Calhoun’s base salary was the same in the last five years.

•

A clawback policy provides for recoupment of incentive awards (in the event of intentional misconduct on the part of the executive, financial restatement as a result of the intentional misconduct, and where the award would have been lower as a result of the restatement). The policy is shown under “– Other Policies and Guidelines – Clawback Policy”

•	25% of the 2013 annual cash incentive is awarded in restricted shares that vest annually over two years

•	Prospective increases in total direct compensation for named executive officers will be weighted toward long-term equity

•	At least 50% of the value of future long-term incentive awards is subject to performance vesting conditions

•	Perquisites are de minimus. Tax gross-ups on perquisites were eliminated in 2011

•	No excise tax gross-ups are provided to the NEOs

Pay Decisions

We take into account the following factors:

•	Nielsen financial performance;

•	Market benchmarks (our benchmarking process is described under “– Compensation Practices and Governance –Benchmarking”); and

•	Qualitative and quantitative assessment of individual performance.

2014 Proxy Statement	Nielsen Holdings N.V.	36

EXECUTIVE COMPENSATION

Compensation Practices and Governance

Compensation Committee

The Compensation Committee is responsible for the design of the executive compensation program.

The Compensation Committee regularly reviews the philosophy and goals of the executive compensation program and assesses the effectiveness of compensation practices and processes. The Compensation Committee sets performance goals and assesses performance against these goals. The Committee considers the recommendations and market data provided by its independent consultant as well as the judgment of the CEO on the performance of his direct reports. The CEO does not participate in the Compensation Committee discussion regarding his own compensation. The Compensation Committee makes its decisions based on its assessment of Nielsen performance against goals as well as on its judgment as to what is in the best interests of Nielsen and its shareholders.

The Compensation Committee has formed a sub-committee comprising Javier Teruel and Karen Hoguet, each of which is a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act and satisfies the requirements of an “outside director” within the meaning of Section 162(m) of the Code. The Sub-Committee of the Compensation Committee approves certain equity awards and performance-based payments to qualify for exemption from Section 16(b) under Rule 16b-3 of the Exchange Act and so that the performance-based payments we provide to our Named Executive Officers are exempt from the $1,000,000 deduction limit applicable under Section 162 (m) of the Code. Actions described herein as taken by the Compensation Committee related to equity awards and performance-based payments were performed by the Sub-Committee of the Compensation Committee.

The responsibilities of the Compensation Committee are described more fully in its charter, which is available in the Corporate Governance page of our website at www.nielsen.com/investors under Investor Overview: Governance Documents: Compensation Committee Charter.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. Except as otherwise disclosed in this proxy statement, no member of the Compensation Committee has had any relationship with Nielsen requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served as a director, or member of the Compensation Committee (or other committee serving an equivalent function), of an organization that has an executive officer also serving as a member of our Board or Compensation Committee.

Independent Compensation Consultant

The Compensation Committee retains Meridian Compensation Partners, LLC (Meridian) as its compensation consultant. Meridian has provided market data and perspective on executive and independent director compensation including peer group analysis, long-term performance-based equity plans, risk assessment and clawback policies. Meridian and its affiliates did not provide any services to Nielsen or its affiliates in 2013 other than executive and director compensation consulting to the Compensation Committee. Discussions between Meridian and Nielsen management are limited to those necessary to complete work on behalf of the Committee.

The Compensation Committee determined that Meridian and its lead consultant for Nielsen satisfy the independence factors described in the NYSE listing rules. The Compensation Committee also determined that the work performed by Meridian in 2013 did not raise any conflict of interest issues. The Committee took into account that Meridian’s lead compensation consultant for Nielsen is also the lead compensation consultant for Caterpillar Inc. where Mr. Calhoun serves as an independent director and as a member of the Compensation Committee. As a result, Mr. Calhoun has recused himself from any decisions relating to the selection and remuneration of Meridian at Caterpillar.

Benchmarking

The Compensation Committee uses a peer group of companies, selected for their business relevance and size appropriateness to Nielsen, as one of many considerations when making executive compensation pay decisions. To account for differences in the size of our peer group companies, the market data are statistically adjusted to allow for valid comparisons to similarly sized companies. The peer group information may also be supplemented by general industry survey data selected by Meridian to provide reasonable benchmarks for a company of Nielsen’s size and business type.

2014 Proxy Statement	Nielsen Holdings N.V.	37

EXECUTIVE COMPENSATION

Following a study and recommendation from Meridian, the Committee made a small modification to the 2013 peer group to improve its effectiveness as a benchmark. The Committee noted that Nielsen’s revenue was positioned somewhat above the peer median and that this trend may continue as the effect of our acquisition of Arbitron is fully reflected in Nielsen’s financial statements. Therefore the committee decided to replace Gartner, Inc. with Cognizant Technology Solutions Corporation. The modified 2013 peer group is listed below:

2013 PEER GROUP
Alliance Data Systems Corporation	The Interpublic Group of Companies, Inc.
Automatic Data Processing, Inc.	McGraw Hill Financial, Inc.
Cognizant Technology Solutions Corporation	Verisk Analytics, Inc.
DirectTV	Moody’s Corporation
Dun & Bradstreet Corporation	Omnicom Group Inc.
Equifax Inc.	salesforce.com, inc.
Experian plc	Teradata Corp.
Fiserv, Inc.	Thomson Reuters
IHS Inc.

Say on Pay

Of the votes cast at last year’s shareholders meeting, 98% voted to approve the compensation paid to the named executive officers in 2012. The Company routinely re-evaluates the structure of the executive pay program and the compensation of its executives and makes changes to the amounts paid and opportunities provided to its executives consistent with market practices and individual and Company performance and business requirements.

Consideration of Risk

The Committee conducted a risk assessment of Nielsen’s 2013 pay practices which included the review of a report from the compensation consultant. The Committee concluded that Nielsen’s pay programs are not reasonably likely to have a material adverse effect on Nielsen, its business and its value. Specifically, the Committee noted the following:

•	Programs are appropriately balanced between short-term and long-term, and between fixed and variable rewards

•

Nielsen’s annual incentive design mitigates compensation risk by using Operating Plan EBITDA, a company-wide financial metric, to fund an incentive pool that is distributed on the basis of quantitative and qualitative assessment of divisional and individual performance and approved by the Committee

•

Nielsen’s long-term incentive comprises options, RSUs and performance vesting equity for the executive group. Overlapping vesting periods keep management exposed, through shareholding, to the risks of their decision-making until the business risks associated with performance are likely to materialize

•	Executives are required to maintain significant levels of share ownership

•	Clawback, hedging and pledging prohibitions and share ownership requirements mitigate compensation-related risk

•	Qualitative assessments of business results mitigate risk in pay decisions

2013 Total Direct Compensation Decisions

Annual Base Salaries

Base salary is the only fixed component of our executive officers’ compensation. The Compensation Committee considers market benchmarks supplied by Meridian to ensure that base salaries are competitive in the marketplace and are serving their purpose to attract and retain top talent.

The Compensation Committee considers executive officers for salary increases generally in 24-month intervals or more unless there is a change in role.

Although Mr. Calhoun’s last base salary increase was in 2008, the Compensation Committee decided to continue to focus on Mr. Calhoun’s annual performance incentives and on long-term equity awards. Therefore, it did not increase Mr. Calhoun’s base salary in 2013.

2014 Proxy Statement	Nielsen Holdings N.V.	38

EXECUTIVE COMPENSATION

The Compensation Committee reviewed Mr. Barns’ base salary in February 2013 as a result of his promotion to President, Global Client Services and approved an increase in his annual base salary from $575,000 to $800,000. On December 19, 2013 the Compensation Committee approved another increase in his annual base salary from $800,000 to $1,000,000 effective January 1, 2014 as a result of his promotion as the new CEO.

The remaining NEOs received increases to base salaries in 2011; the Committee did not increase their base salaries in 2013.

On February 10, 2014 the Compensation Committee increased Mr. Hasker’s base salary from $800,000 to $900,000 effective March 1, 2014, noting that it had been 28 months since his last base salary increase.

On February 20, 2014, the Compensation Committee increased Mr. West’s base salary to $950,000 effective March 10, 2014 as a result of his promotion as the new Chief Operating Officer.

Annual Incentive Plan

The purpose of the annual incentive plan is to motivate executives to accomplish short-term business performance goals that contribute to long-term business objectives. The plan is approved by the Compensation Committee at the beginning of each year and is intended to satisfy the performance pay exemption under Section 162 (m) of the Code.

Payouts under the plan are based on the plan funding formula and each NEO’s performance assessment. The plan funding is determined based on Operating Plan EBITDA* growth. (See footnote below for the definition.) The performance of each NEO is assessed taking into account his effectiveness in executing performance objectives and operating plans as well as his leadership impact on core business objectives. Named Executive Officers who are assessed as performing highly receive higher payouts relative to their opportunity. The total incentive awards cannot exceed the amount of the incentive fund. In general, approximately 10% of the incentive fund is paid to Named Executive Officers.

Plan Funding Formula

Each year the Compensation Committee approves a target incentive fund and the performance targets and thresholds that govern payouts.

•

Performance targets are set in relation to the growth of Operating Plan EBITDA performance from prior year. Achievement of our 2013 Operating Plan EBITDA target required a growth of 7% from 2012 and, if achieved, would grow the incentive fund by 5%. The Committee believes that growth in annual Operating Plan EBITDA is highly correlated to the creation of shareholder value. This metric is an effective measure of executives’ contribution to short-term company performance.

•	The 2013 Operating Plan EBITDA achievement was $1,590 million, representing 6% growth over prior year. Consequently no growth factor was applied to the incentive fund.

•	The annual incentive formula and funding calculation are set out in the table below:

2013 ANNUAL INCENTIVE PLAN
Incentive Fund Growth
OPERATING PLAN EBITDA* ($ in millions)	Operating Plan EBITDA Vs Prior year (%)				Vs Target (%)	Vs Prior year (%)
Threshold (90% of growth target): 1,443	-4%				-30%	-26%
1,505	0%				-10%	-5%
1,571	4%				-2%	3%
1,590	6%	◀	Actual	▶	0%	5%
1,603 (target)	7%				5%	10%

*	Operating Plan EBITDA differs from the calculation of Adjusted EBITDA presented in our annual report on Form 10-K for the year ended December 31, 2013 previously filed with the SEC because it excludes the impact of fluctuations in foreign currency exchange rates. For the purposes of performance management we value local currency results at a fixed operating plan rate established at the beginning of the year. Operating Plan EBITDA in 2013 also excludes Arbitron and Nielsen Expo. Growth rates have been normalized to account for the divestiture of Nielsen Expo. We define Adjusted EBITDA as net income or loss from our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, goodwill and intangible asset impairment charges, stock-based compensation expense and other non-operating items from our consolidated statements of operations as well as certain other items considered unusual or non-recurring in nature.

2014 Proxy Statement	Nielsen Holdings N.V.	39

EXECUTIVE COMPENSATION

•

Before approving the incentive plan funding, the Compensation Committee assesses the Company’s free cash flow performance against annual plan objectives. The Committee has discretion to reduce the fund by up to 30% if free cash flow falls short of objectives. There is no discretion to increase the fund in the event that free cash flow performance exceeds objectives. The Committee reviewed the Company’s free cash flow performance which represented 34.5% growth over prior year (as shown under “– Executive Summary – Business Performance – Free Cash Flow”) and assessed that it met objectives.

CEO Performance Assessment

The Compensation Committee used the following framework to assess Mr. Calhoun’s performance.

PERFORMANCE ELEMENT	ASSESSMENT
Quantitative* Financial	Revenue grew 6.4% vs. 2012 on a constant currency basis Adjusted EBITDA grew 8.7% vs. 2012 on a constant currency basis Normalized Free Cash Flow grew 34.5% vs. 2012
Qualitative Strategic objectives

Grew global market share in core Buy and Watch businesses, and in online and advertiser solutions

Extended relationships and long-term commitments with major global clients

Product innovation drove expanded coverage in developing markets and Online Campaign Ratings (OCR) platform enhancements

Arbitron acquisition closed. On plan to deliver integration synergies

Initiated and concluded CEO succession plan

Continued investment in leadership development; improved strength of pipeline

Input from Board

Increased mix of long-term public share owners, achieved S&P index inclusion

Continued leadership of public company transition; reduced board size from 15 to 11

De-risked and de-levered balance sheet

Refinanced remaining legacy high coupon debt, funded Arbitron acquisition and lowered interest expense through $2.9 billion loan repricing

Capital allocation strategy to further enhance long-term shareholder returns; initiated, paid, and increased dividend; initiated stock repurchase program

*	Includes financial performance of Nielsen Audio (Arbitron) since October 1, 2013

2014 Proxy Statement	Nielsen Holdings N.V.	40

EXECUTIVE COMPENSATION

Other NEO Performance Assessment

Mr. Calhoun makes pay recommendations for his direct reports after quantifying their performance against individual objectives set at the beginning of the year and their contribution to Nielsen’s financial performance and strategic objectives. He also considers the quality of the results delivered using a framework that quantifies the performance of each individual relative to his/her peers on factors such as leadership, Nielsen values, and degree of challenge. This qualitative assessment helps manage risk and better differentiates rewards for exceptional leaders.

The Compensation Committee considered the following performance factors in 2013 for our Named Executive Officers:

MITCH BARNS

•	Expansion of role to cover responsibility for Global Client Services

•	Drove 6% global revenue growth, overcoming market challenges in Europe

•	Strengthened Watch leadership team in the US and delivered strong operating results

•	Important structural alignment in Americas, Southeast Asia and Africa – revealing growth opportunities in developing markets

•	Exceptional performance in leading 30% growth of Watch Analytics

BRIAN WEST

•	Developed and executed long-term capital allocation strategy – dividend policy and stock buy-back

•	De-risking and de-leveraging of the balance sheet – refinanced $2.9 billion of debt, replaced high coupon notes, lowered long-term interest rate

•	Enhanced Investor Relations – new leadership. Balanced shareholder base

•	Seamless divestiture of Nielsen Expo business and significant contribution to closing Arbitron

•	Leadership of Entertainment business delivered 8% growth

MITCHELL HABIB

•	Significant productivity contribution to global EBITDA performance

•

Continued technological innovation, in conjunction with strategic partners, to enable breakthrough measurement solutions including coverage in developing markets and cross platform digital measurement in the Watch business

•	Enhanced value of Nielsen’s retail measurement globally with introduction of Global Track Complete service

•	Led the integration of Nielsen Audio (Arbitron) which is on track to deliver productivity gains above initial expectations

STEPHEN HASKER

•	Enhanced digital measurement capability with richer data (Experian); extended video measurement to mobile tablets and smartphones

•	Grew client base for online campaign ratings

•	Grew social media platform – launch of Nielsen Twitter TV Ratings

•	Introduced breakthrough marketing effectiveness construct (Reach – Resonance – Reaction) across multiple media platforms

2014 Proxy Statement	Nielsen Holdings N.V.	41

EXECUTIVE COMPENSATION

2013 Incentive Awards

Based on its performance assessments and the plan funding the Compensation Committee made the following incentive awards to the Named Executive Officers for 2013 performance. Except for Mr. Habib, 25% of the payments were delivered in restricted shares on February 20, 2014 and are therefore not included in the Summary Compensation Table (see-“Summary Compensation Table”). They will be disclosed in the 2015 proxy statement. The restricted shares vest in two equal annual installments.

Name	Target	Payout %	Payout $	75% of Payout in Cash	25% of Payout in Restricted Shares
David Calhoun	$3,750,000	107%	$4,000,000	$3,000,000	$1,000,000
Brian West	$1,350,000	111%	$1,500,000	$1,125,000	$375,000
Mitch Barns	$700,000	121%	$850,000	$637,500	$212,500
Mitchell Habib*	$1,600,000	103%	$1,650,000	—	—
Stephen Hasker	$850,000	103%	$875,000	$656,250	$218,750

*	Pursuant to the terms of Mr. Habib’s separation from the Company, his annual incentive award was delivered 100% in cash

Long-term Incentives (LTI)

The purposes of the long-term incentive awards are to focus executives on long-term sustainable performance and to align executive rewards with long-term returns delivered to shareholders. Currently, all long-term incentives are delivered in equity-based awards.

Equity-based awards are made to executives, other employees and directors pursuant to the 2010 Plan. In making decisions regarding 2013 equity awards, the Compensation Committee considered it important to increase the proportion of total pay delivered in the form of long-term equity and to ensure that at least 50% of the Long-Term Incentive value (excluding special retention grants) was subject to quantifiable long-term performance metrics that delivered both shareholder alignment and a powerful performance incentive for executives. Prior to finalizing award sizes, the Compensation Committee considered general industry market benchmarks and peer group data provided by Meridian; executives’ total direct compensation and prior year award values; and an assessment of each executive’s individual performance.

Long-Term Performance Plan

In February 2013, the Compensation Committee approved a new Long-Term Performance Plan (“LTPP”). LTPP participants are awarded a target number of performance restricted shares (“Performance Shares”) that are earned subject to the Company’s performance against two cumulative three-year performance metrics, Relative Total Shareholder Return (“RTSR”) and Free Cash Flow (“FCF”), with assigned weightings of 40% and 60%, respectively. The Committee decided that it was appropriate to assign more weight to the metric over which executives have relatively more direct control. The performance period commenced on January 1, 2013 and ends on December 31, 2015. Grants are denominated and settled in Nielsen shares. Based on the performance at the end of the three-year period, executives may earn less or more than the target shares granted. RTSR performance below 30th percentile of our performance peer group or FCF performance below 85% of the Free Cash Flow target will result in 0% payout for each metric. The maximum payout for each metric is 200%. The table below summarizes the plan design. The performance metrics operate independently.

Relative TSR 40% weight

Percentile Rank	Payout %*
<30th	0%
30th	50%
50th	100%
75th or above	200%

2014 Proxy Statement	Nielsen Holdings N.V.	42

EXECUTIVE COMPENSATION

Free Cash Flow 60% weight

Plan Achievement%	Payout %*
<85%	0%
85%	50%
90%	90%
100%	100%
105%	105%
110%	110%
115%	155%
120%	200%

*	Linear interpolation between the points

After a comprehensive review of reports from Meridian, other advisors and Nielsen’s management team, the Committee approved a performance peer group for the purposes of measuring our relative total shareholder return under the LTPP plan. The peer group includes companies in comparable businesses to Nielsen, as well as companies representing the markets we serve.

Accenture plc	McGraw Hill Financial, Inc.
Coca-Cola Company	MSCI Inc
Colgate-Palmolive Company	Omnicom Group, Inc.
Dun and Bradstreet Corporation	The Procter & Gamble Company
Equifax Inc	Reed Elsevier NV – ADR
Experian plc	Thompson Reuters
FactSet Research Systems Inc	Time Warner Inc
GfK SE	Twenty-First Century Fox Inc
IHS Inc	Unilever NV – ADR
The Interpublic Group of Companies, Inc.	Wolters Kluwer NV – ADR

Stock Options and RSUs

The Compensation Committee believes that stock options provide a powerful incentive for executives to focus on long-term performance and increase shareholder value, and provided 44% (excluding the special retention grant) of Mr. Calhoun’s LTI award in stock options.

For the other NEOs the Compensation Committee provided approximately 25% of the LTI values in stock options and 25% in RSUs (excluding special retention grants). The RSU awards are intended to enhance the retention value of the equity program. Both options and RSUs vest over four years in equal annual installments.

The above information is included under “– Grants of Plan-Based Awards in 2013” table.

Special Retention Grants

On July 25, 2013, the Compensation Committee awarded special grants of RSUs to Messrs. Calhoun, West, Barns and Hasker in light of the significant impact each was expected to have on Nielsen’s strategy development and business growth over the coming years, and to preserve the continuity of our business leadership. The Committee used a four-year vesting schedule, weighted to the later years in order to provide an incentive for the executives to remain with the company through the entire four-year period. The grant date values of the special awards fall within 80%-120% of each recipient’s 2013 equity award value.

Upon Mr. Calhoun’s resignation as the Company’s Chief Executive Officer and appointment as Executive Chairman of the Board, and under the terms of his Transition Agreement (as described under “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2013 Table – Employment Agreement with Mr. David L. Calhoun – Transition Agreement”), he agreed to forfeit the special award.

For Messrs. Barns, West and Hasker the special retention awards vest over 4 years on each anniversary of the grant in the following schedule: 20% on the first anniversary; 20% on the second anniversary; 30% on the third anniversary; and 30% on the fourth anniversary.

2014 Proxy Statement	Nielsen Holdings N.V.	43

EXECUTIVE COMPENSATION

This information is included under “– Grants of Plan-Based Awards in 2013” table.

2006 Plan

Prior to 2011, equity awards were made under the 2006 Stock Acquisition and Option Plan for Key Employees of Nielsen Holdings N.V. and its Subsidiaries, as amended and restated (the “2006 Plan”). Under the terms of the 2006 Plan, executives made a personal investment in the Company through the purchase of Nielsen stock and in return received a significant grant of stock options.

The personal investments made by our NEOs were as follows:

•	Mr. Calhoun $20,000,000 on 11/22/2006

•	Mr. West $1,250,000 on 3/21/2007

•	Mr. Barns $350,000 on 3/5/2007

•	Mr. Habib $1,750,000 on 3/21/2007

•	Mr. Hasker $1,000,000 on 12/21/2009

During the 2006 – 2010 period, there were no regular annual equity grants but there were grants of options made to Messrs. Calhoun, West and Barns in 2010 and grants of RSUs to Mr. Habib in 2009. A grant was made in 2009 to Mr. Hasker upon hiring.

The remaining unvested options under the 2006 Plan vested on December 31, 2013 with the exception of Mr. Hasker whose final tranche of options under this plan will vest on December 31, 2014.

Awards granted under the 2006 Plan were subject to restrictions on sale until the closing of a secondary offering which occurred in March 2012. Amendments to the 2006 Plan in 2011 lifted the sale restrictions in three installments following the closing of the secondary offering which had the effect of lifting sales restrictions by January 1, 2013, by which time robust share ownership guidelines (described below) were in place.

Share Ownership Guidelines

To ensure strong alignment of executive interests with the long-term interests of shareholders, executives are required to accumulate and maintain a meaningful level of stock ownership in the Company. The share ownership guideline policy was adopted in June 2011. Messrs. Barns and Hasker first became subject to our share ownership guidelines in 2013. Mr. Barns’s guideline was subsequently changed from three to six times salary on January 1, 2014 when he became the Company’s Chief Executive Officer. Neither Mr. Barns nor Mr. Hasker will be permitted to sell shares of the Company after December 31, 2014 until the guidelines are met.

The table below presents the guidelines and actual share ownership as of February 28, 2014 for each of our Named Executive Officers.

NEOs

Name	Guideline	Guideline Shares*	Share Ownership**
David Calhoun	6 x salary	305,000	1,250,000
Mitch Barns	6 x salary	131,000	35,713
Mitchell Habib	3 x salary	82,000	82,000
Brian West	3 x salary	80,000	92,776
Stephen Hasker	3 x salary	52,000	1,830

*	For Messrs. Barns and Hasker, the guideline shares were reset using $45.89 share price at close on 12/31/2013. The guideline shares were not reset for the other NEOs since they had previously met them.

**	Eligible shares include beneficially-owned shares held directly or indirectly and jointly-owned shares.

2014 Proxy Statement	Nielsen Holdings N.V.	44

EXECUTIVE COMPENSATION

Other Policies and Guidelines

Perquisites

We provide our Named Executive Officers with limited perquisites, reflected in the “All Other Compensation” column of the Summary Compensation Table and described in the footnotes. Named Executive Officers may claim financial planning and executive health exam expenses capped each year at $15,000 and $2,500, respectively. In very limited circumstances we may permit the CEO to access our contractual arrangement for private aircraft for his personal use. In certain circumstances, where necessary for business purposes, we also provide reimbursement for club membership fees and relocation expenses.

Severance

We believe that severance protections play a valuable role in attracting and retaining key executive officers. Since 2007, we have offered severance protections in conjunction with participation in the 2006 Plan.

Mr. Calhoun’s severance protections, which were provided under his employment agreement, are described in further detail under “– Potential Payments Upon Termination or Change in Control – Severance Benefits – Mr. Calhoun.” Consistent with his responsibilities as Chief Executive Officer and with market practice, Mr. Calhoun’s severance protections were higher than those of the other Named Executive Officers. As of the end of 2013, Mr. Calhoun’s severance protections were superseded by the provisions of his Transition Agreement (as described under “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2013 Table – Employment Agreement with Mr. David L. Calhoun – Transition Agreement”).

The severance protections for other Named Executive Officers are provided under severance agreements with each of them. The relevant severance triggering events and amounts payable are described in further detail under “– Potential Payments Upon Termination or Change in Control – Severance Benefits – Named Executive Officers Other Than Mr. Calhoun.”

No severance protections provided to NEOs are eligible for excise tax gross-up protection.

Change in Control

For equity awards made in 2011 or later, under the 2010 Plan, as amended, unvested options and RSUs do not vest automatically in the event of a change in control.

In general, unvested equity awards granted under the 2006 Plan vest in full on a change in control. Effective December 31, 2013, the final tranche of equity awards under this plan vested under the regular terms of the plan with the exception of Mr. Hasker whose final tranche of 27,343 options will vest on December 31, 2014. Thereafter, the only remaining unvested options are a small tranche of performance-based stock options that may vest on a change in control depending upon the financial return to the Sponsors; these options will expire for each NEO between November 2016 and March 2017 dependent on their grant date.

These benefits are described in further detail under “– Potential Payments Upon Termination or Change in Control.”

Clawback Policy

Our clawback policy requires the Chief Executive Officer and his executive direct reports, in all appropriate cases, to repay or forfeit any bonus, short-term incentive award or amount, or long-term incentive award or amount awarded to the executive, and any non-vested equity-based awards previously granted to the executive if:

The amount of the incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement or the correction of a material error; and

The executive engaged in intentional misconduct that caused or partially caused the need for the restatement or caused or partially caused the material error, and

The amount of the incentive compensation that would have been awarded to the executive, had the financial results been properly reported, would have been lower than the amount actually awarded.

2014 Proxy Statement	Nielsen Holdings N.V.	45

EXECUTIVE COMPENSATION

Other Benefits

The CEO and each other Named Executive Officer are eligible to participate in the health and welfare, defined contribution 401(k), and deferred compensation plans made available, per eligibility requirements, to all employees.

Tax Implications

Section 162 (m) of the Code limits the deductibility of compensation paid to our NEOs to $1 million during any fiscal year unless such compensation is performance-based under these rules. The Company intends to structure its compensation arrangements to take advantage of this exemption to the extent practicable. However, the Compensation Committee maintains the flexibility to pay non-deductible compensation if it determines it is necessary to meet its compensation objectives and/or it is in the best interests of the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (or any amendment thereto).

Submitted by the Compensation Committee of the Company’s Board of Directors: February 20, 2014.

James A. Attwood, Jr. (Chairman)

Karen M. Hoguet

Alexander Navab

Ganesh Rao

Javier G. Teruel

2014 Proxy Statement	Nielsen Holdings N.V.	46

EXECUTIVE COMPENSATION

TABLES AND NARRATIVE DISCLOSURE

Summary Compensation Table

The following table presents information regarding compensation to our Named Executive Officers for fiscal years 2013, 2012 and 2011.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus [1] ($)	Stock Awards [2] ($)	Option Awards [3] ($)	Non-Equity Incentive Plan Compensation [4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings [5] ($)	All Other Compensation [6] ($)	Total ($)
David Calhoun Chief Executive Officer[7]	2013	1,625,000	—	11,202,622	3,633,750	3,000,000	—	33,505	19,494,877
	2012	1,625,000	2,004,039	—	6,624,000	3,650,000	—	22,250	13,925,289
	2011	1,625,000	2,004,039	—	7,078,500	3,750,000	—	38,153	14,495,692
Brian West Chief Financial Officer[8]	2013	850,000	—	3,119,420	420,750	1,125,000	—	24,185	5,539,355
	2012	850,000	—	419,700	1,242,000	1,350,000	—	22,500	3,884,200
	2011	835,808	250,000	—	1,361,250	1,350,000	—	63,805	3,860,863
Mitch Barns President, Global Client Service[9]	2013	779,231	—	2,840,040	359,550	637,500	4,553	22,650	4,643,524
Mitchell Habib Chief Operating Officer[10]	2013	875,000	—	1,626,620	459,000	1,650,000	—	22,650	4,633,270
	2012	875,000	—	419,700	1,449,000	1,600,000	—	22,500	4,366,200
	2011	855,289	—	—	1,905,750	1,600,000	—	1,284,704	5,645,743
Stephen Hasker President, Global Product Leadership	2013	800,000	—	2,738,220	336,600	656,250	—	7,650	4,538,720

[1]	Bonus
For Mr. Calhoun: the amounts in 2011 and 2012 are the final installments of the signing bonus awarded under his original employment agreement. (see” -Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2013 Table – Employment Agreement with Mr. David L. Calhoun”).
For Mr. West: the amount shown for 2011 was a one-time discretionary bonus awarded in recognition of his contribution to the IPO.

[2]	Stock Awards
Represents the aggregate grant date fair value of RSUs and performance restricted shares awarded to certain Named Executive Officers calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. For a discussion of the assumptions and methodologies used to value the awards reported in column (e), please see Note 13 “Stock-Based Compensation” to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2013 previously filed with the Securities and Exchange Commission. All numbers exclude estimates of forfeitures. No awards were subject to repricing. The grant date fair value for the special retention grants and the restricted stock units is based on the stock price at close on the grant date.
Values for awards made in 2013 include:
Performance Restricted Shares – Target amounts granted on February 20, 2013 under the Long-Term Performance Plan (LTPP) - Messrs. Calhoun ($4,552,622), West ($1,018,200), Barns ($848,500), Habib ($1,187,900) and Hasker ($746,680).
Special Retention Grants – Messrs. Calhoun ($6,650,000), West ($1,662,500), Barns ($1,662,500) and Hasker ($1,662,500), granted on July 25, 2013.
Mr. Calhoun’s award was forfeited effective December 31, 2013
Restricted Stock Units – Messrs. West ($438,720), Barns ($329,040), Habib ($438,720) and Hasker ($329,040) granted on September 25, 2013.

[3]	Option Awards
Represents the aggregate grant date fair value of options awarded to each Named Executive Officer calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. For a discussion of the assumptions and methodologies used to value the awards reported in column (f), please see Note 13 “Stock-Based Compensation” to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2013 previously filed with the Securities and Exchange Commission. All numbers exclude estimates of forfeitures. No awards were subject to repricing and no awards were subject to performance conditions.

2014 Proxy Statement	Nielsen Holdings N.V.	47

EXECUTIVE COMPENSATION

[4]	Non-Equity Incentive Plan Compensation
With the exception of Mr. Habib, in 2013, 75% value of the annual incentive was paid in cash in February 2014 and was included in the Summary Compensation Table above as 2013 compensation. The remaining 25% of the annual incentive was delivered in restricted shares granted in February 2014 and was not included in the Summary Compensation Table above. These amounts will be reflected as 2014 compensation in the Summary Compensation table next year for those executive officers who will be NEOs for 2014.

In the case of Mr. Habib (as described under “– 2013 Total Direct Compensation Decisions – 2013 Incentive Awards”) the amount reflects the 100% cash payment made to him under the 2013 annual incentive plan in lieu of 75% in cash and 25% in restricted shares, which shares would have been reportable in the 2015 proxy statement if not for his separation from the Company.

[5]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings
The amounts indicated for Mr. Barns represents the actuarial change in pension value during 2013, relating to the Nielsen qualified plan and non-qualified excess plan. See “– Pension Benefits for 2013.”

[6]	All Other Compensation (2013 values)
Mr. Calhoun: financial planning expenses: $15,000; retirement plan contributions: $6,875 and personal aircraft usage: $11,630
Mr. West: financial planning expenses: $15,000; retirement plan contributions: $7,650; executive health examination expenses: $1,535
Mr. Barns: financial planning expenses: $15,000; retirement plan contributions: $7,650
Mr. Habib: financial planning expenses: $15,000; retirement plan contributions: $7,650
Mr. Hasker: retirement plan contributions: $7,650

[7]	Effective January 1, 2014, Mr. Calhoun was appointed to serve as Executive Chairman of the Company’s Board of Directors and resigned as Chief Executive Officer.

[8]	Effective March 10, 2014, Mr. West was appointed Chief Operating Officer.

[9]	Effective January 1, 2014, Mr. Barns was appointed Chief Executive Officer.

[10]	Effective March 10, 2014, Mr. Habib ceased to be Chief Operating Officer.

Grants of Plan-Based Awards in 2013

The following table presents information regarding grants to our Named Executive Officers during the fiscal year ended December 31, 2013.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards [2] ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Calhoun		—	3,750,000	—	—	—	—	—	—	—	—
	2/20/2013	—	—	—	—	—	—	116,000	—	—	4,552,622
	7/25/2013	—	—	—		200,000	—	—	—	—	6,650,000
	9/25/2013	—	—	—	—	—	—	—	475,000	36.56	3,633,750
Brian West		—	1,350,000	—	—	—	—	—	—	—	—
	2/20/2013	—	—	—	—	—	—	30,000	—	—	1,018,200
	7/25/2013	—	—	—	—	—	—	50,000	—	—	1,662,500
	9/25/2013	—	—	—	—	—	—	12,000	55,000	36.56	859,470
Mitch Barns		—	700,000	—	—	—	—	—	—	—	—
	2/20/2013	—	—	—	—	—	—	25,000	—	—	848,500
	7/25/2013	—	—	—	—	—	—	50,000	—	—	1,662,500
	9/25/2013	—	—	—	—	—	—	9,000	47,000	36.56	688,590
Mitchell Habib		—	1,600,000	—	—	—	—	—	—	—	—
	2/20/2013	—	—	—	—	—	—	35,000	—	—	1,187,900
	9/25/2013	—	—	—	—	—	—	12,000	60,000	36.56	897,720
Stephen Hasker		—	850,000	—	—	—	—	—	—	—	—
	2/20/2013	—	—	—	—	—	—	22,000	—	—	746,680
	7/25/2013	—	—	—	—	—	—	50,000	—	—	1,662,500
	9/25/2013	—	—	—	—	—	—	9,000	44,000	36.56	665,640

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EXECUTIVE COMPENSATION

[1]	Represents number of special retention RSUs for Mr. Calhoun that would have vested in four tranches, subject to EBITDA performance, in the year prior to the vesting date, meeting threshold performance levels determined by the Compensation Committee each year.
20% would have vested on each of July 25, 2014 and July 25, 2015
30% would have vested on each of July 25, 2016 and July 25, 2017.
Award was forfeited effective December 31, 2013

[2]	Represents the grant date fair values computed in accordance with FASB ASC Topic 718:
•	Special retention RSU awards to Messrs. Calhoun, West, Barns and Hasker granted on July 25, 2013
•	Performance restricted shares granted on February 20, 2013
•	Stock option awards granted to Messrs. Calhoun, West, Barns, Habib and Hasker on September 25, 2013
•	Restricted stock unit awards granted to Messrs. West, Barns, Habib and Hasker on September 25, 2013

2014 Proxy Statement	Nielsen Holdings N.V.	49

EXECUTIVE COMPENSATION

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2013 Table

Employment Agreement with Mr. David L. Calhoun

On August 22, 2006, we entered into an employment agreement with Mr. Calhoun, which was amended effective as of September 14, 2006 (as amended, the “Original Agreement”). His employment agreement was amended and restated effective December 15, 2008, and again effective October 27, 2010 (the “Restated Agreement”). The Restated Agreement had an employment term, which commenced October 27, 2010 and absent his resignation would have continued until December 31, 2014.

In connection with the Original Agreement Mr. Calhoun became entitled to a signing bonus of $10,613,699, which was paid in installments annually through January 1, 2012 (the “Original Signing Bonus”). Mr. Calhoun received the final installment ($2,004,039) of his Original Signing Bonus on January 13, 2012. In connection with entering into the Restated Agreement, Mr. Calhoun received an additional signing bonus of $6,000,000, which would have been repayable in full had his employment terminated for any reason prior to January 1, 2013. Prior to entering into the Transition Agreement (described below) if Mr. Calhoun’s employment terminated for any reason after January 1, 2013, but prior to January 1, 2015, he would have been required to repay a pro-rata portion of this signing bonus.

Transition Agreement

In connection with Mr. Calhoun’s resignation as the Company’s Chief Executive Officer and his appointment as the Executive Chairman of the Company’s Board of Directors effective January 1, 2014, the Company entered into the Transition Agreement with Mr. Calhoun, reflecting Mr. Calhoun’s change in status.

Pursuant to the Transition Agreement, Mr. Calhoun has agreed to devote between 15% and 20% of his business time (determined on a quarterly basis) from January 1, 2014 through December 31, 2015 (or such earlier date as the Board decides to end his service) to provide guidance and advice to Mr. Barns with respect to all aspects of his duties and responsibilities as the new Chief Executive Officer of the Company (the “Additional Services”). Other than as set forth in the Transition Agreement (which provides for the continued right of Mr. Calhoun to earn certain compensation granted to him in his position as Chief Executive Officer, as described below), Mr. Calhoun will not receive any compensation for serving as the Executive Chairman of the Board. Mr. Calhoun does not currently qualify as an independent director of the Board and the Company does not currently compensate non-independent directors of the Board.

Mr. Calhoun received his annual bonus with respect to the 2013 fiscal year. 25% of the award is denominated in restricted shares which will vest equally on the first and second anniversaries of the date of grant based on his continued service as a non-employee member of the Board. If Mr. Calhoun ceases to serve as a non-employee member of the Board because he was not nominated to serve for an additional term or he is not elected to the Board, then all such restricted shares will vest on the date he ceases to serve as non-employee director of the Board.

Mr. Calhoun will not be required to repay the remaining $2,000,000 of the $6,000,000 signing bonus he received in 2010 unless he ceases to serve as Executive Chairman of the Board on or prior to December 31, 2014. Mr. Calhoun will be paid his accrued benefit of $2,000,000 under his additional supplemental executive retirement plan on July 2, 2014 in a lump sum cash payment (as described under “– Nonqualified Deferred Compensation for 2013”).

On July 25, 2013, the Compensation Committee awarded Mr. Calhoun a special grant of 200,000 RSUs. Mr. Calhoun has agreed to forfeit this award. Under the award terms the RSUs would have vested 20% on the first anniversary of the grant, 20% on the second anniversary, 30% on the third anniversary and 30% on the fourth anniversary, conditional on the Company’s EBITDA performance in the year prior to the vesting date meeting threshold performance levels. The LTPP performance shares granted to Mr. Calhoun on February 20, 2013 and stock options that remain outstanding and unvested as of January 1, 2014 will be eligible to vest for so long as Mr. Calhoun continues to serve as the Executive Chairman of the Board (which reflects an amendment to the terms of these stock awards pursuant to the Transition Agreement, as they would otherwise have continued to be eligible to vest so long as Mr. Calhoun served as non-employee member of the Board). The vesting of the performance shares is conditional on the Company’s achievement against the performance metrics established within the plan and on Mr. Calhoun’s provision of Additional Services. If the Board terminates the Additional Services prior to December 31, 2015 without Mr. Calhoun’s prior consent, and Mr. Calhoun is willing and able to perform the Additional Services at such time, then Mr. Calhoun shall be treated as having continued to perform the Additional Services through

2014 Proxy Statement	Nielsen Holdings N.V.	50

EXECUTIVE COMPENSATION

December 31, 2015 for the purposes of earning the performance shares. In addition, in accordance with the terms of the Company’s 2010 Stock Incentive Plan, the post-termination exercise period for the stock options held by Mr. Calhoun that were granted under such plan will not commence until he ceases to serve as a non-employee member of the Board. In order to encourage Mr. Calhoun to continue to hold such options and to maintain his significant ownership stake in the Company, the stock options held by Mr. Calhoun that were granted under the Company’s 2006 Stock Acquisition and Option Plan were amended to provide that the post-termination exercise period for such options will not commence until he ceases to serve as a non-employee member of the Board.

Grants of Plan-Based Awards in 2013

On February 20, 2013 the NEOs were awarded performance restricted shares under the LTPP plan as follows:

   Mr. Calhoun 116,000 restricted shares

   Mr. West 30,000 restricted shares

   Mr. Barns 25,000 restricted shares

   Mr. Habib 35,000 restricted shares

   Mr. Hasker 22,000 restricted shares

The performance restricted shares will be earned at the end of the three-year period January 1, 2013 – December 31, 2015 based on the Company’s performance against the plan metrics (as described under “– Long-Term Incentives – Long-Term Performance Plan”).

On July 25, 2013 Mr. Calhoun was awarded a special grant of 200,000 RSUs. Under the terms of his Transition Agreement he has agreed to forfeit this award (as described under “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2013 Table – Employment Agreement with Mr. Calhoun – Transition Agreement”).

On July 25, 2013 Messrs. Barns, West and Hasker were awarded special grants of RSUs (as described under “– Long-Term Incentives – Special Retention Grants”). The amounts granted were as follows:

   Mr. West 50,000 RSUs

   Mr. Barns 50,000 RSUs

   Mr. Hasker 50,000 RSUs

The award has a four-year vesting schedule, weighted to the later years in order to provide an incentive for the executives to remain with the company through the entire four-year period (as described under “–2013 Total Direct Compensation Decisions – Long-Term Incentives – Special Retention Grants”).

On September 25, 2013, Mr. Calhoun was granted options under the 2010 Plan. These options have an exercise price equal to $36.56 per share, the fair market value of a Company share on the date of grant. The options will vest ratably on September 25 of 2014, 2015, 2016 and 2017.

On September 25, 2013, the other NEOs were granted options and RSUs under the 2010 Plan. The options have an exercise price equal to $36.56 per share, the fair market value of a Company share on the date of grant. The options and RSUs will vest ratably on September 25, 2014, 2015, 2016 and 2017.

2014 Proxy Statement	Nielsen Holdings N.V.	51

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of December 31, 2013.

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable [1] (#)	Number of Securities Underlying Unexercised Options Unexercisable [1] (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options [1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested [2] (#)	Market Value of Shares or Units of Stock That Have Not Vested [2] ($)
David Calhoun	11/22/2006	2,393,750	—	356,250	16.00	11/22/2016	—	—
	11/22/2006	565,625	—	59,375	32.00	11/22/2016	—	—
	2/25/2010	156,250	—	—	18.40	2/25/2020	—	—
	5/11/2011	325,000	325,000	—	30.19	5/11/2018	—	—
	7/26/2012	200,000	600,000	—	27.98	7/26/2019	—	—
	2/20/2013	—	—	—	—	—	116,000	5,323,240
	9/25/2013	—	475,000	—	36.56	9/25/2020	—	—
Brian West	3/21/2007	212,499	—	44,532	16.00	3/21/2017	—	—
	3/21/2007	70,704	—	7,421	32.00	3/21/2017	—	—
	3/18/2010	62,500	—	—	18.40	3/18/2020	—	—
	5/11/2011	62,500	62,500	—	30.19	5/11/2018	—	—
	7/26/2012	37,500	112,500	—	27.98	7/26/2019	11,470	526,358
	2/20/2013	—	—	—	—	—	30,000	1,376,700
	7/25/2013	—	—	—	—	—	50,512	2,317,996
	9/25/2013	—	55,000	—	36.56	9/25/2020	12,055	553,203
Mitch Barns	3/5/2007	23,390	—	6,235	16.00	3/5/2017	—	—
	3/5/2007	9,898	—	1,039	32.00	3/5/2017	—	—
	3/18/2010	62,500	—	—	18.40	3/18/2020	—	—
	5/11/2011	37,500	37,500	—	30.19	5/11/2018	—	—
	7/26/2012	20,000	60,000	—	27.98	7/26/2019	11,470	526,358
	2/20/2013	—	—	—	—	—	25,000	1,147,250
	7/25/2013	—	—	—	—	—	50,512	2,317,996
	9/25/2013	—	47,000	—	36.56	9/25/2020	9,041	414,891
Mitchell Habib	3/21/2007	40,078	—	40,078	16.00	3/21/2017	—	—
	3/21/2007	6,680	—	6,679	32.00	3/21/2017	—	—
	5/11/2011	—	87,500	—	30.19	5/11/2018	—	—
	7/26/2012	—	131,250	—	27.98	7/26/2019	11,470	526,358
	2/20/2013	—	—	—	—	—	35,000	1,606,150
	9/25/2013	—	60,000	—	36.56	9/25/2020	12,055	553,203
Stephen Hasker	12/21/2009	23,438	23,437	—	16.00	12/21/2019	—	—
	12/21/2009	27,344	3,906	—	32.00	12/21/2019	—	—
	5/11/2011	37,500	37,500	—	30.19	5/11/2018	—	—
	7/26/2012	20,000	60,000	—	27.98	7/26/2019	11,470	526,358
	2/20/2013	—	—	—		—	22,000	1,009,580
	7/25/2013	—	—	—		—	50,512	2,317,996
	9/25/2013	—	44,000	—	36.56	9/25/2020	9,041	414,891

2014 Proxy Statement	Nielsen Holdings N.V.	52

EXECUTIVE COMPENSATION

[1]	The option awards are subject to vesting schedules as follows:
•	Option awards with exercise prices of $16 and $32
•

For Mr. Calhoun, 5% vested on December 31, 2006 and 19% were scheduled to vest on each of the five anniversaries of December 31, 2006, 50% of which were subject to performance vesting based on the achievement of pre-established EBITDA targets. 2008 performance did not meet the pre-established target. Performance-based options for this year will not vest unless there is a change in control. Performance in 2010 and 2011 did not meet the pre-established targets. Performance-based options for these years converted to time-based options with vesting on December 31, 2012 and December 31, 2013, respectively.

•

For the other NEOs, with the exception of Mr. Hasker, 5% vested on their grant date with the remainder scheduled to vest ratably on December 31, 2007, 2008, 2009, 2010 and 2011. 50% of the award was subject to performance vesting based on the achievement of pre-established EBITDA targets. 2008 performance did not meet the pre-established target. Performance-based options for this year will not vest unless there is a change in control. Performance in 2010 and 2011 did not meet the pre-established targets. Performance-based options for these years converted to time-based options with vesting on December 31, 2012 and December 31, 2013, respectively.

•

For Mr. Hasker, 25% was scheduled to vest ratably on December 31, 2009, 2010, 2011 and 2012. 50% of the award was subject to performance vesting based on the achievement of pre-established EBITDA targets. Performance in 2010, 2011 and 2012 did not meet the pre-established targets. Performance-based options for these years converted to time-based options with vesting on December 31, 2012, December 31, 2013 and December 31, 2014, respectively.

•	Option awards with an exercise price of $18.40

•	Mr. Calhoun: vested one-third on each of December 31 of 2010, 2011 and 2012

•	Messrs. West and Barns: vested one-third on each of March 18, 2011, 2012 and 2013

•	Option awards with exercise prices of $30.19, $27.98 and $36.56

•	Vest ratably on each of the four anniversaries of the grant date

[2]	The RSU awards are subject to vesting schedules as follows:

•	The July 26, 2012 awards vest ratably on each of the four anniversaries of the grant date

•	The September 25, 2013 awards vest ratably on each of the four anniversaries of the grant date

•	The February 20, 2013 awards are performance restricted shares made to each NEO which will vest in accordance with the terms of the 2013 LTPP in February 2016.

•

The July 25, 2013 awards are special RSU grants made to Messrs. West, Barns and Hasker. They will vest 20% on each of the anniversaries of the grant date in 2014 and 2015; and 30% on each subsequent grant date anniversary in 2016 and 2017. On July 25, 2013, Mr. Calhoun was awarded a special RSU grant. Upon his resignation as CEO he forfeited the award effective December 31, 2013 and, therefore, it is not reported in this table.

[3]	Market value is based on the closing price as of December 31, 2013 of $45.89 per share.

Option Exercises and Stock Vested in 2013

The following table presents information regarding the value realized by each of our Named Executive Officers upon the exercise of option awards or the vesting of stock awards during the fiscal year ended December 31, 2013.

(a)	(b)	(c)	(d)	(e)(1)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David Calhoun	1,000,000	18,522,404	—	—
Brian West	200,000	4,014,207	3,784	125,742
Mitch Barns [1]	36,000	697,422	3,784	125,742
Mitchell Habib	258,599	3,071,040	3,784	125,742
Stephen Hasker	46,875	852,116	3,784	125,742

[1]	Mr. Barns exercised options and held 11,831 shares.

Pension Benefits for 2013

The following table presents information regarding the pension arrangements with each of our Named Executive Officers during the fiscal year ended December 31, 2013.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David Calhoun	—	—	—	—
Brian West	—	—	—	—
Mitch Barns	Qualified Plan	4.42	33,336	—
	Excess Plan	4.42	24,397	—
Mitchell Habib	—	—	—	—
Stephen Hasker	—	—	—	—

2014 Proxy Statement	Nielsen Holdings N.V.	53

EXECUTIVE COMPENSATION

Assumptions for Present Value of Accumulated Benefit

Present values at December 31, 2013 were calculated using an interest rate of 5.10%, an interest credit rate of 3.85% and the RP 2000 mortality table (projected to 2020). At December 31, 2012, values were calculated using an interest rate of 4.30%, an interest credit rate of 3.05% and the RP 2000 mortality table (projected to 2012). These assumptions are consistent with those used for the financial statements of the Company’s retirement plans.

United States Retirement Plans

Effective August 31, 2006, the Company froze its United States qualified and non-qualified retirement plans. No participants may be added and no further benefits may accrue after this date. The retirement plans, as in existence immediately prior to the freeze, are described below.

We maintain a tax-qualified retirement plan (the “Qualified Plan”), a cash-balance pension plan that covers eligible United States employees who have completed at least one year of service. Prior to the freeze, we added monthly basic and investment credits to each participant’s account. The basic credit equals 3% of a participant’s eligible monthly compensation. Participants became fully vested in their accrued benefits after the earlier of five years of service or when the participant reached normal retirement age (which is the later of age 65 or the fifth anniversary of the date the participant first became eligible to participate in the plan). Unmarried participants receive retirement benefits as a single-life annuity, and married participants receive retirement benefits as a qualified joint-and-survivor annuity. Participants can elect an alternate form of payment such as a straight-life annuity, a joint-and-survivor annuity, years certain-and-life income annuity or a level income annuity option. Lump sum payment of accrued benefits is only available if the benefits do not exceed $5,000. Payment of benefits begins at the later of the participant’s termination of employment or reaching age 40.

We also maintain a non-qualified retirement plan (the “Excess Plan”) for certain of our management and highly compensated employees. Prior to the freeze, the Excess Plan provided supplemental benefits to individuals whose benefits under the Qualified Plan are limited by the provisions of Section 415 and/or Section 401(a)(17) of the Code. The benefit payable to a participant under the Excess Plan is equal to the difference between the benefit actually paid under the Qualified Plan and the amount that would have been payable had the applicable Code limitations not applied. Although the Excess Plan is considered an unfunded plan and there is no current trust agreement for the Excess Plan, assets have been set aside in a “rabbi trust” fund. It is intended that benefits due under the Excess Plan will be paid from this rabbi trust or from the general assets of the Nielsen entity that employs the participants.

Mr. Barns is the only Named Executive Officer who is a participant in the Qualified Plan and the Excess Plan.

Nonqualified Deferred Compensation for 2013

Beginning January 1, 2012, Mr. Calhoun’s Restated Agreement required Nielsen to accrue $1,000,000 per year as an additional supplementary retirement benefit in each of 2012, 2013 and 2014. Under the terms of the Transition Agreement (as described under Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2013 Table – Employment Agreement with Mr. David L. Calhoun – Transition Agreement”) Mr. Calhoun will be paid his accrued benefit of $2,000,000 under his additional supplemental executive retirement plan on July 2, 2014 in a lump sum cash payment.

The Company offers a voluntary nonqualified deferred compensation plan in the United States, which allows selected executives the opportunity to defer a significant portion of their base salary and incentive payments to a future date. Earnings on deferred amounts are determined with reference to designated mutual funds. No NEOs participate in this plan. There is no above market rate of return given to executives as defined by the Securities and Exchange Commission.

2014 Proxy Statement	Nielsen Holdings N.V.	54

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

Severance Benefits – Termination of Employment

Mr. Calhoun

Mr. Calhoun’s severance provisions formerly provided to him under his Restated Agreement were superseded by the Transition Agreement effective January 1, 2014.

On a change in control, any unvested options granted in 2011, 2012 and 2013 under the 2010 Plan, as amended, would become vested and exercisable in full if the acquiring entity does not provide for the issuance of substitute awards on an equitable basis. Unvested options under the 2006 Plan would also vest on a change in control.

As of December 31, 2013, the value of any accelerated vesting of options would be $37,076,521 as set forth in the following table. This includes the value of options awarded in 2011, 2012 and 2013 which would vest if not assumed by the acquiring entity.

Name	Grant Date	Unvested Options	Exercise Price	Unvested RSUs	LTPP	FMV as of 12/31/2013	Value of Accelerated Unvested Options & RSUs & LTPP
David Calhoun	11/22/2006	356,250	16.00	—	—	$45.89	$10,648,313
	11/22/2006	59,375	32.00	—	—	$45.89	$824,719
	5/11/2011	325,000	30.19	—	—	$45.89	$5,102,500
	7/26/2012	600,000	27.98	—	—	$45.89	$10,746,000
	2/20/2013	—	—	—	116,000	$45.89	$5,323,240
	9/25/2013	475,000	36.56	—	—	$45.89	$4,431,750
							$37,076,521

Under certain circumstances, benefits payable to Mr. Calhoun in connection with a change in control of the Company that are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Code may be reduced to the highest amount that would not subject Mr. Calhoun to any excise tax under Section 4999 of the Code.

Named Executive Officers Other Than Mr. Calhoun

If the employment of any other Named Executive Officers is terminated by the Company without cause or by them for good reason (as those terms are defined in the form of Severance Agreement), subject to their compliance with certain restrictive covenants (as described under “– Restrictive Covenants”), and their execution (without revocation) of a general waiver and release of claims, they will be entitled to severance pay that includes:

•	Base salary continuation for two years for Messrs. West and Habib;

•	Base salary continuation for one year for Messrs. Barns and Hasker;

•	a pro-rata portion of their annual incentive award for the year of termination; and

•	continued health and welfare benefits for the executive and their family members for the duration of the severance period, with premiums at employee rates.

2014 Proxy Statement	Nielsen Holdings N.V.	55

EXECUTIVE COMPENSATION

If an executive’s employment had been terminated without cause by the Company, or for good reason by the executive on December 31, 2013 they would have received total payments as shown in the following table:

	Multiple of Base Salary	Base Salary $	Annual Incentive Award $	Health & Welfare Benefits $	Total $
Brian West	2x	1,700,000	$1,500,000	14,400	3,214,400
Mitch Barns	1x	800,000	$850,000	7,200	1,657,200
Mitchell Habib	2x	1,750,000	$1,650,000	14,400	3,414,400
Stephen Hasker	1x	800,000	$875,000	7,200	1,682,200

In addition, on a change in control, any unvested options and RSUs granted in 2011, 2012 and 2013 under the 2010 Plan, as amended, would become vested and exercisable in full if the acquiring entity does not provide for the issuance of substitute awards on an equitable basis. Unvested options under the 2006 Plan would also vest on a change in control.

As of December 31, 2013, the value of any accelerated vesting of options and RSUs would be as set forth in the following table. This includes the value of options and RSUs awarded in 2011, 2012 and 2013 which would vest if not assumed by the acquiring entity.

Name	Grant Date	Unvested Options	Exercise Price	Unvested RSUs	LTPP	FMV as of 12/31/2013	Value of Accelerated Unvested Options & RSUs & LTPP
Brian West	3/21/2007	44,532	16.00	—	—	$45.89	$1,331,061
	3/21/2007	7,421	32.00	—	—	$45.89	$103,078
	5/11/2011	62,500	30.19	—	—	$45.89	$981,250
	7/26/2012	112,500	27.98	—	—	$45.89	$2,014,875
	7/26/2012	—	—	11,470	—	$45.89	$526,358
	2/20/2013	—	—	—	30,000	$45.89	$1,376,700
	7/25/2013	—	—	50,512	—	$45.89	$2,317,996
	9/25/2013	55,000	36.56	—	—	$45.89	$513,150
	9/25/2013	—	—	12,055	—	$45.89	$553,204
							$9,717,672
Mitch Barns	3/5/2007	6,235	16.00	—	—	$45.89	$186,364
	3/5/2007	1,039	32.00	—	—	$45.89	$14,432
	5/11/2011	37,500	30.19	—	—	$45.89	$588,750
	7/26/2012	60,000	27.98	—	—	$45.89	$1,074,600
	7/26/2012	—	—	11,470	—	$45.89	$526,358
	2/20/2013	—	—	—	25,000	$45.89	$1,147,250
	7/25/2013	—	—	50,512	—	$45.89	$2,317,996
	9/25/2013	47,000	36.56	—	—	$45.89	$438,510
	9/25/2013	—	—	9,041	—	$45.89	$414,891
							$6,709,151
Mitchell Habib	3/21/2007	40,078	16.00	—	—	$45.89	$1,197,931
	3/21/2007	6,679	32.00	—	—	$45.89	$92,771
	5/11/2011	87,500	30.19	—	—	$45.89	$1,373,750
	7/26/2012	131,250	27.98	—	—	$45.89	$2,350,688
	7/26/2012	—	—	11,470	—	$45.89	$526,358
	2/20/2013	—	—	—	35,000	$45.89	$1,606,150
	9/25/2013	60,000	36.56	—	—	$45.89	$559,800
	9/25/2013	—	—	12,055	—	$45.89	$553,204
							$8,260,652

2014 Proxy Statement	Nielsen Holdings N.V.	56

EXECUTIVE COMPENSATION

Name	Grant Date	Unvested Options	Exercise Price	Unvested RSUs	LTPP	FMV as of 12/31/2013	Value of Accelerated Unvested Options & RSUs & LTPP
Stephen Hasker	12/21/2009	23,437	16.00	—	—	$45.89	$700,532
	12/21/2009	3,906	32.00	—	—	$45.89	$54,254
	5/11/2011	37,500	30.19	—	—	$45.89	$588,750
	7/26/2012	60,000	27.98	—	—	$45.89	$1,074,600
	7/26/2012	—	—	11,470	—	$45.89	$526,358
	2/20/2013	—	—	—	22,000	$45.89	$1,009,580
	7/25/2013	—	—	50,512	—	$45.89	$2,317,996
	9/25/2013	—	—	9,041	—	$45.89	$414,891
	9/25/2013	44,000	36.56	—	—	$45.89	$410,520
							$7,097,481

Restrictive Covenants

Pursuant to Mr. Calhoun’s Restated Agreement and Transition Agreement, he has agreed not to disclose any Company confidential information at any time during or after his employment with Nielsen. In addition, Mr. Calhoun has agreed that, for a period of two years following a termination of his employment with Nielsen, he will not solicit or hire Nielsen’s employees or solicit Nielsen’s customers or materially interfere with any of Nielsen’s business relationships. He has also agreed not to act as an employee, investor or in another significant function in any business that directly or indirectly competes with any business of the Company.

Pursuant to the severance agreements of the other Named Executive Officers, they have agreed not to disclose any Company confidential information at any time during or after their employment with Nielsen. In addition, they have agreed that, for the duration of their severance period following a termination of their employment with Nielsen, they will not solicit Nielsen’s employees or customers or materially interfere with any of Nielsen’s business relationships. They have also agreed not to act as an employee, investor or in another significant function in any business that directly or indirectly competes with any business of the Company.

If a Named Executive Officer breaches the restrictive covenants, in addition to all other remedies that may be available to the Company, the Named Executive Officer will be required to pay to the Company any amounts actually paid to him or her by the Company in respect of any repurchase by the Company of the options or shares of common stock underlying the options held by the officer.

2014 Proxy Statement	Nielsen Holdings N.V.	57

Director Compensation

Dutch law requires our shareholders to adopt a general compensation policy applicable to our Board of Directors and covering, among other things, fixed and variable compensation and equity plans. Our shareholders have adopted such policy. Our articles of association provide, consistent with applicable Dutch law, that the Board may decide on the individual compensation applicable to our directors, within the framework permitted by the approved general compensation policy. In making its decision, our Board is assisted by the Compensation Committee. To the extent the Board decides to include in the compensation package for directors an equity plan, the plan (at an aggregated level for all directors stating the amount of equity that may be granted and the material terms) is subject to the approval of our general meeting of shareholders. The equity plan applicable to our directors has been approved by our general meeting of shareholders.

Until May 1, 2013, each of our non-executive directors who are independent under applicable NYSE rules, other than Sponsor Directors, (the “Independent Directors”) received an annual cash retainer of $60,000. Independent Directors who are members of the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee, other than chairpersons, each received additional annual compensation of $10,000, $5,000 and $5,000, respectively, and the chairperson of each of these committees received additional annual compensation of $15,000, $10,000 and $10,000, respectively. Each Independent Director received $2,000 of additional compensation for each meeting attended in excess of five meetings in one year. Fees are paid quarterly.

Effective May 1, 2013, each of our Independent Directors received an annual cash retainer of $70,000. Committee membership fees and meeting fees remained as described above, but chairpersons of the Audit, Compensation and Nomination and Corporate Governance Committees received $20,000, $15,000 and $15,000, respectively. Annual equity grants were made entirely in Deferred Stock Units (“DSUs”) with a fair market value of $120,000. A DSU represents an unfunded and unsecured right to receive one share of Nielsen common stock following the termination of the director’s services with Nielsen. The DSUs vest in four substantially equal quarterly installments. The Board of Directors previously adopted a deferred compensation plan for Independent Directors under which they may defer the receipt of their cash payments into DSUs.

On February 21, 2013, our Board of Directors approved the accrual of dividend equivalents (in the form of additional DSUs) on unvested DSUs granted to our directors.

Following a study performed by Meridian Compensation Partners, LLC, the Company’s outside compensation consultant, changes were made to director compensation. Effective January 1, 2014, the annual cash retainer was increased to $80,000, the per meeting fees were eliminated, the committee membership fees were eliminated (but the committee chairmanship fees were retained) and the annual DSU grant was increased to $135,000.

The Company does not currently compensate non-independent or Sponsor Directors.

In connection with his departure as the Company’s Chief Executive Officer and his appointment as the Executive Chairman of the Company’s Board of Directors effective January 1, 2014, the Company entered into a Transition Agreement with Mr. Calhoun, dated as of November 5, 2013. For more information about the Transition Agreement, see “Executive Compensation – Tables and Narrative Disclosure – Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2013 Table – Transition Agreement.”

In June 2011, our Board of Directors adopted share ownership guidelines, pursuant to which directors who receive fees for their services are required to maintain equity ownership in our Company equivalent to at least five times their annual fees. Shares beneficially owned by these directors, including vested DSUs and jointly-owned shares, are included in the calculation. These directors are expected to meet the guidelines within five years from their adoption. The Compensation Committee

2014 Proxy Statement	Nielsen Holdings N.V.	58

DIRECTOR COMPENSATION

reset the share ownership guidelines for Ms. Hoguet and Messrs. Ranadive and Teruel effective January 1, 2014 to reflect the latest director fee schedule as described above. The guidelines were reset using a share price of $45.89, the price at close on December 31, 2013. The guidelines were not reset for Mr. Pozen since he had previously met them. The current guidelines and share ownership for this purpose as of February 28, 2014 are set forth below.

	Guideline	Guideline Shares*	Share Ownership
Mr. Pozen	5 x Fees	13,000	186,492
Ms. Hoguet	5 x Fees	11,000	9,846
Mr. Teruel	5 x Fees	9,000	9,251
Mr. Ranadivé	5 x Fees	9,000	6,291

DIRECTOR COMPENSATION FOR THE 2013 FISCAL YEAR

The 2013 compensation of non-employee directors who served on the Board in 2013 is displayed in the table below:

Name	Fees Earned or Paid in Cash [1] ($)	Stock Awards [1] ($)	Total ($)
James A. Attwood Jr. [2]	—	—	—
Richard J. Bressler [2]	—	—	—
Michael S. Chae [2]	—	—	—
Patrick J. Healy [2]	—	—	—
Karen M. Hoguet	—	219,250	219,250
James M. Kilts [2]	—	—	—
Alexander Navab [2]	—	—	—
Robert C. Pozen	—	221,250	221,250
Vivek Ranadivé	—	197,500	197,500
Ganesh Rao [2]	—	—	—
Robert Reid [2]	—	—	—
Javier G. Teruel	—	210,500	210,500

[1]

Pursuant to the directors’ deferred compensation plan, all directors elected to defer 100% of their board and committee fees into DSUs (as described above). The number of DSUs credited to the director’s DSU account in lieu of his or her quarterly fees is based on the closing trading price of a share of Nielsen common stock on the date the cash fees would otherwise be payable. The dollar value of fees deferred into DSUs in 2013 for Ms. Hoguet and Messrs. Pozen, Ranadive and Teruel was $99,250, $101,250, $77,500 and $90,500, respectively. These amounts include regular board and committee fees for each such director and additional meeting fees for Board meetings attended in excess of five per calendar year (as described above) of $8,000, $10,000, $10,000 and $8,000 for Ms. Hoguet and Messrs. Pozen, Ranadive and Teruel, respectively. Amounts in this column also include the dollar value of the annual DSU grant made to each executive in 2013 (as described above) of $120,000. DSUs were granted at fair market value on date of grant and vest in four substantially equal quarterly installments from the grant date. The dollar amount shown represents the aggregate fair value of DSUs calculated in accordance with Financial Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

[2]

These directors are affiliated with our Sponsors and received no additional compensation for serving on our Board of Directors. Mr. Chae resigned from the Board on January 25, 2013. On December 19, 2013, Messrs. Bressler, Healy and Reid resigned from the Board and Mr. Rao was appointed as a member of the Board.

Each of Ms. Hoguet and Messrs. Pozen, Ranadive and Teruel has an aggregate of 31,120, 40,335, 4,941 and 34,172 options to purchase shares of our common stock, respectively, outstanding on December 31, 2013. Also on that date, each have an aggregate of 6,528, 6,466, 6,928 and 6,079 DSUs, respectively, which comprises DSUs received in lieu of cash board and committee fees, DSUs awarded annually under the equity plan and dividend equivalents accrued in the form of DSUs (as described above). Of these DSU amounts, 1,724, 1,724, 1,724 and 1,724, respectively, were not vested as of December 31, 2013. Each of Ms. Hoguet and Messrs. Pozen, Ranadive and Teruel has, at December 31, 2013, an aggregate of 4,000, 10,364, 0 and 3,855 shares of common stock, respectively, received in lieu of cash board and committee fees or otherwise granted to them by the Company during their tenure as director.

2014 Proxy Statement	Nielsen Holdings N.V.	59

Equity Compensation Plan Information

The following table sets forth equity compensation plan information regarding options to purchase shares of the Company’s common stock, restricted stock units, deferred stock units and performance restricted shares at December 31, 2013.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders [1]	19,452,184	[2]	$25.49	13,462,127
Equity compensation plans not approved by security holders	0		0	0
Total	19,452,184	[2]	$25.49	13,462,127

[1]	These shares may be issued pursuant to the Amended and Restated Nielsen Holdings 2010 Stock Incentive Plan, as it may be amended from time to time.

[2]	Includes 1,307,893 restricted stock units, 26,000 deferred stock units and 490,280 performance restricted shares.

2014 Proxy Statement	Nielsen Holdings N.V.	60

Ownership of Securities

The following table sets forth certain information regarding beneficial ownership of Nielsen’s capital stock as of February 28, 2014 with respect to:

•	each person or group of affiliated persons known by Nielsen to own beneficially more than 5% of the outstanding shares of any class of its capital stock, together with their addresses;

•	each of Nielsen’s directors;

•	each of Nielsen’s Named Executive Officers; and

•	all directors and nominees and executive officers as a group.

Various investment funds associated with a consortium of private equity firms (as described in footnote 1 below) own shares of Nielsen indirectly through their holdings in Valcon Acquisition Holding (Luxembourg) S.ar.l. (“Luxco”). As of February 28, 2014, Luxco owned 125,224,724 shares (or approximately 33%) of the common stock of Nielsen.

Percentage computations are based on 379,045,472 shares of our common stock outstanding as of February 28, 2014.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Valcon Acquisition Holding (Luxembourg) S.à r.l. [1]	125,224,724	33.0%
The Blackstone Group [1]	28,595,942	7.5%
The Carlyle Group [1]	24,687,053	6.5%
Kohlberg Kravis Roberts & Co. [1]	25,065,106	6.6%
Thomas H. Lee Partners [1]	25,065,106	6.6%
Capital Research Global Investors [2]	35,663,340	9.4%
James A. Attwood, Jr.	—	—
Karen M. Hoguet [3]	40,966	*
James M. Kilts	—	—
Alexander Navab	—	—
Robert Pozen [4]	245,427	*
Vivek Ranadivé [5]	6,291	*
Ganesh Rao	—	—
Javier G. Teruel [6]	43,423	*
David L. Calhoun [7]	4,890,625	1.3%
Mitch Barns [8]	189,001	*
Stephen Hasker [9]	86,674	*
Brian J. West [10]	538,479	*
Mitchell Habib [11]	128,758	*
All Directors and Executive Officers as a group (18 persons) [12]	7,075,711	1.9%

*	less than 1%

[1]

Luxco is a private limited company incorporated under the laws of Luxembourg, the equity interests of which are held by the various investment funds. The address of Luxco is 59, rue de Rollingergrund, L-2440, Luxembourg.

2014 Proxy Statement	Nielsen Holdings N.V.	61

OWNERSHIP OF SECURITIES

AlpInvest Partners CS Investments 2006 C.V. (“Investments 2006”) beneficially owns 27,805 ordinary shares of Luxco (“Ordinary Shares”) and 3,915,920 Yield Free Convertible Preferred Equity Certificates of Luxco (“YFCPECs”). The YFCPECs are convertible into ordinary shares of Luxco at any time at the option of Luxco or at the option of the holders thereof. The general partner of Investments 2006 is AlpInvest Partners 2006 B.V., whose managing director is AlpInvest Partners B.V. (“AlpInvest BV”). AlpInvest BV, by virtue of the relationships described above, may be deemed to have voting or investment control with respect to the shares held by Investments 2006. AlpInvest BV disclaims beneficial ownership of such shares. AlpInvest Partners Later Stage Co-Investments IIA C.V. (“LS IIA CV”) beneficially owns 280 Ordinary Shares and 22,068 YFCPECs. AlpInvest Partners Later Stage Co-Investments Custodian IIA B.V. (“LS IIA BV”) holds the shares as a custodian for LS IIA CV. The managing director of LS IIA BV is AlpInvest BV. AlpInvest BV, by virtue of the relationships described above, may be deemed to have voting or investment control with respect to the shares held by LS IIA BV. AlpInvest BV disclaims beneficial ownership of such shares. The address of each of the entities and persons identified in this paragraph is c/o AlpInvest Partners B.V. Jachthavenweg 118, 1081 KJ Amsterdam, the Netherlands. Volkert Doeksen, Paul de Klerk, Daniel A. D’Aniello and Glenn A. Youngkin, in their capacities as managing directors of AlpInvest BV, effectively have the power to exercise voting and investment control over the shares held by Investments 2006 and LS IIA BV when two of them act jointly. Each of Messrs. Doeksen, De Klerk, D’Aniello and Youngkin disclaims beneficial ownership of such shares. Of the 125,224,724 shares of common stock of Nielsen owned by Luxco, 8,411,846 are attributable to AlpInvest Partners.

The shares of common stock of Nielsen shown in the table for The Blackstone Group are attributable to them as a result of their ownership in Luxco. Blackstone Capital Partners (Cayman) V L.P. (“BCP V”) beneficially owns 38,695 Ordinary Shares and 6,291,165 YFCPECs. Blackstone Family Investment Partnership (Cayman) V L.P. (“BFIP V”) beneficially owns 1,220 Ordinary Shares and 197,957 YFCPECs. Blackstone Family Investment Partnership (Cayman) V-SMD L.P. (“BFIP V-SMD”) beneficially owns 2,745 Ordinary Shares and 446,209 YFCPECs. Blackstone Participation Partnership (Cayman) V L.P. (“BPPV”) beneficially owns 250 Ordinary Shares and 40,753 YFCPECs. Blackstone Capital Partners (Cayman) V-A L.P. (“BCP V-A”) beneficially owns 35,830 Ordinary Shares and 5,824,523 YFCPECs. BCP (Cayman) V-S L.P. (“BCP V-S”) beneficially owns 3,070 Ordinary Shares and 498,852 YFCPECs. BCP V Co-Investors (Cayman) L.P. (“BCPVC” and, collectively with BCP V, BFIP V, BFIP V-SMD, BPPV, BCP V-A and BCP V-S, the “Blackstone Funds”) beneficially owns 620 Ordinary Shares and 100,667 YFCPECs. Blackstone Management Associates (Cayman) V L.P. (“BMA”) is the general partner of each of the Blackstone Funds other than BFIP V, BPPV and BFIP V-SMD. Blackstone LR Associates (Cayman) V Ltd. (“BLRA”) and BCP V GP L.L.C. are the general partners of BMA. The general partner of each of BFIPV and BPPV is BCP V GP L.L.C. The general partner of BFIPV-SMD is Blackstone Family GP L.L.C. Blackstone Holdings III L.P. is the sole member of BCP V GP L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Mr. Schwarzman is director and controlling person of BLRA. Each of BMA, BLRA and Mr. Schwarzman may be deemed to beneficially own the Ordinary Shares and YFCPECs beneficially owned by the Blackstone Funds that are directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such Ordinary Shares and YFCPECs. The address of each of the Blackstone Funds, BMA, BLRA and Mr. Schwarzman is c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154.

The shares of common stock of Nielsen shown in the table for The Carlyle Group are attributable to them as a result of their ownership in Luxco. Carlyle Partners IV Cayman, L.P. (“CP IV”) beneficially owns 64,970 Ordinary Shares and 9,108,971 YFCPECs. CP IV Coinvestment Cayman, L.P. (“CPIV Coinvest”) beneficially owns 2,620 Ordinary Shares and 367,883 YFCPECs. The general partner of each of CP IV and CPIV Coinvest is TC Group IV Cayman, L.P., whose general partner is CP IV GP, Ltd., which is wholly owned by TC Group Cayman Investment Holdings Sub L.P. CEP II Participations S.à r.l. SICAR (“CEP II P”) beneficially owns 14,840 Ordinary Shares and 2,080,281 YFCPECs (the Ordinary Shares and YFCPECs beneficially owned by CP IV, CPIV Coinvest and CEP II P are collectively referred to as the “Carlyle Shares”). CEP II P’s sole shareholder is Carlyle Europe Partners II, L.P., whose general partner is CEP II Managing GP, L.P., whose general partner is CEP II Managing GP Holdings, Ltd., whose sole shareholder is TC Group Cayman Investment Holdings Sub L.P. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P. The address of CEP II P is 2 Avenue Charles de Gaulle, Luxembourg L-1653, Luxembourg. The address of Carlyle Group Management L.L.C., The Carlyle Group L.P., Carlyle Holdings II GP L.L.C., Carlyle Holdings II L.P., CEP II Managing GP, L.P. and Carlyle Europe Partners II, L.P. is c/o The Carlyle Group, 1001 Pennsylvania Ave., NW, Suite 220 South, Washington, D.C. 20004-2505. The address of each of the other entities listed is c/o Walker Corporate Services Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001 Cayman Islands.

Hellman & Friedman Capital Partners V (Cayman), L.P. owns 34,801 Ordinary Shares and 4,890,170 YFCPECs, Hellman & Friedman Capital Partners V (Cayman Parallel), L.P. owns 4,874 Ordinary Shares and 671,596 YFCPECs, and Hellman & Friedman Capital Associates V (Cayman), L.P. owns 10 Ordinary Shares and 2,783 YFCPECs. Hellman & Friedman Investors V (Cayman), Ltd. is the sole general partner of Hellman & Friedman Investors V (Cayman), L.P. Hellman & Friedman Investors V (Cayman), L.P., in turn, is the sole general partner of each of Hellman & Friedman Capital Partners V (Cayman), L.P., Hellman & Friedman Capital Partners V (Cayman Parallel), L.P. and Hellman & Friedman Capital Associates V (Cayman), L.P. Hellman & Friedman Investors V (Cayman), Ltd. is owned by more than 10 shareholders, none of whom owns more than 9.9% of Hellman & Friedman Investors V (Cayman), Ltd. Hellman & Friedman Investors V (Cayman), Ltd. has a four-member investment committee (the “Investment Committee”) that serves at the discretion of Hellman & Friedman Investors V (Cayman), Ltd.’s Board of Directors and makes recommendations to such Board with respect to matters presented to it. Members of the Investment Committee are Brian M. Powers, Philip U. Hammarskjold, Patrick J. Healy and David R. Tunnell. Each of the entities identified in this paragraph, the members of the Investment Committee and the shareholders of Hellman & Friedman Investors V (Cayman), Ltd. disclaim beneficial ownership of any shares of common stock of Nielsen. Mr. Healy is a shareholder of Hellman & Friedman Investors V (Cayman), Ltd. and is a member of the Investment Committee. The address of each of the entities identified in this paragraph is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, Georgetown, Grand Cayman KY1-9005, Cayman Islands. Of the 125,224,724 shares of common stock of Nielsen owned by Luxco, 11,886,331 are attributable to Hellman & Friedman.

The shares of common stock of Nielsen shown in the table for Kohlberg Kravis Roberts & Co. are attributable to them as a result of their ownership in Luxco. KKR VNU Equity Investors, L.P. beneficially owns 13,655 Ordinary Shares and 1,946,792 YFCPECs and is controlled by its general partner, KKR VNU GP Limited. KKR VNU GP Limited is wholly-owned by KKR VNU (Millennium) Limited (“KKR VNU Limited”). KKR VNU (Millennium) L.P. beneficially owns 69,946 Ordinary Shares and 9,787,363 YFCPECs and is controlled by its general partner, KKR VNU Limited. Voting and investment control over the securities beneficially owned by KKR VNU Limited is exercised by its board of directors consisting of Messrs. Alexander Navab, Simon E. Brown and William J. Janetschek, who may be deemed to share beneficial ownership of any shares beneficially owned by KKR VNU Limited but disclaim such beneficial ownership. KKR Millennium Fund (Overseas), Limited Partnership (“Millennium Fund”) beneficially owns 84 Ordinary Shares, and is controlled by its general partner, KKR Associates Millennium (Overseas), Limited Partnership, which is controlled by its general partner, KKR Millennium Limited. KKR Associates Millennium (Overseas), Limited Partnership also holds a majority of the equity interests of KKR VNU Limited.

2014 Proxy Statement	Nielsen Holdings N.V.	62

OWNERSHIP OF SECURITIES

Each of KKR SP Limited (“KKR SP”) (as the voting partner of KKR Associates Millennium (Overseas), Limited Partnership); KKR Fund Holdings L.P. (“KKR Fund Holdings”) (as the sole shareholder of KKR Millennium Limited); KKR Fund Holdings GP Limited (“KKR Fund Holdings GP”) (as a general partner of KKR Fund Holdings); KKR Group Holdings L.P. (“KKR Group Holdings”) (as the sole shareholder of KKR Fund Holdings GP and a general partner of KKR Fund Holdings); KKR Group Limited (“KKR Group”) (as the general partner of KKR Group Holdings); KKR & Co. L.P. (“KKR & Co.”) (as the sole shareholder of KKR Group); and KKR Management LLC (“KKR Management”) (as the general partner of KKR & Co.) may also be deemed to be the beneficial owner of the securities held by Millennium Fund, KKR VNU (Millennium) L.P. and KKR VNU Equity Investors, L.P., KKR SP, KKR Fund Holdings, KKR Fund Holdings GP, KKR Group Holdings, KKR Group, KKR & Co. and KKR Management disclaim beneficial ownership of such securities.

As the designated members of KKR Management, Messrs. Henry R. Kravis and George R. Roberts may be deemed to be the beneficial owner of the securities held by Millennium Fund, KKR VNU (Millennium) L.P. and KKR VNU Equity Investors, L.P. but disclaim beneficial ownership of such securities. The principal business address of each of the entities and persons identified in this and the paragraph above except Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York, 10019. The principal business office for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

The shares of common stock of Nielsen shown in the table for Thomas H. Lee Partners are attributable to them as a result of their ownership in Luxco. The Luxco shares shown as owned by Thomas H. Lee Partners are owned of record by (i) Thomas H. Lee (Alternative) Fund VI, L.P. (“Alternative Fund VI”), Thomas H. Lee (Alternative) Parallel Fund VI, L.P. (“Alternative Parallel VI”) and Thomas H. Lee (Alternative) Parallel (DT) Fund VI, L.P. (“Alternative DT VI”); (ii) THL Equity Fund VI Investors (VNU), L.P., THL Equity Fund VI Investors (VNU) II, L.P., THL Equity Fund VI Investors (VNU) III, L.P. and THL Equity Fund VI Investors (VNU) IV, LLC; (iii) Thomas H. Lee (Alternative) Fund V, L.P. (“Alternative Fund V”), Thomas H. Lee (Alternative) Parallel Fund V, L.P. (“Alternative Parallel V”) and Thomas H. Lee (Alternative) Cayman Fund V, L.P. (“Alternative Cayman V”) (the foregoing entities listed in clauses (i) through (iii), the “THL Funds”); (iv) THL Coinvestment Partners, L.P. and Thomas H. Lee Investors Limited Partnership (the “THL Co-Invest Funds”) and (v) Putnam Investments Holdings, LLC, Putnam Investments Employees’ Securities Company I LLC, Putnam Investments Employees’ Securities Company II LLC and Putnam Investments Employees’ Securities Company III LLC (the “Putnam Funds”). THL Advisors (Alternative) VI, L.P. (“Advisors VI”) is the general partner of each of (a) Alternative Fund VI, which beneficially owns 24,920 Ordinary Shares and 3,494,154 YFCPECs, (b) Alternative Parallel VI, which beneficially owns 16,870 Ordinary Shares and 2,366,059 YFCPECs; and (c) Alternative DT VI, which beneficially owns 2,950 Ordinary Shares and 413,300 YFCPECs. Advisors VI is also the general partner of each of (x) THL Equity Fund VI Investors (VNU), L.P., which beneficially owns 17,275 Ordinary Shares and 2,422,002 YFCPECs, (y) THL Equity Fund VI Investors (VNU) II, L.P. which beneficially owns 180 Ordinary Shares and 25,301 YFCPECs and (z) THL Equity Fund VI Investors (VNU) III, L.P., which beneficially owns 265 Ordinary Shares and 37,198 YFCPECs. Advisors VI is the managing member of THL Equity Fund VI Investors (VNU) IV, LLC, which beneficially owns 930 Ordinary Shares and 130,527 YFCPECs. Thomas H. Lee Advisors (Alternative) VI, Ltd. (“Advisors VI Ltd.”) is the general partner of Advisors VI and may, therefore, be deemed to have shared voting and investment power over the Ordinary Shares and YFCPECs of Luxco held by each of these entities. The address of each of these entities is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, Georgetown, Grand Cayman, Cayman Islands, other than THL Equity Fund VI Investors (VNU) IV, LLC whose address is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110. THL Advisors (Alternative) V, L.P. (“Advisors V”) is the general partner of each of (a) Alternative Fund V, which beneficially owns 15,225 Ordinary Shares and 2,134,534 YFCPECs; (b) Alternative Parallel V, which beneficially owns 3,950 Ordinary Shares and 553,825 YFCPECs and (c) Alternative Cayman V, which beneficially owns 210 Ordinary Shares and 29,411 YFCPECs. Thomas H. Lee Advisors (Alternative) V Limited LDC (“LDC”) is the general partner of Advisors V and may, therefore, be deemed to have shared voting and investment power over the Ordinary Shares and YFCPECs held by each of these entities. The address of each of these entities is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, Georgetown, Grand Cayman, Cayman Islands. The Putnam Funds and the THL Co-Invest Funds are co-investment entities of certain of the THL Funds, and are contractually obligated to co-invest (and dispose of securities) alongside certain of the THL Funds on a pro rata basis. Voting and investment determinations with respect to the securities held by the THL Funds are made by a management committee consisting of Anthony J. DiNovi and Scott M. Sperling, and as such Messrs. DiNovi and Sperling may be deemed to share beneficial ownership of the securities held or controlled by the THL Funds. Each of Messrs. DiNovi and Sperling disclaims beneficial ownership of such securities. The address of each of Messrs. DiNovi and Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110. THL Coinvestment Partners, L.P. beneficially owns 45 Ordinary Shares and 6,410 YFCPECs. Thomas H. Lee Investors Limited Partnership beneficially owns 295 Ordinary Shares and 41,369 YFCPECs. The address of each of the THL Co-Invest Funds is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110. Putnam Investments Holdings, LLC beneficially owns 250 Ordinary Shares and 34,730 YFCPECs; Putnam Investments Employees’ Securities Company I LLC beneficially owns 105 Ordinary Shares and 14,507 YFCPECs; Putnam Investments Employees’ Securities Company II LLC beneficially owns 90 Ordinary Shares and 12,956 YFCPECs and Putnam Investments Employees’ Securities Company III LLC beneficially owns 125 Ordinary Shares and 17,828 YFCPECs. Each of these entities is contractually obligated to coinvest alongside either Thomas H. Lee (Alternative) Fund VI, L.P. or Thomas H. Lee (Alternative) Fund V, L.P. Therefore, Advisors VI and LDC may be deemed to have shared voting and investment power over the Ordinary Shares and YFCPECs held by these entities. The address for each of the Putnam Funds is c/o Putnam Investments, LLC, One Post Office Square, Boston, MA 02109.

Centerview Capital, L.P. (“Centerview Capital”) beneficially owns 3,860 Ordinary Shares and 540,496 YFCPECs. Centerview Employees, L.P. (“Centerview Employees”) beneficially owns 185 Ordinary Shares and 26,226 YFCPECs. The general partner of Centerview Capital is Centerview Capital GP, L.P., whose general partner is Centerview Capital GP LLC (“Centerview Capital GP”). The general partner of Centerview Employees is Centerview Capital GP. The sole member of Centerview Capital GP is Centerview Capital Holdings LLC (“Centerview Holdings”). Centerview VNU LLC (“Centerview VNU”) beneficially owns 1,010 Ordinary Shares and 141,682 YFCPECs. The managing member of Centerview VNU is Centerview Holdings. Centerview Holdings, by virtue of the relationships described above, may be deemed to have voting or investment control with respect to the shares held by Centerview Capital, Centerview Employees and Centerview VNU. Centerview Holdings disclaims beneficial ownership of such shares. The address of each of the entities and persons identified in this footnote is 31 West 52nd Street, New York, New York 10019. Centerview Holdings has formed an investment committee (the “Centerview Investment Committee”) that has the power to exercise voting and investment control over the shares held by Centerview Capital, Centerview Employees and Centerview VNU. The members of the Centerview Investment Committee are Adam D. Chinn, Blair W. Effron, David M. Hooper, James M. Kilts and Robert A. Pruzan. Each of the members of the Centerview Investment Committee and the members of Centerview Holdings disclaims beneficial ownership of such shares. Centerview Capital beneficially owns options to acquire 506,667 shares of common stock of Nielsen. Centerview Employees beneficially owns options to acquire 24,583 shares of common stock of Nielsen. The general partner of Centerview Capital is Centerview Capital GP, L.P., whose general partner is Centerview Capital GP. The general partner of Centerview Employees is Centerview Capital GP. The sole member of Centerview Capital GP is Centerview Holdings. Centerview Holdings, by virtue of the relationships described above, may be deemed to have voting or investment control with respect to the options held by Centerview Capital and Centerview Employees. Centerview Holdings disclaims beneficial ownership of such options. The address of each of the entities and persons identified in this footnote is 31 West 52nd Street, New York, New York 10019. The Centerview Investment Committee has the power to exercise voting and investment control over the options held by Centerview Capital and Centerview Employees. Each of the members of the Centerview Investment Committee and the members of Centerview Holdings disclaims beneficial ownership of such options. Of the 125,224,724 shares of common stock of Nielsen owned by Luxco, 1,513,216 are attributable to Centerview.

2014 Proxy Statement	Nielsen Holdings N.V.	63

OWNERSHIP OF SECURITIES

[2]

Based on the Schedule 13G filed on February 13, 2014, Capital Research Global Investors has sole voting power and sole investment power with respect to the shares of our common stock held by it. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

[3]

Of the shares shown as beneficially owned, 31,120 represent rights to acquire shares of common stock through the exercise of options within 60 days and 5,846 represent the right to receive shares of common stock upon the payout of vested deferred stock units.

[4]

Of the shares shown as beneficially owned, (a) 40,335 represent rights to acquire shares of common stock through the exercise of options within 60 days, (b) 5,828 represent the right to receive shares of common stock upon the payout of vested deferred stock units and (c) 18,600 shares are owned by a charitable foundation for which Mr. Pozen and his spouse are trustees with investment power.

[5]

Of the shares shown as beneficially owned, 0 represent rights to acquire shares of common stock through the exercise of options within 60 days and 6,291 represent the right to receive shares of common stock upon the payout of vested deferred stock units.

[6]

Of the shares shown as beneficially owned, 34,172 represent rights to acquire shares of common stock through the exercise of options within 60 days and 5,396 represent the right to receive shares of common stock upon the payout of vested deferred stock units.

[7]	Of the shares shown as beneficially owned, 3,640,625 represent rights to acquire shares of common stock through the exercise of options within 60 days.

[8]	Of the shares shown as beneficially owned, 153,288 represent rights to acquire shares of common stock through the exercise of options within 60 days.

[9]	Of the shares shown as beneficially owned, 84,844 represent rights to acquire shares of common stock through the exercise of options within 60 days.

[10]	Of the shares shown as beneficially owned, 445,703 represent rights to acquire shares of common stock through the exercise of options within 60 days.

[11]	Of the shares shown as beneficially owned, 46,758 represent rights to acquire shares of common stock through the exercise of options within 60 days.

[12]

Of the shares shown as beneficially owned, 5,090,679 represent rights to acquire shares of common stock through the exercise of options within 60 days and 23,361 represent the right to receive shares of common stock upon the payout of vested deferred stock units. Includes directors and executive officers as of March 10, 2014.

2014 Proxy Statement	Nielsen Holdings N.V.	64

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, persons who own more than 10% of a registered class of our equity securities and certain entities associated with the foregoing (the “Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Reporting Persons are required by SEC rules to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC.

Based solely on our review of copies of such reports and written representations from the Reporting Persons, we believe that the Reporting Persons complied with all Section 16(a) filing requirements during 2013 except that (1) the Company filed a form 4 late for one transaction on behalf of Mr. Barns because it did not receive the relevant information from the broker in a timely manner and (2) the Company filed a form 4 late for one transaction on behalf of Mr. Charlton in respect of shares withheld to cover taxes upon vesting of restricted stock units.

2014 Proxy Statement	Nielsen Holdings N.V.	65

Certain Relationships and Related Party Transactions

SHAREHOLDERS’ AGREEMENT AND TERMINATION AGREEMENT

On December 21, 2006, investment funds associated with or designated by AlpInvest Partners, The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts & Co. and Thomas H. Lee Partners entered into a shareholders’ agreement with Nielsen, Luxco and Valcon Acquisition B.V. (“Valcon”), a wholly-owned subsidiary of the Company. Subsequently, Centerview Partners (collectively, with the other private equity firms, the “Sponsors”) also became a party to the shareholders’ agreement. The shareholders’ agreement contained agreements among the parties with respect to, among other matters, the election of the members of our Board, restrictions on the issuance or transfer of securities (including tag-along rights, drag-along rights and public offering rights) and other special corporate governance provisions (including the right to approve various corporate actions and control committee composition). The shareholders’ agreement also provided for customary registration rights.

The shareholders’ agreement was subsequently amended and restated to provide for various changes in our governance, among other things, but on August 14, 2013, Nielsen entered into the Agreement Terminating the Amended and Restated Shareholders’ Agreement Regarding Nielsen Holdings N.V. (the “Termination Agreement”), dated as of August 14, 2013, with TNC B.V., Valcon, Luxco and funds associated with or designated by the Sponsors. The Termination Agreement terminates in all material respects the Amended and Restated Shareholders’ Agreement Regarding Nielsen Holdings N.V., dated as of January 31, 2011, as amended, by and among Nielsen, TNC, Valcon, Luxco and the Sponsors, other than with respect to certain specified provisions, including provisions regarding indemnification, access to information and confidentiality. The parties entered into the Termination Agreement in light of the Sponsor’s reduced ownership of Nielsen common stock.

In connection with the Termination Agreement, on August 14, 2013, Nielsen entered into separate letter agreements with affiliates of each of The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts & Co. and Thomas H. Lee Partners which provides such counterparty with the right to nominate one director to Nielsen’s Board of Directors directly, rather than through Luxco, if such counterparty holds, directly or indirectly, at least 3% of Nielsen’s voting power. (Hellman & Friedman no longer has a representative on our Board.)

Also in connection with the Termination Agreement, on August 14, 2013, Nielsen entered into a letter agreement with affiliates of AlpInvest Partners, which provides it with the right to receive information from the Company subject to confidentiality, insider trading restrictions and other provisions.

REGISTRATION RIGHTS AGREEMENT

In connection with our IPO, we entered into a registration rights agreement with each of the Sponsors and Luxco. Pursuant to this registration rights agreement, the Sponsors collectively have the right to an unlimited number of demand registrations, which may be exercised by Luxco at any time and from time to time after the expiration of lock-up agreements. Pursuant to such demand registration rights, we are required to register the shares of common stock beneficially owned by them directly or through Luxco with the SEC for sale by them to the public, provided that any demand that will result in the imposition of a lock-up on us and the Sponsors may not be made unless the shares requested to be sold by the demanding shareholders in such offering have an aggregate market value of at least $100 million. In addition, in the event that we are registering additional shares of common stock for sale to the public, whether on our own behalf or on behalf of the Sponsors or other shareholders with registration rights, the Sponsors have piggyback registration rights providing them with the right to have us include the shares of common stock owned by them in any such registration. In each such event, the Company is required to pay the registration expenses.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

SPONSOR-HELD DEBT

A portion of the borrowings under our senior secured credit facility have been purchased by certain of the Sponsors in market transactions not involving the Company. Based on information made available to the Company, amounts held by the Sponsors and their affiliates was $379 million as of December 31, 2013. Interest expense associated with amounts held by the Sponsors and their affiliates approximated $12 million during the year ended December 31, 2013. Of the $379 million of debt held by the Sponsors and their affiliates, Kohlberg Kravis Roberts & Co. and its affiliates held $155 million, The Blackstone Group and its affiliates held $167 million and The Carlyle Group and its affiliates held $57 million. The Sponsors, their subsidiaries, affiliates and controlling shareholders may, from time to time, depending on market conditions, seek to purchase debt securities issued by Nielsen or its subsidiaries or affiliates in open market or privately negotiated transactions or by other means. We make no undertaking to disclose any such transactions except as may be required by applicable laws and regulations.

EQUITY HEALTHCARE ARRANGEMENT

Effective January 1, 2009, we entered into an employer health program arrangement with Equity Healthcare LLC (“Equity Healthcare”). Equity Healthcare negotiates with providers of standard administrative services for health benefit plans and other related services for cost discounts, quality of service monitoring, data services and clinical consulting and oversight by Equity Healthcare. Because of the combined purchasing power of its client participants, Equity Healthcare is able to negotiate pricing terms from providers that are believed to be more favorable than the companies could obtain for themselves on an individual basis. Equity Healthcare is an affiliate of The Blackstone Group with whom Mr. Calhoun, the Executive Chairman of the Board of Directors of the Company and of the Supervisory Board of TNC B.V., is affiliated and in which he may have an indirect interest.

In consideration for Equity Healthcare’s provision of access to these favorable arrangements and its monitoring of the contracted third parties’ delivery of contracted services to us, we have paid Equity Healthcare a fee of $2.60 per participating employee per month (“PEPM”). As of December 31, 2013, we had approximately 7,000 employees enrolled in our self-insured health benefit plans in the United States. Equity Healthcare may also receive a fee from one or more of the health plans with whom Equity Healthcare has contractual arrangements if the total number of employees joining such health plans from participating companies exceeds specified thresholds. The PEPM fee for 2014 remains at $2.60.

COMMERCIAL RELATIONSHIP WITH TIBCO

Mr. Ranadivé, who has served on the Company’s Board of Directors since July 26, 2012, is the Chief Executive Officer and Chairman of the Board of Directors of TIBCO and owns approximately 7.6% of TIBCO’s capital stock. During the year ended December 31, 2013, the Company paid approximately $10.2 million to TIBCO. Of that amount, $7.0 million was for the purchase of software licenses and $3.2 million was for the purchase of related IT tech support services and training.

The disinterested members of the Board of Directors and our Audit Committee have approved our transactions with TIBCO from the date Mr. Ranadivé began serving on our Board of Directors in accordance with our Related Person Transaction Policy described below. On March 28, 2013, our Audit Committee preapproved the purchases of products and services from TIBCO in the amount of $10 million in any calendar year (which amount was increased to $11 million on December 19, 2013) or, if less, the limits imposed by the NYSE listing rules relating to director independence.

In addition, on December 19, 2013, the Audit Committee approved a one-time sale of data by the Company to TIBCO for $2 million. It also approved a revenue-sharing agreement between the companies in the event TIBCO sells additional Nielsen data to its customers. Nielsen receives 40% of such revenue. This agreement, effective December 20, 2013, will remain in effect for three years, but it will renew for an additional two years if Nielsen’s share of the revenue during the initial term exceeds $400,000. Nielsen may elect to terminate the agreement at the end of the initial term under certain circumstances. No revenue was realized by Nielsen from this revenue-sharing agreement through December 31, 2013.

2014 Proxy Statement	Nielsen Holdings N.V.	67

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

INVESTMENT IN THE PEREG FUND

On December 3, 2012, we entered into certain agreements (the “Agreements”) with Pereg Venture Fund I, LP (“Pereg Fund”), an investment vehicle focused on investments primarily in marketing, media and advertising related to early stage technology innovations. Itzhak Fisher, our Executive Vice President, serves as the Chairman of both Pereg Ventures LLC, the investment manager of Pereg Fund (the “Investment Manager”), and Pereg Ventures GP LP, the general partner of Pereg Fund (the “General Partner”). As of December 31, 2013, Mr. Fisher owned approximately 89% of each of the Investment Manager and the General Partner. Additionally, Mr. Fisher is an investor in Pereg Fund.

Pursuant to the Agreements, we became a Limited Partner of Pereg Fund and committed to make an investment in Pereg Fund in the amount of the lesser of (a) 19.9% of total commitments in Pereg Fund; and (b) $10,000,000. We are not obligated to fund our investment until such time as Pereg Fund has accepted subscriptions for commitments of $25,000,000 or more (inclusive of our commitment). As of the date of this Proxy Statement, we have not funded our investment in Pereg Fund.

The Agreements provide us with the following rights (among others): (a) Pereg Fund will apply the most favorable terms that it offers to any investor to our investment; (b) the General Partner will not accept commitments from, nor allow transfers to, any person identified by us as our competitor without our prior written consent; (c) the General Partner and Pereg Fund will give us a right of first refusal to pursue any investment in a portfolio company considered by Pereg Fund which operates in a business in which we currently operate or desire to operate (a “Nielsen Business”); and (d) we will have the opportunity to make an offer to acquire Pereg Fund’s interest in a portfolio company which Pereg Fund seeks to dispose of and which is engaged in a Nielsen Business. Notwithstanding the foregoing rights, we have no role in the management of Pereg Fund nor in the selection of or the decision by Pereg Fund to invest in or dispose of any of Pereg Fund’s investments. Additionally, we have no oversight authority with respect to Pereg Fund, nor will we be a sponsor or manager of Pereg Fund.

The Investment Manager will charge Pereg Fund a management fee of 2% per year of each investor’s committed capital in Pereg Fund. Additionally, the General Partner will receive 20% of the profits which are distributable from Pereg Fund (payable after Pereg Fund has returned invested capital to investors)(the “Carried Interest”). Mr. Fisher did not receive any form of compensation from Pereg Fund, the General Partner or the Investment Manager in the year ended December 31, 2013. Additionally, Mr. Fisher is not expected to receive any compensation when Pereg Fund closes or during its operation, and is only expected to receive his share of the Carried Interest and any amounts payable to him as a result of his investment in Pereg Fund.

On July 26, 2012, our Board of Directors (composed entirely of disinterested members) approved our investment in Pereg Fund.

ADVISORY SERVICES BY KKR CAPITAL MARKETS

On February 11, 2013, in connection with the commencement of an amendment process to improve the pricing of our senior secured term loan facilities, we entered into an advisory agreement with certain financial institutions, including KKR Capital Markets (“KCM”), whereby such institutions agreed to provide advisory services in connection with the amendment. KCM is a subsidiary of Kohlberg Kravis Roberts & Co., an entity that is one of our Sponsors and has one of its members, Alexander Navab, serving on our board of directors. In February 2013, KCM received fees of $517,903 pursuant to the agreement.

This transaction was approved by our Audit Committee (composed entirely of disinterested members) on February 11, 2013 in accordance with our Related Person Transaction Policy.

REVIEW, APPROVAL OR RATIFICATION OF CERTAIN TRANSACTIONS WITH RELATED PERSONS

We have adopted a written Related Person Transaction Policy which requires that all Related Person Transactions (defined as all transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any Related Person (defined as any person described in paragraph (a) of Item 404 of Regulation S-K) will have a direct or indirect material interest) be approved or ratified by a committee of the Board composed solely of independent directors who are disinterested or by the disinterested members of the Board. We have complied with the Policy since its adoption.

2014 Proxy Statement	Nielsen Holdings N.V.	68

Shareholder Proposals for the 2015 Annual Meeting of Shareholders

If any shareholder wishes to propose a matter for consideration at our 2015 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to the Corporate Secretary, Nielsen Holdings N.V., 40 Danbury Road, Wilton, Connecticut 06897. To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2015 Annual Meeting Proxy Statement and form of proxy to be made available in April 2015, a proposal must be received by the Corporate Secretary on or before December 15, 2014.

For a shareholder to request the Board to place a matter on the agenda of the general meeting of shareholders, including director nominations, the shareholders who qualify to do so under applicable law must have given timely notice thereof in writing to the Corporate Secretary and such request must be accompanied by reasons. To be timely, a shareholder’s notice complying with the requirements set forth in our articles of association and Advance Notice Policy must be delivered to the Corporate Secretary at 40 Danbury Road, Wilton, Connecticut 06897 at least 60 days prior to the date of the relevant general meeting of shareholders. Our Advance Notice Policy has other requirements that must be followed in connection with submitting requests to place matters on the agenda. The Board may decide not to place any such proposal on the agenda of a shareholders’ meeting if the request by the relevant shareholders is, in the given circumstances, unacceptable pursuant to the standards of reasonableness and fairness (which may include circumstances where the Board, acting reasonably, is of the opinion that putting such item on the agenda would be detrimental to a vital interest of the Company).

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the Proxy Materials by contacting the Corporate Secretary, Nielsen Holdings N.V., 40 Danbury Road, Wilton, Connecticut 06897, (203) 563-3500.

2014 Proxy Statement	Nielsen Holdings N.V.	69

Form 10-K

The Company filed its Annual Report on Form 10-K for the year ended December 31, 2013 with the SEC on February 21, 2014. All of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K, are available free of charge on our website, www.nielsen.com/investors under SEC Filings. Copies of our Annual Report on Form 10-K for the year ended December 31, 2013, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Corporate Secretary

40 Danbury Road,

Wilton, Connecticut 06897

Other Business

The Board of Directors does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Harris Black

Corporate Secretary

2014 Proxy Statement	Nielsen Holdings N.V.	70

ANNEX A

Nielsen Holdings Executive Annual Incentive Plan

1. Purpose of the Plan

The purpose of the Plan is to motivate executives to accomplish short-term business performance goals that contribute to long-term business objectives.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	“Affiliate” shall mean, with respect to any entity, any entity directly or indirectly controlling, controlled by, or under common control with, such entity.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	“Change in Control” shall have the meaning given to it in the Company’s Amended and Restated 2010 Stock Incentive Plan (as such plan is amended from time to time) or any successor plan (the “ Equity Plan”).

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations and guidance promulgated thereunder.

(e)	“Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto), to which the Compensation Committee of the Board has delegated any of its duties hereunder.

(f)	“Company” shall mean Nielsen Holdings N.V., a Netherlands entity.

(g)	“Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(h)	“Disability” or “Disabled” shall, unless otherwise agreed by the Company (or any of its Subsidiaries) in a written employment agreement or employment letter with such Participant, be defined within the meaning of the term “Disability” as set forth in Section 409A. The Disability determination shall be in the sole discretion of the Committee.

(i)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor thereto.

(j)	“First Quarter” shall mean the period of calendar days during a given Performance Period that is equal to 25% of the full number of calendar days falling within such Performance Period (which shall in no event be more than 90 days).

(k)	“Participant” shall mean each officer of the Company and other key employee of the Company or any of its Subsidiaries whom the Committee designates as a participant under the Plan.

(l)	“Performance Period” shall mean each fiscal year of the Company or such shorter period, as determined by the Committee.

(m)	“Plan” shall mean the Nielsen Holdings Executive Annual Incentive Plan, as set forth herein and as may be amended and in effect from time to time.

(n)	“Section 409A” shall mean Section 409A of the Code and any rules, regulations and other official guidance promulgated thereunder.

(o)	“Service Recipient” means the Company, any of its Subsidiaries, or any of its Affiliates that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the person is a “service provider” (within the meaning of Treasury Regulation Section 1.409A-1(or any successor regulation).

(p)	“Share” shall mean a share of common stock of the Company.

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ANNEX A – Nielsen Holdings Executive Annual Incentive Plan

(q)	“Subsidiary” shall mean a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3. Administration

(a)	The Plan shall be administered and interpreted by the Committee and the Plan shall, to the extent reasonably possible, be administered and interpreted by the Committee in a manner which would be expected to cause any award intended to be qualified as performance-based compensation under Section 162(m) of the Code to so qualify. The Committee shall establish the performance objective(s) for any Performance Period in accordance with Section 4 and certify whether and to what extent such performance objective(s) have been obtained. Any determination made by the Committee under the Plan shall be final, conclusive and binding on the Company, any of its Subsidiaries, any Participant and any other person dealing with the Plan.

(b)	The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or any of its Subsidiaries) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

(c)	The Committee may delegate its authority under this Plan; provided that the Committee shall in no event delegate its authority with respect to the compensation of the Chief Executive Officer of the Company or any other individual whose compensation the Board or Committee reasonably believes may become subject to Section 162(m) of the Code.

4. Bonuses

(a)	Performance Criteria. No later than the last day of the First Quarter of a given Performance Period (or such other date as may be required or permitted under Section 162(m) of the Code), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for each such Performance Period. Any such performance objective(s) will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating plan EBITDA; (v) operating income; (vi) net income; (vii) adjusted cash net income; (viii) adjusted cash net income per Share; (ix) net income per Share; (x) book value per Share; (xi) return on members’ or shareholders’ equity; (xii) expense management; (xiii) return on investment; (xiv) improvements in capital structure; (xv) profitability of an identifiable business unit or product; (xvi) maintenance or improvement of profit margins; (xvii) stock price; (xviii) market share; (xix) revenue or sales; (xx) costs; (xxi) cash flow; (xxii) working capital; (xxiii) multiple of invested capital; (xxiv) total return; and (xxv) such other objective performance criteria as determined by the Committee in its sole discretion, to the extent permitted by Section 162(m) of the Code. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. The Committee may provide as part of any bonus opportunity intended to qualify as performance-based compensation under section 162(m) of the Code that any evaluation of performance may include or exclude the impact, if any, on reported financial results and other performance criteria described herein of any of the following events that occurs during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) changes in tax laws, accounting principles or other laws or provisions; (d) reorganization or restructuring programs; (e) acquisitions or divestitures; (f) foreign exchange gains and losses; (g) gains and losses that are treated as extraordinary items under Financial Accounting Standard No. 145 (Accounting Standards Codification 225); and (h) any other event as determined by the Committee in its sole discretion to the extent permitted under Section 162(m) of the Code. To the extent such inclusions or exclusions affect bonuses to Participants, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

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ANNEX A – Nielsen Holdings Executive Annual Incentive Plan

(b)	Target Incentive Bonuses: Discretionary Bonuses.

(i)	No later than the last day of the First Quarter of a given Performance Period (or such other date as may be required or permitted under Section 162(m) of the Code), the Committee shall establish incentive bonus opportunities for each individual Participant based on the attainment of one or more of the performance criteria set forth in Section 4(a).

(ii)	The Committee may also, in its sole discretion, grant separate non-performance based bonuses, if any, to such Participants, if any, as the Committee may determine, in respect of any given Performance Period, that is not subject to the requirements of Section 4(a) and (c) of this Plan. Any such discretionary bonuses shall be deemed to have been paid outside of this Plan.

(c)	Determination of Bonuses/Maximum Amount Payable. As soon as practicable after the applicable Performance Period ends, the Committee shall (x) determine (i) whether and to what extent any of the performance objective(s) established for the relevant Performance Period under Section 4(a) have been satisfied and certify to such determination, and (ii) for each Participant who is employed by the Company or one of its Subsidiaries as of the date on which bonuses under the Plan for the applicable Performance Period are payable, unless otherwise determined by the Committee (to the extent permitted under Section 162(m) of the Code, to the extent applicable to the Company and the Plan), the actual bonus to which such Participant shall be entitled, taking into consideration the extent to which the performance objective(s) have been met and such other factors as the Committee may deem appropriate, and (y) cause such bonus to be paid to such Participant in accordance with Section 5. Any provision of this Plan notwithstanding, in no event shall any Participant receive a bonus under this Plan in respect of any fiscal year of the Company in excess of $7,500,000 or in excess of the bonus amount actually earned pursuant to Section 4(b)(i).

(d)	Negative Discretion. Notwithstanding anything else contained in Section 4(c) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(c) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(c).

(e)	Death or Disability. If a Participant dies or becomes Disabled prior to the date on which bonuses under the Plan for the applicable Performance Period are payable, such Participant may receive an annual bonus equal to the bonus otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period or, if determined by the Committee, based upon achieving targeted performance objectives, multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Participant’s death or Disability occurs prior to and including the date of the Participant’s death or Disability and the denominator of which is the total number of days in the Performance Period or such other amount as the Committee may deem appropriate.

(f)	Other Termination of Employment. Unless otherwise determined by the Committee and except as may otherwise be provided in Section 4(e) above, no bonuses shall be payable under this Plan in respect of any Performance Period to any Participant whose employment terminates prior to the last day of such Performance Period.

(g)	Partial Performance Period. To the extent permitted under Section 162(m) of the Code, unless otherwise determined by the Committee, if a Participant is hired or rehired by the Company (or any of its Subsidiaries) after the beginning of a Performance Period (or such corresponding period if the Performance Period is not a fiscal year) for which a bonus is payable hereunder, such Participant may, if determined by the Committee, receive an annual bonus equal to the bonus otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period or, if determined by the Committee, based upon achieving targeted performance objectives, multiplied by a fraction, the numerator of which is the number of days of active employment with the Company (or any of its Subsidiaries) during the Performance Period and the denominator of which is the total number of days in the Performance Period or such other amount as the Committee may deem appropriate.

(h)	Change in Control. In the event of a Change in Control, the Committee (as constituted immediately prior to the Change in Control) shall, in its sole discretion, determine whether and to what extent the performance criteria have been met or shall be deemed to have been met for the year in which the Change in Control occurs and for any completed Performance Period for which a determination has not yet been made under Section 4(c).

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ANNEX A – Nielsen Holdings Executive Annual Incentive Plan

(i)	Forfeiture/Clawback. In addition to any otherwise applicable conditions herein, the Committee may, in its sole discretion, but acting in good faith, direct that the Company recover all or a portion of any bonus payable hereunder upon the occurrence of a breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or the restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct. For purposes of this Section 4(i), errors, omissions, fraud, or misconduct may include, but is not limited to, circumstances where the Company has been required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, as enforced by the Securities and Exchange Commission, and the Committee has determined in its sole discretion that such Participant had knowledge of the material noncompliance or the circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring such noncompliance to the attention of the appropriate individuals within the Company, or the Participant personally or knowingly engaged in practices which materially contributed to the circumstances that enabled a material noncompliance to occur.

5. Payment

(a)	In General. Except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained or, in the case of any bonus payable under the provisions of Section 4(d), after the Committee determines the amount of any such bonus; provided, however, that in any event all payments made hereunder shall be in accordance with or exempt from the requirements of Section 409A of the Code.

(b)	Form of Payment. All bonuses payable under this Plan shall be payable in cash or, at the discretion of the Committee, in awards under the Company’s Equity Plan.

6. General Provisions

(a)	Effectiveness of the Plan. The Plan shall become effective on the date on which it is adopted by the Board (the “Effective Date”), subject to the approval of the shareholders of the Company. Unless earlier terminated, the Plan shall terminate on the date of the Company’s first shareholders’ meeting in 2019; provided that any bonus opportunities granted under the Plan prior to such date shall remain outstanding and payable pursuant to the Plan.

(b)	Amendment and Termination. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall materially adversely affect the rights of any Participant in respect of any fiscal year which has already commenced, and no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees under Section 162(m) of the Code, if such amounts are otherwise intended by the Committee to be so qualified.

(c)	No Right to Continued Employment or Awards. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries. No Participant shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or beneficiaries. The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not the Participants are similarly situated).

(d)	No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

(e)	Nonalienation of Benefits. No Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

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ANNEX A – Nielsen Holdings Executive Annual Incentive Plan

(f)	Withholding. A Participant may be required to pay to the Company or any of its Subsidiaries and the Company or any of its Subsidiaries shall have the right and is hereby authorized to withhold from any payment due under this Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any payment under this Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

(g)	Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(h)	Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws, except to the extent that the matter in question is mandatorily required to be governed by Netherlands law, in which case it will be governed by the applicable provision of Netherlands law.

(i)	Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

(j)	Compliance with Section 409A. The Plan is intended to comply with or be exempt from Section 409A and will be interpreted in a manner intended to comply with Section 409A. Notwithstanding anything herein to the contrary, if at the time of the Participant’s separation from service with any Service Recipient the Participant is a “specified employee” as defined in Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months and one day following the Participant’s separation from service with all Service Recipients (or the earliest date as is permitted under Section 409A), if such payment or benefit is payable upon a separation from service with any Service Recipient. Each payment made under the Plan shall be designated as a “separate payment” within the meaning of Section 409A.

2014 Proxy Statement	Nielsen Holdings N.V.	A-5

NIELSEN HOLDINGS N.V.

40 DANBURY ROAD

WILTON, CT 06897-4445

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 5, 2014 (May 1, 2014 for 401(k) plan shareholders). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NLSN

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 5, 2014 (May 1, 2014 for 401(k) plan shareholders). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by May 5, 2014 (May 1, 2014 for 401(k) plan shareholders).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M67987-P45822	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NIELSEN HOLDINGS N.V.

The Board of Directors recommends you vote FOR each of the nominees on Proposal 3, and FOR Proposals 1, 2, 4, 5, 6, 7, 8 and 9:			For	Against	Abstain

1.

To (a) adopt our Dutch statutory annual accounts for the year ended December 31, 2013 and (b) authorize the preparation of our Dutch statutory annual accounts and the annual report of the Board of Directors required by Dutch law, both for the year ending December 31, 2014, in the English language.

			☐	☐	☐

2.	To discharge the members of the Board of Directors from liability pursuant to Dutch law in respect of the exercise of their duties during the year ended December 31, 2013.		☐	☐	☐			For	Against	Abstain

3.	To elect the directors listed below.					4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐

	3a.	James A. Attwood, Jr.	☐	☐	☐	5.	To appoint Ernst & Young Accountants LLP as our auditor who will audit our Dutch statutory annual accounts for the year ending December 31, 2014.	☐	☐	☐

	3b.	David L. Calhoun	☐	☐	☐	6.	To approve the Nielsen Holdings Executive Annual Incentive Plan.	☐	☐	☐

	3c.	Karen M. Hoguet	☐	☐	☐	7.

To approve the extension of the authority of the Board of Directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until November 6, 2015 on the open market, through privately negotiated transactions or in one or more self tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the most recently available (as of the time of repurchase) price of a share (or depositary receipt) on any securities exchange where our shares (or depositary receipts) are traded.

								☐	☐	☐
	3d.	James M. Kilts	☐	☐	☐
	3e.	Alexander Navab	☐	☐	☐

	3f.	Robert Pozen	☐	☐	☐	8.	To amend our articles of association to change the company name to Nielsen N.V.	☐	☐	☐

	3g.	Vivek Ranadivé	☐	☐	☐

	3h.	Ganesh Rao	☐	☐	☐	9.	To approve, in a non-binding, advisory vote, the compensation of our named executive officers as disclosed in the Proxy Statement pursuant to the rules of the Securities and Exchange Commission.	☐	☐	☐

	3i.	Javier G. Teruel	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Admission Ticket

NIELSEN HOLDINGS N.V.

Annual Meeting of Shareholders

May 6, 2014

9:00 a.m. (Eastern Time)

www.virtualshareholdermeeting.com/NLSN

or

The offices of Clifford Chance LLP

Droogbak 1A

Amsterdam, the Netherlands

DIRECTIONS: Please visit www.cliffordchance.com or call their offices in Amsterdam, the Netherlands at 31-20-711-9000.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report on Form 10-K, Year in Review and Dutch Annual Report are available at www.proxyvote.com. You will need the 12-digit control number included on this proxy card in order to access the proxy materials on www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M67988-P45822

NIELSEN HOLDINGS N.V.

Annual Meeting of Shareholders

May 6, 2014 9:00 AM (Eastern Time)

This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder(s) of Nielsen Holdings N.V. hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof, acknowledge(s) receipt of the Proxy Statement, dated April 14, 2014, and appoint(s) Mitch Barns, James W. Cuminale and Harris Black, and each of them, as the undersigned’s true and lawful proxies, each with the power to appoint his substitute(s), and hereby authorize(s) them to represent and to vote all of the shares of Nielsen Holdings N.V. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. (Eastern Time) on Tuesday, May 6, 2014, and at any adjournment or postponement thereof, upon all subjects that may properly come before the annual meeting, including the matters described in the proxy statement furnished with this proxy card, subject to the directions indicated on the reverse side of this card, with all the power the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S) ON THE REVERSE SIDE OF THIS PROXY CARD. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE APPROVAL OF PROPOSALS 1 THROUGH 9, WHICH PROPOSALS ARE LISTED ON THE REVERSE SIDE OF THIS PROXY CARD, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE